                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                          INVESTORS REAL ESTATE TRUST
                          ---------------------------
        (Exact name of registrant as specified in governing instruments)

                              12 SOUTH MAIN STREET
                                MINOT, ND 58701
          (Address of principal executive offices, including zip code)

                            ----------------------

                              TIMOTHY P. MIHALICK
                             12 SOUTH MAIN STREET
                                MINOT, ND 58701
                       (Name and address of agent for service)

                         Copies of communications to:

                          THOMAS A. WENTZ, JR., ESQ.
                           PRINGLE & HERIGSTAD, P.C.
                                 P.O. BOX 1000
                             MINOT, ND 58702-1000
                                (701) 852-0381
                              FAX (701) 857-1361

                            ----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of
1933, check the following box.   X

                                    CALCULATION OF REGISTRATION FEE

                                               Proposed Maximum          Proposed Maximum
Title of securities        Amount to be        Proposed Maximum         aggregate offering        Amount of
  to be registered          registered             per unit                   price            registration fee
----------------------------------------------------------------------------------------------------------------
  Investors Real        2,500,000 shares       $7.45 per share            $18,625,000.00           $6,422.46
Estate Trust Shares                                                     aggregate offering
  of Beneficial                                                                price
    Interest

The registrant hereby amends this registration statement on such dates or date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                       I

                             Cross Reference Sheet

Part I.  Information Required in Prospectus
                                                              Page Location In
Item                                                          This S-11 Filing
----                                                          ----------------

1  Forepart of Registration Statement and Outside Front Cover
     Page of Prospectus............................................I, 1, 2 & 3
2  Inside Cover Page of Prospectus....................................3, 4 & 5
3  Summary Information, Risk Factors and Ratio of Earnings to
     Fixed Charges....................................................10 to 21
4  Determination of Offering Price..........................................32
5  Dilution.................................................................33
6  Selling Security Holders................................................N/A
7  Plan of Distribution...............................................33 to 34
8  Use of Proceeds....................................................34 to 36
9  Selected Financial Data.............................................36 & 37
10 Management's Discussion and Analysis of Financial Condition
     and Results of Operations........................................38 to 45
11 General Information as to Investors Real Estate Trust..............45 to 48
12 Policy with Respect to Certain Activities..........................48 to 51
13 Investment Policies of Investors Real Estate Trust.................51 to 52
14 Description of Real Estate.........................................52 to 56
15 Tax Treatment of the Trust and Its Security Holders................62 to 74
16 Market Price Of and Dividends on the Trust's Shares of Beneficial
     Interest.........................................................74 to 77
17 Description of the Trust's Securities....................................77
18 Legal Proceedings.......................................................N/A
19 Security Ownership of Certain Beneficial Owners
     and Management...................................................77 to 80
20 Directors and Executive Officers...................................78 to 80
21 Executive Compensation..............................................80 & 81
22 Certain Relationships and Related Transactions.....................80 to 84
23 Selection, Management and Custody of Trust's Investments.................84
24 Policies with Respect to Certain Transactions.......................84 & 85
25 Limitations of Liability...........................................85 to 87
26 Financial Statements and Information..............................93 to 137
27 Interests of Named Experts and Counsel..........................30, 22 & 67
28 Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities........................................................65

Part II.  Information Not Required in Prospectus
Item
----
30 Other Expenses of Issuance and Distribution.............................138
31 Sales to Special Parties................................................138
32 Recent Sales of Unregistered Securities...........................138 & 139
33 Indemnification of Directors and Officers...............................139
34 Treatment of Proceeds from Stock Being Registered.......................139
35 Financial Statements and Exhibits................................139 to 141
36 Undertakings.....................................................141 to 143

                                      II

Effective Date: ______________, 1997   ___________CST
Prospectus

                          INVESTORS REAL ESTATE TRUST
                              12 South Main Street
                                Minot, ND 58701
                                 (701) 852-1756

                  FOR 2,000,000 SHARES OF BENEFICIAL INTEREST
                OF INVESTORS REAL ESTATE TRUST WITHOUT PAR VALUE
                    MINIMUM PURCHASE:  100 SHARES ($745.00)(1)
                        OFFERING PRICE:  $7.45 PER SHARE

                          -----------------------------

All of the shares of Beneficial Interest offered hereby (the "Shares) are being sold on a best efforts basis by Investors Real Estate Trust (the "Trust"). A best efforts basis means there is no assurance that any of the shares will be sold.2 The Trust is a North Dakota Real Estate Investment Trust which has operated as a real estate investment trust ("REIT") since its formation on July 31, 1970, and is organized for the purpose of investment in real estate and loans secured by real estate. The Trust's investment objectives are to provide investors appreciation of capital, greater security through investment diversification and a high level of distributable income. The Trust owns or holds interests in a portfolio of real estate or real estate backed mortgages located in nine states. The proceeds from this offering will be added to the Trust's operating capital to be used for the construction of residential apartment buildings. See "Use of Proceeds."

All of the shares of Beneficial Interest offered hereby (the "Offering") are being sold only by Broker-Dealers as described under "Plan of Distribution." Since October 17, 1997, the shares have been listed and traded on the NASDAQ small cap market. See "Market Price Of and Dividends On the Trust's Shares Of Beneficial Interest."

INVESTMENT IN THE SHARES INVOLVES CERTAIN MATERIAL RISKS AND THERE IS NO GUARANTEE OF RETURN ON INVESTMENT. SEE "RISK FACTORS." AMONG SUCH RISKS ARE THE FOLLOWING:

      - ECONOMIC CONDITIONS THAT THE TRUST CANNOT CONTROL MAY HAVE A NEGATIVE EFFECT ON THE VALUE OF THE TRUST'S INVESTMENTS AND AMOUNT OF CASH THAT THE TRUST RECEIVES FROM TENANTS.

      - THE TRUST INTENDS TO BORROW 70% OF THE COST OF REAL ESTATE PURCHASED OR CONSTRUCTED.

      - THE PUBLIC TRADING MARKET FOR THE SHARES HAS ONLY RECENTLY DEVELOPED, AND THERE IS NO ASSURANCE THAT IT WILL CONTINUE.

      -     TAXATION OF THE TRUST AS A CORPORATION IF IT FAILS TO QUALIFY AS A
            REIT.

                                       1                         Page 3 of 233

      - THE ESTIMATED BOOK VALUE OF TRUST SHARES AFTER THIS OFFERING WILL BE $4.39. A PURCHASER PAYING $7.45 PER SHARE WILL INCUR AN IMMEDIATE BOOK VALUE DILUTION OF $3.06 PER SHARE.

      - THE TRUST MUST RELY ON THE ADVISOR WITH RESPECT TO ALL INVESTMENT DECISIONS, SUBJECT TO APPROVAL BY THE BOARD OF TRUSTEES.

      -     THE SHARE PRICE IS ARBITRARILY DETERMINED.

      - THE ADVISOR AND ITS AFFILIATES ARE OR MAY BE ENGAGED IN OTHER ACTIVITIES THAT MAY RESULT IN POTENTIAL CONFLICTS OF INTEREST WITH THE SERVICES THAT THE ADVISOR WILL PROVIDE TO THE TRUST.

      - THE TRUST IS CURRENTLY THE GENERAL PARTNER FOR SEVEN LIMITED PARTNERSHIPS. WITH THE EXCEPTION OF ONE LIMITED PARTNERSHIP, NONE OF THE LIMITED PARTNERSHIPS HAVE PRODUCED SUFFICIENT CASH TO REPAY THEIR DEBT TO THE TRUST.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             PRICE TO PUBLIC(3)  SELLING COMMISSION(4)    PROCEEDS TO TRUST(5)
------------------------------------------------------------------------------
 PER SHARE        $7.45                 $.60                     $6.85
------------------------------------------------------------------------------
   TOTAL       $14,900,000           $1,200,000               $13,700,000
------------------------------------------------------------------------------

The Trust has registered 2,500,000 of its shares of Beneficial Interest no par value per share, of which 500,000 shares are available only to shareholders who participate in the Trust's dividend reinvestment plan. See "Dividend Reinvestment Plan." The shares offered hereby (the "Offering") will be sold by securities broker-dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD").


------------------------------

    (1) Except in Minnesota where the minimum purchase shall be 335.57 shares or $2,500 or 268.45 shares or $2,000 for retirement plan purchases. In addition, a purchaser who is a Minnesota resident must meet the following suitability requirements:

     1) Either individually or with a spouse has an annual gross income of at least $60,000 during the previous calendar year, have a net worth of at least $60,000 (exclusive of principal residence and its furnishings and automobile), and are purchasing shares for only the investors own account or retirement plan.

     2) Either individually or with a spouse have a net worth of at least $225,000 (exclusive of the principal residence and its furnishings and automobiles), and are purchasing shares for only the investors own account or retirement plan.

    (2) The shares are being offered on a "best efforts" basis. The termination date of the offering shall be a date not later than one year after the date of this Prospectus. Any proceeds received from subscribers for the shares will not be placed in escrow or trust.

    (3) The offering price of the shares was arbitrarily determined by the Trust based on the price at which the shares have previously traded. See "Determination of Offering Price."

                                       2                         Page 4 of 233

    (4) The Trust will pay the securities broker-dealers a commission of 8% (approximately $.60 per share) for the shares of Beneficial Interest sold by them. In no event shall the commissions payable exceed this amount.

    (5) The proceeds to the Trust do not include a deduction for the expenses, other than the soliciting dealer's commission, incurred by the Trust as a result of the offering. These expenses are estimated to be a minimum of $51,000 and a maximum of $349,000 for legal fees, advertising, printing, promotion, registration fees and accounting fees. See Risk Factors - Front-End Fees.















                                       3                         Page 5 of 233

                               TABLE OF CONTENTS

                                                               PROSPECTUS PAGE
                                                               ---------------
SUMMARY OF THE OFFERING...................................................8-19

THE TRUST...................................................................20

BUSINESS OBJECTIVES.........................................................22
     Portfolio Mix..........................................................22
     Leverage...............................................................22

AVAILABLE INFORMATION CONCERNING THE TRUST..................................22
     Securities and Exchange Commission.....................................22
     Reports to Security Holders............................................23
     Incorporation by Reference.............................................23

RISK FACTORS................................................................23
     Price of Shares Arbitrarily Determined.................................23
     High Leverage..........................................................23
     Failure to Qualify as a Real Estate Investment Trust...................23
     Best Efforts Sale......................................................24
     Business Environment...................................................24
     Risks Related to Mortgage Lending......................................24
     Relationship with Advisor..............................................25
     Conflict of Interest...................................................25
     Environmental Liability................................................26
     Competition............................................................26
     Liquidity..............................................................26
     Affiliated Limited Partnerships........................................26
     Front-End Fees.........................................................27

COMPENSATION TABLE..........................................................27

CONFLICTS OF INTEREST.......................................................28
     Transactions with Affiliates and Related Parties.......................29
     Compensation to the Advisor and Conflicts of Interest..................29
     Competition by the Trust with Affiliates...............................29
     Non-Arm's Length Agreements............................................30
     Lack of Separate Representation........................................30

DETERMINATION OF OFFERING PRICE.............................................30

DILUTION....................................................................31

PLAN OF DISTRIBUTION........................................................31

USE OF PROCEEDS.............................................................32

SELECTED FINANCIAL DATA - ANNUAL............................................34

                                       4                         Page 6 of 233

TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS........................34

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS..............................................34
     General................................................................34
     Results of Operations..................................................34
        Six Months Ended October 31, 1997...................................34
        Fiscal Year 1997 Compared to Fiscal Year 1996.......................38
        Fiscal Year 1996 Compared to Fiscal Year 1995.......................41

GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST.......................43
     Organization of Trust..................................................43
     Governing Instruments of Trust.........................................43
     Independent Trustees...................................................43
     Shareholder Meetings...................................................45

STRUCTURE OF THE TRUST......................................................45

POLICY WITH RESPECT TO CERTAIN ACTIVITIES...................................46
     To Issue Senior Securities.............................................46
     To Borrow Money........................................................46
     To Make Loans To Other Persons.........................................47
     Mortgage Loans Receivable - Unrelated..................................47
     To Invest in the Securities of Other Issuers for the Purpose of
           Exercising Control...............................................47
     Consolidated Partnerships .............................................48
     To Underwrite Securities of Other Issuers..............................48
     To Engage in the Purchase and Sale (or Turnover) of Investments........48
     To Offer Securities in Exchange for Property...........................48
     To Repurchase or Otherwise Reacquire Its Shares or Other Securities....49
     To Make Annual and Other Reports to Shareholders.......................49

INVESTMENT POLICIES OF THE TRUST............................................49
     Investments in Real Estate or Interests in Real Estate.................49
     Investments in Real Estate Mortgages...................................50
     Investments in Other Securities........................................50
     Investments in Securities Of or Interests In Persons Primarily
           Engaged in Real Estate Activities................................50

DESCRIPTION OF REAL ESTATE..................................................50
     INVESTMENT PORTFOLIO - INVESTORS REAL ESTATE TRUST
           AS OF SEPTEMBER 30, 1997.........................................50
     Real Estate Owned......................................................50
     Title..................................................................54
     Insurance..............................................................54
     Planned Improvements...................................................54
     Contracts or Options to Sell...........................................54
     Occupancy and Leases...................................................54

SHARES AVAILABLE FOR FUTURE SALE............................................54

                                       5                         Page 7 of 233

OPERATING PARTNERSHIP AGREEMENT.............................................55
     Management.............................................................56
     Transferability of Interests...........................................56
     Capital Contribution...................................................57
     Exchange Rights........................................................58
     Registration Rights....................................................58
     Operations.............................................................58
     Distributions..........................................................59
     Allocations............................................................59
     Term...................................................................59
     Fiduciary Duty.........................................................59
     Tax Matters............................................................59

TAX TREATMENT OF THE TRUST AND ITS SECURITY HOLDERS.........................60
     Federal Income Tax.....................................................60
     North Dakota Income Tax................................................61
     Taxation of the Trust's Shareholders...................................62
     Taxation of Tax-Exempt Shareholders....................................62
     Tax Considerations for Foreign Investors...............................63
     Backup Withholding.....................................................63
     State and Local Taxes..................................................64
     Other Tax Considerations...............................................64
     Tax Aspects of the Operating Partnership...............................64
     Classification as a Partnership........................................65
     Income Taxation of the Operating Partnership and Its Partners..........66

ERISA CONSIDERATIONS........................................................69

MARKET PRICE OF AND DIVIDENDS ON THE TRUST'S SHARES OF BENEFICIAL
     INTERESTS..............................................................72
     Market for the Registrant's Common Stock and Related Security
           Holder Matters...................................................72
     Dividend History.......................................................73

DIVIDEND REINVESTMENT PLAN..................................................74

DESCRIPTION OF THE TRUST'S SECURITIES.......................................75
     Description of Shares of Beneficial Interest...........................75
     Restrictions on Transfer...............................................75

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............75

EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...78

ADVISORY AGREEMENT..........................................................79
     Basic Compensation.....................................................80
     Additional Compensation................................................81
     Limitation.............................................................81
     Roger R. Odell.........................................................81
     Thomas A. Wentz, Sr....................................................82

                                       6                         Page 8 of 233

SELECTION, MANAGEMENT AND CUSTODY OF TRUST'S INVESTMENTS....................82
     Management of Trust's Investments......................................82

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS...............................82

LIMITATIONS OF LIABILITY....................................................83

LEGAL MATTERS...............................................................85

EXPERTS.....................................................................85

GLOSSARY OF TERMS...........................................................86

CONSOLIDATED FINANCIAL STATEMENTS - AS OF APRIL 30, 1997 AND 1996
     AND INDEPENDENT AUDITOR'S REPORT......................................F-1
     - SIX MONTHS ENDED OCTOBER 31, 1997 (UNAUDITED)......................F-40








                                       7                         Page 9 of 233

                            SUMMARY OF THE OFFERING

THIS SECTION SUMMARIZES CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. POTENTIAL STOCKHOLDERS MUST READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS AND ALL SUPPORTING DOCUMENTS ATTACHED AS EXHIBITS HERETO IN ORDER TO EVALUATE AN INVESTMENT IN THE COMPANY. THE FOLLOWING SUMMARY THEREFORE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS AND THE SUPPORTING DOCUMENTS.

A GLOSSARY OF TERMS IS PROVIDED AT THE END OF THIS DOCUMENT.

                                 INTRODUCTION

Investors Real Estate Trust is offering for sale 2,000,000 shares of Beneficial Interest. The shares are being sold on a best efforts basis with no minimum or maximum amount required to be sold. The share price is $7.45 per share of which 8% (approximately $.60) shall be paid to the selling agent and the balance (approximately $6.85) to IRET.

                                WHO MAY INVEST

In order to purchase shares, an investor must be a resident of one of the following states: North Dakota, South Dakota, Montana, Minnesota, Colorado, Illinois, Florida and such other states as may be added by a supplement to this Prospectus. In the following states, the stated disclaimers apply and the purchaser must satisfy the following investor qualifications imposed by that state:

Illinois -
     These securities have not been approved or disapproved by the Secretary of State of Illinois or the State of Illinois, nor has the Secretary of State of Illinois or the State of Illinois passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Minnesota -
     1) Either individually or with a spouse has an annual gross income of at least $60,000 during the previous calendar year, have a net worth of at least $60,000 (exclusive of principal residence and its furnishings and automobile), and are purchasing shares for only the investors own account or retirement plan.

     2) Either individually or with a spouse have a net worth of at least $225,000 (exclusive of the principal residence and its furnishings and automobiles), and are purchasing shares for only the investors own account or retirement plan.

                                   THE TRUST

Investors Real Estate Trust (hereinafter "IRET"), a registered real estate investment trust, was organized under the laws of the State of North Dakota on July 31, 1970. IRET has qualified and operated as a "real estate investment trust"


                                       8                         Page 10 of 233
under Sections 856-858 of the Internal Revenue Code since its inception.
Since February 1, 1997, IRET carries on its activities through IRET Properties, a North Dakota Limited Partnership. See "Structure of the Trust."

IRET has its only office in Minot, North Dakota, and operates principally within the confines of the State of North Dakota, although it has some real estate investments in the states of Minnesota, South Dakota, Nebraska, Montana, Georgia, Colorado, Michigan, Idaho and Arizona.

IRET principal source of operating revenue is: rental income from real estate properties. A minor amount of revenue is derived from interest on real estate mortgages and short-term investments in government securities, interest on savings deposits and fees derived from serving as a general partner of certain limited partnerships. In addition to operating income, the trust has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

IRET has no employees. Its business is conducted through the services of an independent contractor (Odell-Wentz & Associates L.L.C., a North Dakota Limited Liability Company, having as its members Roger R. Odell and Thomas A. Wentz, Sr.) which serves as the advisor to the trust. Since the inception of the Trust and until January 1, 1986, Roger R. Odell, 12 South Main, Minot, North Dakota, served as advisor to the trust, providing office facilities, administering day-to-day operations of the trust, and advising with respect to investments and investment policy. Effective January 1, 1986, the trust entered into a revised advisory agreement with Mr. Odell and Mr. Wentz, and on January 1, 1994, with Odell-Wentz & Associates, L.L.C. See "Advisory Agreement."

                            OPERATING PARTNERSHIP

Since February 1, 1997, the Trust carries on its activities through IRET Properties, a North Dakota Limited Partnership. This structure is often referred to as an "Umbrella Real Estate Investment Trust" or UPREIT. By operating as an UPREIT, the Trust is able to acquire real estate in exchange for limited partnership units of IRET Properties. The Limited Partnership Units are exchangeable on a one for one basis for Trust shares of Beneficial Interest subject to certain restrictions. See "Operating Partnership Agreement." The Trustees may offer IRET Properties Limited Partnership Units in exchange for real estate in accordance with certain established policies. See "Policy with Respect to Certain Activities - To Offer Securities in Exchange for Property."


                                       9                         Page 11 of 233

                           STRUCTURE OF THE TRUST

The following diagram depicts the structure of the Trust. See "Structure of the Company" for a further explanation of the entities depicted below.


                          INVESTORS REAL ESTATE TRUST
                                 (The "Trust")
                  a North Dakota Real Estate Investment Trust
                                 12 South Main
                                Minot, ND 58701



                                       TO


                                   IRET, INC.
                            (The "General Partner")
                           a North Dakota corporation
                           wholly owned by the Trust



                                       TO


              IRET Properties, a North Dakota Limited Partnership
                         (The "Operating Partnership")
             As of October 31, 1997, the Trust owned 98.95% of the
                             Operating Partnership



                                       TO

                                                              Related
 Property Corporations     Consolidated Partnerships        Partnership
-----------------------------------------------------------------------------
 - Pine-Cone -IRET, INC.   - Sweetwater Properties
                                                       - Chateau Properties,
                                                          Ltd.
 - West Stonehill -        - Bison Properties
     IRET, INC.
                           - Eastgate Properties
 - Miramont - IRET,
     INC.                  - First Avenue Building

                           - Colton Heights
                               Properties

                           - Hill Park Properties


                                      10                         Page 12 of 233

                                 RISK FACTORS

An investment in the shares is highly speculative and involves a high degree of risk, including the risk of loss of an investor's entire investment. See "Risk Factors" for a more complete discussion of factors that investors should consider before purchasing any of the shares. These risks include:

PRICE OF SHARES ARBITRARILY DETERMINED: The price of the shares has been determined by the Trust and is a higher price than the price paid by the current holders of the Trust's shares.

INTENT TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST: The Trust intends to continue operating so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code").

BEST EFFORTS SALE: The shares are being sold by the Soliciting Dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers of the shares, but is not obligated to ensure that a minimum number or that even any shares are sold.

BUSINESS ENVIRONMENT: The results of operations of the Trust will depend, among other things, upon the availability of opportunities for the investment and reinvestment of the funds of the Trust.

RISKS RELATED TO MORTGAGE LENDING: All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property.

HIGH LEVERAGE: The Trust seeks to borrow approximately 70% of the cost of real estate purchased or constructed.

RELATIONSHIP WITH ADVISOR: Certain operating expenses of the Trust, including compensation to the advisor and the trustees, must be met regardless of profitability.

CONFLICTS OF INTEREST: The Trust will be subject to various conflicts of interest with the Advisor or Trustees which may negatively impact operations.

ENVIRONMENTAL LIABILITY: Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property.

COMPETITION: Investments of the types in which the trust is interested may be purchased on a negotiated basis by many kinds of institutions, including other REITs, mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals.

LIQUIDITY: No assurance can be given that a purchaser of Trust shares under this Offering would be able to resell such shares when desired. Since October 17, 1997, IRET shares have been listed for trading on the National Association of


                                      11                         Page 13 of 233

Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ), but no assurance can be given that such listing will continue.

AFFILIATED LIMITED PARTNERSHIPS: The Trust is currently the general partner for seven limited partnerships. With the exception of one limited partnership, none of the limited partnerships have produced sufficient cash to repay their debt to the Trust.

FRONT-END FEES: For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The fees are capped in that under no situation shall they exceed the capped amount:

                  Type                    Minimum             Cap
                  ----                    -------             ---
            Selling agent commission
            8% of the amount sold           -0-           $1,192,000

            Legal Fees                    $25,000         $   25,000

            Advertising, Printing and
            Promotion Expenses            $15,000         $  313,000

            Registration Fees             $10,000         $   10,000

            Accounting Fees               $ 1,000         $    1,000
                                                          ----------
                                          $51,000         $1,541,000


                           PROJECTED USE OF PROCEEDS

The net proceeds from the sale of the 2,000,000 shares offered to the public will be added to the Trust's operating capital to be used to construct apartment properties in connection with its general business purposes.

The following table sets forth information concerning the projected use of proceeds from the sale of units, assuming that the entire offering of 2,000,000 shares is sold. The figures listed cannot be precisely calculated at the present time and may vary materially from the amounts shown.

Assuming all the offered shares are sold after deduction from the offering proceeds of all the front-end fees and expenses associated with the offering, approximately 89 percent of the total sale proceeds raised by this offering will be invested by the Trust in real property or related investments.

                                         DOLLARS                PERCENT
GROSS OFFERING PROCEEDS              14,900,000.00               100.00%
SELLING COMMISSIONS                 - 1,192,000.00                 8.00%
LEGAL FEES                            -  25,000.00       Less than 1% (.00168)
ADVERTISING, PRINTING AND
  PROMOTION EXPENSES                  - 313,000.00       Less than 3% (.02101)


                                      12                         Page 14 of 233

REGISTRATION FEES                     -  10,000.00       Less than 1% (.00067)
ACCOUNTING FEES                       -   1,000.00       Less than 1% (.00007)
                                    --------------
CASH AVAILABLE FOR CONSTRUCTION
  OF PROPERTIES                     $13,359,000.00                 89.66%

As of the date of this Prospectus, the Trust is engaged in constructing 67-unit apartment buildings in Billings, MT, Bismarck, ND, and Grand Forks, ND, and plans to construct the additional apartments described below. These apartments are of a design and type previously constructed by the Trust during the past four years in Sioux Falls, South Dakota (98 units), Bismarck, North Dakota (49 units), Minot, North Dakota (196 units), Billings, Montana (98 units) and Grand Forks, North Dakota (116 units). The apartments constructed in Sioux Falls, Bismarck, Minot, Billings and Grand Forks have rented at projected rental rates and, in the judgment of management, will produce a satisfactory investment return. The Trust intends to continue the construction of this type of apartment building as follows:

                         Apartments Under Construction
           City                    Units                   Estimated Cost
           ----          -----------------------------     --------------
       Billings, MT                 67                      $ 4,000,000
       Bismarck, ND                 67                        4,000,000
       Grand Forks, ND              67                        4,000,000

                            Planned Apartment Construction
                            ------------------------------

          City                    Units                   Estimated Cost
          ----                    -----                   --------------
       Grand Forks, ND             201                     $12,000,000
       Bismarck, ND                201                      12,000,000
       Billings, MT                 67                       4,000,000
                                                           -----------
                  Total - Planned Apartment Construction   $40,000,000

The Trust owns all of the land necessary for the planned apartment construction, but has not arranged for the financing that would be necessary. Thus, no assurance can be given that the Trust will successfully complete this construction program.

                         SUMMARY FINANCIAL INFORMATION
                         -----------------------------

The summary financial data presented below has been derived from the Trust's financial statements for the periods indicated. The entire financial statements have been included later in this prospectus.


                       SELECTED FINANCIAL DATA - ANNUAL
                       --------------------------------

                                                            Year Ended April 30
                                    ------------------------------------------------------------------
                                          1997         1996         1995         1994        1993
                                    ------------------------------------------------------------------
                                                                (Restated)
Consolidated Income Statement Data

  Revenue                           $ 23,833,982  $ 18,659,665  $ 13,801,123 $  11,583,008 $ 8,316,643
  Operating income                     3,499,443     3,617,807     3,560,318     3,135,426   2,231,092
  Gain on repossession/
    sale of investments                  398,424       994,163       407,512        64,962     132,610


                                      13                         Page 15 of 233



  Minority interest portion
    of operating partnership
    income                                   (18)        ---           ---           ---         ---
  Net income                           3,897,879     4,611,970     3,967,830     3,200,388   2,363,702
Balance Sheet Data
  Total real estate
    investments                      177,891,168   122,377,909    84,005,635    64,427,776  50,041,059
  Total assets                       186,993,943   131,355,638    94,616,744    72,391,548  54,658,569
  Shareholders' equity                59,997,619    50,711,920    37,835,654    29,997,189  23,745,443

Consolidated Per Share Data
  Net income                        $        .28  $        .38  $        .38  $        .36 $       .29
  Gain of repossession/
    sale of investments                      .03           .08           .04           .01         .01
  Dividends                                  .39           .36           .35           .33         .32
  Tax status of dividend
    Capital gain                            21.0%          1.6%         11.0%         7.37%       4.08%
  Ordinary income                           79.0%         98.4%         89.0%        92.63%      74.04%
  Return of capital                          0.0%          0.0%          0.0%         0.00%      21.88%


                                CAPITALIZATION
                                --------------

The Trust's capitalization after the issuance and sale of the 2,000,000 shares will be as follows:

                          As of October 31, 1997         After sale of 2,000,000 shares
Total Assets                   $204,001,703                      $217,360,703(1)
Less Debt                       138,025,109                       138,025,109
Less Minority Interest
  in Operating
  Partnership                     1,240,368                         1,240,368
                               ------------                      ------------
Shareholders' Equity           $ 64,736,226                      $ 78,095,226(1)

(1) Reflects costs of issue of $1,541,000 deducted from total sale proceeds of $14,900,000,resulting in the addition of $13,359,000 to total assets.


                             CONFLICTS OF INTEREST
                             ---------------------

Roger R. Odell, President and a Trustee, and Thomas A. Wentz, Sr., Vice-President, of the Trust are also officers and owners of the Advisor and experience conflicts of interest in their management of the Trust. These arise principally from their involvement in other activities that will conflict with those of the Trust and include matters related to (i) allocation of properties and management time and services between the Trust and various partnerships and other entities, (ii) the timing and terms of the sale of a Property, (iii) compensation of the Advisor, and (iv) the fact that Mr. Wentz serves as the Trust's securities and tax counsel also serves as securities and tax counsel for certain Affiliates of the Trust, and that neither the Trust nor the stockholders will have separate counsel.

The Trustees of the Trust who are independent of the Advisor ("Independent Trustees") are responsible for monitoring the activities of the Advisor and must approve all of the Advisor's actions that involve a potential conflict other than certain such actions specifically permitted by the Declaration of Trust. The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.


                                      14                         Page 16 of 233

                                  MANAGEMENT

The Trust has retained Odell-Wentz & Associates, L.L.C., as its Advisor, pursuant to an advisory agreement, to handle the day-to-day operations of the Trust and to investigate and recommend the Trust's real estate investments. The members of the Board of Trustees will oversee the management of the Trust. Seven of the ten trustees of the Trust are independent of the Advisor and have responsibility for reviewing its performance. All trustees are elected to the Board of Trustees annually by the stockholders.

Three of the officers of the Advisor (Roger R. Odell, Thomas A. Wentz, Sr., and Timothy P. Mihalick) also are officers of the Trust. The Advisor will have responsibility for (a) investigating and recommending the Properties that the Trust will acquire; formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the Property by the Trust, and (b) negotiating the Loan; locating and identifying potential lessees and formulating, evaluating, and negotiating the terms of each Lease. All of the foregoing actions are subject to approval by the Board of Trustees. The Advisor also will have the authority, subject to approval by a majority of the Board of Trustees, including a majority of the Independent Trustees, to select Properties for Sale in keeping with the Trust's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the Property being considered for Sale.

See "Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Trust and the Advisor, as well as for a description of the services that the Advisor will provide.

                            MANAGEMENT COMPENSATION

The Trust has no employees and has contracted with Odell-Wentz & Associates, L.L.C., to provide management services for it. See "Advisory Agreement." In addition to the advisory fee paid for these managements services, the Trust also incurs administrative expenses for trustees' fees, accountants' fees, printing and postage, filing fees and other related expenses incurred in connection with administering the Trust assets and its communications with its shareholders and regulatory authorities. During the past five fiscal years, the following is a summary of the administrative expenses of the Trust paid to the Advisor, the trustees and the other administrative expenses:

                                                Fiscal Years Ending April 30
                                                ----------------------------
                                1993          1994          1995          1996          1997
Advisor's and Trustees'
 Compensation                 $252,013      $304,898      $336,142      $458,019      $559,149
Advisory Investigation
 Fee                            56,140        89,514        49,836       117,506       177,834
Other Administrative
 Expenses                       58,253        46,557        79,974       162,588       158,627
                              --------      --------      --------      --------      --------
          TOTAL FEES          $308,358      $366,406      $440,969      $465,952      $895,610

                                       15                       Page 17 of 233

Fees as Percent of Net
 Invested Assets of the
 Trust                            .73%           .68%         0.55%          0.6%          0.5%
Fees as Percent of Net
 Taxable Income of Trust        15.50%         13.77%        11.74%        16.00%        22.98%

                       MANAGEMENT OF TRUST'S INVESTMENTS

The Trust contracts with various property management companies for the purpose of leasing, maintaining and monitoring the Trust's real estate investments. Such independent property management firms receive a percentage of rents collected for providing such management services. All other management is the responsibility of the Advisor.

                             PLAN OF DISTRIBUTION

The shares offered by this Prospectus shall be sold by the following Broker-Dealers or such other Broker-Dealers who are members of the National Association of Securities Dealers and shall enter into a Security Sales Agreement with IRET.

American Investment Services, Inc.         Berthel Fisher & Co.
17 South Main                              100 2nd Street SE
P.O. Box 1934                              Cedar Rapids, IA 52401
Minot, ND 58702                            319-365-2506
701-852-3090

Garry Pierce Financial Services, LLP       Huntingdon Securities Corporation
2910 East Broadway Avenue                  216 South Broadway
Suite #33                                  P.O. Box 656
Bismarck, ND 58501                         Minot, ND 58702-0656
701-222-3017                               701-837-9440

Inland National Securities, Inc.           Primevest Financial Services, Inc.
21 South Main                              400 First Street South, Suite 300
P.O. Box 2011                              St. Cloud, MN 56301
Minot, ND 58702                            320-656-4300
701-852-1640

ND Holdings, Inc.
1 Main St. North
Minot, ND 58701
701-852-5292

All shares shall be sold on a "best efforts" basis with no guarantee or requirement that any shares be sold. All sales to purchasers are subject to certain requirements as follows:

                                WHO MAY INVEST

In order to purchase shares, an investor must be a resident of one of the following states: North Dakota, South Dakota, Montana, Minnesota, Colorado, Illinois, Florida and such other states as may be added by a supplement to this

                                       16                       Page 18 of 233

Prospectus. In the following states, the stated disclaimers apply and the purchaser must satisfy the following investor qualifications imposed by that state:

Illinois -
              These securities have not been approved or disapproved by the Secretary of State of Illinois or the State of Illinois, nor has the Secretary of State of Illinois or the State of Illinois passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Minnesota -
              1) Either individually or with a spouse has an annual gross income of at least $60,000 during the previous calendar year, have a net worth of at least $60,000 (exclusive of principal residence and its furnishings and automobile), and are purchasing shares for only the investors own account or retirement plan.

              2) Either individually or with a spouse have a net worth of at least $225,000 (exclusive of the principal residence and its furnishings and automobiles), and are purchasing shares for only the investors own account or retirement plan.

For each share sold, the selling Broker-Dealer shall receive a commission of eight percent (approximately $.60 per share). No other compensation or fees other than the percentage commission shall be paid by the Trust to said Broker-Dealers.

The relationship between the Broker-Dealers and the Trust may be terminated by either party at any time for any reason. All Broker-Dealers have the opportunity to sell the entire Offering.

                                   BUSINESS

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. The Trust currently owns real estate located in 9 states. The company may invest in real estate or interests in real estate which is located anywhere in the United States.

The Trust may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except the Trust may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.

The method of operating the Trust's real estate shall be delegated to a property management company as it pertains to the day-to-day management of each individual property. All major operating decisions concerning the Trust's operation of its real estate shall be made by the Board of Trustees.

The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares. The income generated from rental income and interest income is planned to be distributed to shareholders as dividends. The

                                       17                       Page 19 of 233

Trust will rely on proceeds from the sale of shares offered by this Prospectus to expand its portfolio of real estate investments.

There is no limitation on the number or amount of mortgages which may be placed on any one piece of property, provided that the overall ratio of liabilities to assets for the Trust must not exceed 80%. As of October 31, 1997, the ratio of total liabilities ($138,025,109) to total assets ($204,001,703) was 67.7%.

It is not the Trust's policy to acquire assets primarily for possible capital gain. Rather, it is the policy of the Trust to acquire assets primarily for income.

The Trust has no limitation on the amount or percentage of assets which will be invested in any specific property, except that not more than 10% of assets can consist of unimproved real estate.

Any Trust policy as it relates to investments in real estate or interests in real estate may be changed by the Board at anytime without a vote of the shareholders.

                              TAX STATUS OF TRUST

Since its organization, the Trust has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the Internal Revenue Code. Under such Sections a real estate investment trust which, in any taxable year, meets certain requirements will not be subject to Federal income tax with respect to income which it distributes to shareholders. See "Tax Treatment of the Trust and Its Security Holders."

                             DESCRIPTION OF SHARES

The shares of beneficial interests of the Trust are of one class without par value. There is no limit on the number of shares that may be issued. All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation. The shares of beneficial interests offered hereby will be fully paid and non-assessable by the Trust upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights. Annual meetings of shareholders are held on the second Wednesday of August and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 10 percent of the issued and outstanding shares. At any meeting a shareholder is entitled to one vote for each share of beneficial interest owned.

                              DISTRIBUTION POLICY

Consistent with the Trust's objective of qualifying as a REIT, the Trust expects to calculate and declare Distributions quarterly. The Board of Trustees, in its discretion, will determine the amount of the Distributions made by the Trust, which amount will depend primarily on net cash from operations. The Trust intends to increase Distributions in accordance with increases in net cash from operations. Consistent with the Trust's objective of qualifying as a REIT, the Trust expects to distribute at least 95% of its

                                       18                       Page 20 of 233
real estate investment trust taxable income, although the Board of Trustees, in its discretion, may increase that percentage as it deems appropriate. If the cash available to the Trust is insufficient to make Distributions, the Trust may obtain the needed cash by borrowing funds, issuing new securities, or selling assets. These methods of obtaining cash could affect future Distributions by increasing operating costs or reducing income. In such an event, it is possible that the Trust could pay Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital.

                    THIS IS THE END OF THE SUMMARY SECTION.









                                       19                       Page 21 of 233

                                    THE TRUST

Investors Real Estate Trust (hereinafter "IRET"), a registered real estate investment trust, was organized under the laws of the State of North Dakota on July 31, 1970. IRET has qualified and operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its inception. Since February 1, 1997, IRET carries on its activities through IRET Properties, a North Dakota Limited Partnership. See "Structure of the Trust."

IRET, pursuant to the requirements of Sections 856-858 of the Internal Revenue Code which govern real estate investment trusts, is engaged in the business of making passive investments in real estate equities and mortgages.

IRET has its only office at 12 South Main, Minot, North Dakota 58701, (701) 852-1756, and operates principally within the confines of the State of North Dakota, although it has real estate investments in the states of Minnesota, South Dakota, Nebraska, Montana, Georgia, Colorado, Wisconsin, Idaho and Arizona.

IRET is the general partner of seven limited partnerships which own investment real estate. IRET, as the general partner and as a creditor of said limited partnerships, has a substantial influence over the operation of the partnerships. Thus, prior to its Fiscal Year 1996, the financial statements of IRET and the seven partnerships were consolidated for financial reporting purposes and all material intercompany transactions and balances have been eliminated. During IRET's Fiscal Year ended April 30, 1996, Chateau Properties, Ltd., refinanced its 64 unit apartment complex resulting in the payment in full of its contract for deed obligation to IRET. IRET was not required to guarantee Chateau's new mortgage loan. Thus, under generally accepted accounting rules, Chateau's financial statement is not to be consolidated with that of IRET. Prior year's results have been restated to reflect the removal of Chateau from the consolidated statement. The six limited partnerships consolidated with IRET are:

                           Eastgate Properties, Ltd.
                            Bison Properties, Ltd.
                          First Avenue Building, Ltd.
                          Sweetwater Properties, Ltd.
                          Hill Park Properties, Ltd.
                             Colton Heights, Ltd.

IRET operates on a fiscal year ending April 30. For its past three fiscal years, its sources of operating revenue, total expenses, net real estate investment income, capital gain income, total income, and dividend distributions consolidated with said six limited partnerships are as follows:

                                       20                       Page 22 of 233

                             Fiscal Year Ending 4/30
                                     1997             1996       1994 Restated
                                     ----             ----       -------------
REVENUE FROM OPERATIONS
Real Estate Rentals              $22,972,369      $17,635,297      $12,280,738
Interest, Discount &
  Fees                               861,613        1,024,368        1,520,385
                                 -----------      -----------      -----------
                                 $23,833,982      $18,659,665      $13,801,123

EXPENSE                          $20,334,539      $15,041.858      $10,240,805
                                 -----------      -----------      -----------

NET REAL ESTATE INVESTMENT
  INCOME                         $ 3,499,443      $ 3,617,807      $ 3,560,318
GAIN ON SALE OF INVESTMENTS
  (CAPITAL GAIN)                     398,424          994,163          407,512
MINORITY INTEREST PORTION
  OF OPERATING PARTNERSHIP
  INCOME                                 (18)          -0-              -0-
                                 -----------      -----------      -----------

NET INCOME                       $ 3,897,849      $ 4,611,970      $ 3,967,830
                                 -----------      -----------      -----------
                                 -----------      -----------      -----------


PER SHARE
     Net Income                  $       .28      $       .38      $       .38
     Dividends Paid              $       .39      $       .36      $       .35

As indicated above, IRET's principal source of operating revenue is rental income from real estate properties owned by the trust. A minor amount of revenue is derived from interest on short-term investments in government securities, interest on savings deposits and fees derived from serving as a general partner of certain limited partnerships. In addition to operating income, the trust has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

IRET has no employees. Its business is conducted through the services of an independent contractor (Odell-Wentz & Associates L.L.C., a North Dakota Limited Liability Company having as its members Roger R. Odell and Thomas A. Wentz, Sr.) which serves as the advisor to the trust. Since the inception of the Trust and until January 1, 1986, Roger R. Odell, 12 South Main, Minot, North Dakota, served as advisor to the trust, providing office facilities, administering day-to-day operations of the trust, and advising with respect to investments and investment policy. Effective January 1, 1986, the trust entered into a revised advisory agreement with Mr. Odell and Thomas A. Wentz, Sr., and on January 1, 1994, with Odell-Wentz & Associates, L.L.C.

Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as secretary of the association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Company from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

                                       21                       Page 23 of 233

Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962. Mr. Wentz' principal occupation is the practice of law as a partner in the law firm of Pringle & Herigstad, P.C., counsel to the trust and he provides services to Odell-Wentz & Associates on a part-time basis.

                              BUSINESS OBJECTIVES

The Trust seeks to realize shareholder value by regular increases in the quarter-yearly cash dividends paid to is shareholders and in appreciation of the value of its shares of Beneficial Interest. See "Market Price and Dividends on the Trust's Shares of Beneficial Interest" for a description of share prices and dividends during its 26 year history.

PORTFOLIO MIX. The Trust's investment strategy is to maintain its real estate investment portfolio at approximately 75% invested in multi-family apartment complexes located in North Dakota and the surrounding states of Minnesota, South Dakota, Colorado and Montana and the remaining 25% of real estate owned in commercial property (warehouses, retirement homes, manufacturing plants, offices, and retail properties) leased to single tenants for 15 years or longer.

LEVERAGE. An essential ingredient of the Trust's investment strategy is to leverage its equity capital by borrowing up to 70% of the cost of real estate properties acquired for its portfolio. The Trust seeks to acquire real estate that will yield net operating income in an amount that will exceed the interest rate payable on the mortgage indebtedness.

                   AVAILABLE INFORMATION CONCERNING THE TRUST

SECURITIES AND EXCHANGE COMMISSION: The Trust is currently a reporting company pursuant to the Securities and Exchange Act of 1934 and in accordance therewith annually files a Form 10-K and quarterly Forms 10-Q for the first three quarters of each year with the Securities and Exchange Commission. The information filed by the Trust can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, DC, at 450 Fifth Street NW, Room 1024, Washington, DC 20549, (202-272-3100). Copies of said information can be obtained from the Public Reference facility at prescribed rates.

The Trust has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 under the Securities Act of 1933 and the rules and regulations promulgated thereunder, with respect to the Shares of Beneficial Interest offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further information with respect to the Trust and the Shares, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York, 10048 and at 500 West Madison

                                       22                       Page 24 of 233

Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Website at http:/www.sec.gov and reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including the Trust) can be obtained from that site.

Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

REPORTS TO SECURITY HOLDERS: The Trust shall furnish shareholders with annual reports on or about July 25th of each year containing financial statements audited by the Trust's independent accountants, with quarterly reports for the first three quarters of each year containing unaudited summary financial and other information, and with such other reports as the Trust deems appropriate or as required by law.

INCORPORATION BY REFERENCE: Copies of any document or part thereof incorporated by reference in this prospectus but delivered therewith is available free of charge upon request made to Timothy P. Mihalick, 12 South Main Street, Minot, ND 58701 (701-852-1756).

                                  RISK FACTORS

An investment in the shares involves various risks. Investors should consider the following factors which make the Offering one of high risks:

PRICE OF SHARES ARBITRARILY DETERMINED: The price of the shares has been determined by the Trust and is a higher price than the price paid by the current holders of the Trust's shares. The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the shares. The price is based upon the most recent ask/bid price for prior sales of the shares to North Dakota residents. The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of October 31, 1997, the book value of the 15,806,231 shares then outstanding was $4.10. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $4.39 per share. Thus, a purchasing shareholder paying $7.45 per share under this Offering will incur an immediate book value dilution of $3.06 per share.

HIGH LEVERAGE: The Trust seeks to borrow approximately 70% of the cost of real estate purchased or constructed. This amount of leverage may expose the Trust to cash flow problems in the event rental income decreases. Such a scenario may require the Trust to sell properties at a loss or default on the mortgage, thus losing the property through foreclosure.

FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST: The Trust intends to continue operating so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Although the Trust believes that it is organized and will continue to operate in such a manner, no assurance can be given that the Trust will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex code provisions for which

                                       23                       Page 25 of 233
there are only limited judicial or administrative interpretations. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualifications as a REIT or the federal income tax considerations of such qualifications. If in any taxable year the Trust failed to qualify as a REIT, the Trust would not be allowed a deduction for distribution to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. As a result, the funds available for distribution to the Trust's shareholders would be reduced for each of the years involved. Although the Trust currently intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Trust's Board of Trustees to revoke the REIT election.

BEST EFFORTS SALE: The shares are being sold by the Soliciting Dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers of the shares, but is not obligated to ensure that a minimum number or that even any shares are sold. Therefore, no assurance is given as to the amount of proceeds that will be available for investment by the Trust. In the event fewer than all the Shares are sold during the offering period (which is 365 days from the date of this document), the Trust would have fewer cash assets to apply toward its business plan. In such event, the fixed operating expenses of the Trust, as a percentage of gross income, would be higher and consequently reduce the taxable income distributable to shareholders.

BUSINESS ENVIRONMENT: The results of operations of the Trust will depend, among other things, upon the availability of opportunities for the investment and reinvestment of the funds of the Trust. The yields available from time to time on mortgages and other real estate investments depend to a large extent on the type of security involved, the type of investment, the condition of the money market, the geographical location of the property, general economic conditions, competition, and other factors, none of which can be predicted. Trust funds are presently invested in real estate in North Dakota and several other states. As a result, the Trust may be subject to substantially greater risk than if its investments were more dispersed geographically. Local conditions, such as competitive overbuilding or a decrease in employment, may adversely affect the performance of the Trust's investments. In the area in which the Trust operates, the economy is dependent on the areas of agriculture and mineral development. If these areas do not perform satisfactorily, the ability of the Trust to realize profits from its business of real estate investments will be adversely affected.

RISKS RELATED TO MORTGAGE LENDING: All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property. In the event of a default by a borrower on a mortgage loan, it may be necessary for the Trust to foreclose its mortgage or engage in negotiations which may involve further outlays to protect the Trust's investment. The mortgages securing the Trust's loans may be, in certain instances, subordinate to mechanics' liens, materialmen's liens, or government liens and, in instances in which the Trust invests in a junior mortgage,

                                       24                       Page 26 of 233
to liens of senior mortgages, and the Trust may be required to make payments in order to maintain the status of the prior lien or to discharge it entirely. In certain areas, the Trust might lose first priority of its lien to mechanics' or materialmen's liens by reason of wrongful acts of the borrower. It is possible that the total amount which may be recovered by the Trust in such cases may be less than its total investment, with resultant losses to the Trust.

Loans made by the Trust may, in certain cases, be subject to statutory restrictions limiting the maximum interest charges and imposing penalties, which may include restitution of excess interest, and, in some cases, may affect enforceability of the debt. There can be no assurance that all or a portion of the charges and fees which the Trust receives on its loans may not be held to exceed the statutory maximum, in which case the Trust may be subjected to the penalties imposed by the statutes.

RELATIONSHIP WITH ADVISOR: Certain operating expenses of the Trust, including compensation to the advisor and the trustees, must be met regardless of profitability. The advisor's fee is computed as a percentage of the investments of the Trust. (See "Advisory Agreement".) The Trust will be dependent upon the Advisor for essentially all aspects of its business operations. Because the Advisor has experience in the specialized business segment in which the Trust operates, the loss of the Advisor, for any reason, would likely have a material adverse affect on the Trust's operations. The Advisor may terminate its relationship upon 60 days notice by either the Advisor or the Trust.

CONFLICT OF INTEREST: The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of the Trust. (See "Advisory Agreement".) The Advisor also will receive fees in connection with the Trust's acquisition or construction business based upon a percentage of the amount paid.

Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account of for the account of others, interests in entities engaged in the real estate business and any other business. Any trustee or officer may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to the Trust, and may receive compensation from such entity as well as compensation as trustee, officer or otherwise hereunder.

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects. The Advisor and its affiliates believe they have sufficient personnel to discharge their responsibilities to the Trust. All agreements and arrangements, including those relating to compensation, between the Trust and the Advisor or any of their affiliates will not be the result of arm's-length negotiations. However, such conflicts will be resolved by the following factors: (i) the Trust intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of the Trust's operating expenses, including

                                       25                       Page 27 of 233
compensation to the Advisor during the operating stage of the Trust; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs; (iii) such agreements and arrangements are subject to approval by a majority of the Trust's independent trustees. The Trust, the Advisor and the principals of the Trust and Advisor are not represented by separate counsel. The Trust is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to the Trust and various affiliates of the Advisor with respect to other matters.

ENVIRONMENTAL LIABILITY: Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property. Under federal and state legislation, property owners are liable for cleanup expenses in connection with hazardous wastes or other hazardous substances found on their property. No assurance can be given that a substantial financial liability may not occur with respect to properties owned or acquired in the future by the Trust. It is the policy of the Trust to obtain a Phase I environmental survey upon purchasing property and, as of the date of this Prospectus, the Trust is unaware of any environmental liability with respect to properties in its portfolio.

COMPETITION: Investments of the types in which the trust is interested may be purchased on a negotiated basis by many kinds of institutions, including mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals. In addition, there are a number of other real estate investment trusts in operation, some of which may be active in one or more of the Trust's areas of investment. Investments must thus be made by the Trust in competition with such other entities. The yields available on mortgage and other real estate investments depend upon many factors, including the supply of money available for such investments and the demand for mortgage money. The presence of the foregoing competitors increases the available supply of funds to prospective borrowers from the Trust. All these factors, in turn, vary in relation to many other factors such as general and local economic conditions, conditions in the construction industry, opportunities for other types of investments, international, national and local political affairs, legislation, governmental regulation, tax laws, and other factors. The Trust cannot predict the effect which such factors will have on its operations.

LIQUIDITY: No assurance can be given that a purchaser of Trust shares under this Offering would be able to resell such shares when desired. Effective October 17, 1997, IRET shares of Beneficial Interest have been traded on the National Association of Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ). No assurance can be given that IRET shares will continue to be traded on such market.

AFFILIATED LIMITED PARTNERSHIPS: IRET has sponsored and serves as a general partner of seven limited partnerships. Because of IRET's position as a general partner and creditor of these partnerships and because the partnerships (with the exception of Chateau Properties) did not produce sufficient cash flow to pay debts due to IRET as scheduled prior to Fiscal Year 1996, the financial statements of IRET and the seven partnerships have been consolidated for financial reporting purposes to more properly depict the financial status of IRET. (It is emphasized that the

                                       26                       Page 28 of 233
consolidation of the financial reports does not change the legal relationship between IRET and the partnerships, nor the income tax reporting by IRET or the partnerships.) During Fiscal Year 1996, a new mortgage loan was negotiated by Chateau Properties, Ltd., on its 64-unit apartment building in Minot, North Dakota. As a result of this refinancing, the partnership paid the balance that it owed to IRET on the contract for deed under which the apartment building had been purchased from IRET. Further, IRET was not required to guarantee the new mortgage loan made by the partnership. Accordingly, for Fiscal 1996 and 1997, IRET is accounting for its partnership interest in Chateau Properties under the equity method of accounting. Prior financial statements have been restated to reflect this change.

FRONT-END FEES: For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The Declaration of Trust caps all front-end fees for organizational or sale purposes at no more than 15% of the total offering. In the present case, the total front-end fees will be not more than 12%, which is below the capped amount. The fees are capped in that under no situation shall they exceed the capped amount:

                     Type                 Minimum             Cap
                     ----                 -------             ---
            Selling agent commission
            8% of the amount sold           -0-           $1,192,000

            Legal Fees                    $25,000         $   25,000

            Advertising, Printing and
            Promotion Expenses            $15,000         $  313,000

            Registration Fees             $10,000         $   10,000

            Accounting Fees               $ 1,000         $    1,000
                                          -------         ----------

                                          $51,000         $1,541,000

                               COMPENSATION TABLE

The following table sets forth the fees and other compensation which the Trust is to pay in association with this offering. The total operating expenses of the Trust shall not exceed the greater of 2% of its average invested assets or 25% of its net income for any fiscal year. From the inception of the Trust in 1970, this requirement has been met.

Item of Compensation    Recipient                     Amount/Method
--------------------    ---------                     -------------

Advisory Fee            Odell-Wentz & Associates      The advisor will earn
                                                      annually an additional
                                                      base fee of $79,280 once
                                                      the sale proceeds of
                                                      $13,257,000 are invested.
                                                      (.7% of net invested
                                                      assets).

                                       27                       Page 29 of 233

Advisor Additional      Odell-Wentz & Associates      1/2 of 1% of the 1st
Compensation                                          $2,500,000 of value of
                                                      all acquired assets,
                                                      except new construction
                                                      is 1/2 of 1% of the
                                                      total cost.  Upon
                                                      investment of sale
                                                      proceeds, the fee will
                                                      be a minimum of $12,500
                                                      to a possible maximum of
                                                      $66,285.

Incentive Fees          N/A                           While authorized by the
                                                      Restated Declaration of
                                                      Trust, no incentive fees
                                                      shall be paid to anyone.
                                                      This may be changed by a
                                                      vote of the Trustees at
                                                      anytime with incentive
                                                      fees then payable for
                                                      future transactions as
                                                      limited by the Restated
                                                      Declaration of Trust.

Broker-Dealer Fees      Selling Brokerage Firms       (Eight percent or $.60
                                                      of each share sold) for
                                                      a total possible
                                                      commission of
                                                      $1,192,000.

Advertising and                                       Up to an additional two
Promotional Expenses                                  percent of gross proceeds
                                                      of $14,900,000 ($298,000)
                                                      may be paid as
                                                      compensation for
                                                      advertising and
                                                      promotional expenses.

Experts' Fees           Pringle & Herigstad, P.C.     $25,000 for legal fees,
                                                      plus filing fees,
                                                      accounting fees and
                                                      printing costs estimated
                                                      to be $26,000.

                             CONFLICTS OF INTEREST

The Trust will be subject to various conflicts of interest arising from its relationship with the Advisor, (Odell-Wentz & Associates, L.L.C.), and its affiliates. The Advisor, its affiliates and the trustees of the Trust are not restricted from engaging for their own accounts in business activities of the type conducted by the Trust, and occasions may arise when the interests of the Trust would be in conflict with those of one or more of the trustees, the Advisor or their affiliates. These individuals and affiliates have been engaged in the business of real estate for approximately 40 years. With respect to the conflicts of interest

                                       28                       Page 30 of 233
described herein, the trustees of the Trust, of which a majority are independent, will endeavor to exercise their fiduciary duties to the Trust in a manner that will preserve and protect the rights of the Trust and the interests of the shareholders in the event of any conflicts of interest between the Trust and the Advisor or its affiliates. Any transactions between the Trust and any trustee, the Advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of the Trust's business, will require the approval of a majority of the trustees who are not interested in the transaction.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES: The Advisor and its affiliates may receive compensation from the Trust for providing various services. The Trust's Board of Trustees (a majority of whom are independent of the Advisor and its affiliates) will have oversight responsibility with respect to such services to ensure that such services are provided on terms no less favorable to the Trust than the Trust could obtain from unrelated persons or entities and are consistent with the Trust's investment objectives and policies. (See "Compensation Table" and "The Advisory Agreement".)

COMPENSATION TO THE ADVISOR AND CONFLICTS OF INTEREST: The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of the Trust. (See "Advisory Agreement".) The Advisor also will receive fees in connection with the Trust's acquisition or construction of real properties based upon a percentage of the amount paid. Accordingly, a conflict of interest could arise since, depending upon the circumstances, the retention, acquisition or disposition of a particular project could be advantageous to the Advisor, but detrimental to the Trust, or vice-versa.
The decision whether to liquidate the Trust or the decision to acquire, retain or dispose of certain properties and the terms and conditions thereof, may also create conflicts of interest.

In resolving conflicts of interest, the Board of Trustees has a fiduciary duty to act in the best interests of the Trust as a whole. The Trust and the Advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the Advisory Agreement must be renewed annually by the affirmative vote of a majority of the independent trustees. Any conflict will be resolved by a majority of the independent trustees, who may not renew the Advisory Agreement if they determine that the Advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of such possible conflicts will be only one of the factors for the trustees to consider in determining the appropriate action to be taken by the Trust.

COMPETITION BY THE TRUST WITH AFFILIATES: Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account for the account of others, of interests in entities engaged in the real estate business and any other business. Any trustee or officer of the Trust may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to the Trust, and may receive compensation from such entity as well as compensation as trustee, officer or otherwise hereunder.

                                       29                       Page 31 of 233

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects. The Advisor and its affiliates believe they have sufficient personnel to discharge their responsibilities to the Trust.

NON-ARM'S-LENGTH AGREEMENTS: All agreements and arrangements, including those relating to compensation, between the Trust and the Advisor or any of their affiliates will not be the result of arm's-length negotiations. However, such conflicts will be resolved by the following factors: (i) the Trust intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of the Trust's operating expenses, including compensation to the Advisor during the operating stage of the Trust; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs; (iii) such agreements and arrangements are subject to approval by a majority of the Trust's independent trustees.

LACK OF SEPARATE REPRESENTATION: The Trust, the Advisor and the principals of the Trust and Advisor are not represented by separate counsel. The Trust is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to the Advisor and various affiliates of the Advisor with respect to other matters. Thomas A. Wentz, Sr., is the Vice-President and a member of the Advisor, Vice-President of the Trust and the President of Pringle & Herigstad, P.C. His son, Thomas A. Wentz, Jr., is a trustee of the Trust and a partner in Pringle & Herigstad, P.C.

                        DETERMINATION OF OFFERING PRICE

The offering price of $7.45 per share was arbitrarily established by the Trust based upon the previous asked price for its shares of Beneficial Interest over the past three calendar years. The total number of shares sold, the high and low bid and asked prices during this period and the quarterly dividend are as follows:

                                                                     Quarterly
Calendar                     No. of          Bid           Asked     Per Share
  Year      Months        Shares Sold    Low    High    Low   High    Dividend
  ----      ------        -----------    ---    ----    ---   ----    --------
  1994   October-December   335,518     5.63    5.89   6.25   6.40     .084
  1995   January-March      210,106     5.89    5.89   6.40   6.40     .085
  1995   April-June         137,766     5.89    6.03   6.40   6.55     .08625
  1995   July-September     452,665     5.89    6.03   6.40   6.55     .0925*
  1995   October-December   466,447     5.89    6.16   6.40   6.70     .08875
  1996   January-March      451,383     5.89    6.30   6.40   6.85     .09
  1996   April-June         551,418     6.30    6.30   6.85   6.85     .09125
  1996   July-September     254,046     6.30    6.44   6.85   7.00     .0975
  1996   October-December   259,672     6.44    6.44   7.00   7.00     .095
  1997   January-March      353,479     6.44    6.62   7.00   7.20     .0975
  1997   April-June         244,520     6.62    6.62   7.20   7.20     .10
  1997   July-September     306,716     6.62    6.62   7.20   7.20     .10125
     *Includes $.005 special dividend.

                                       30                      Page 32 of 233

Since October 17, 1997, IRET shares of Beneficial Interest have been listed on The National Association of Securities Dealers Automated Quotation System - The NASDAQ Small Cap Market - under the symbol "IRETS." During the month of October, 1997, 40,954 shares were traded in 52 trades with a high price of $7 3/8, a low of $6 9/16 and a closing price of $6 11/16.

                                   DILUTION

The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of October 31, 1997, the book value of the 15,806,234 shares then outstanding was $4.10. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $4.39 per share. Thus, a purchasing shareholder paying $7.45 per share under this Offering will incur an immediate book value dilution of $3.06 per share.

                             PLAN OF DISTRIBUTION

The shares offered by this Prospectus shall be sold by the following Broker-Dealers or such other Broker-Dealers who are members of the National Association of Securities Dealers and have entered into a Sales Agreement with IRET.

American Investment Services, Inc.     Berthel Fisher & Co.
17 South Main                          100 2nd Street SE
P.O. Box 1934                          Cedar Rapids, IA 52401
Minot, ND 58702                        319-365-2506
701-852-3090

Garry Pierce Financial Services, LLP   Huntingdon Securities Corporation
2910 East Broadway Avenue              216 South Broadway
Suite #33                              P.O. Box 656
Bismarck, ND 58501                     Minot, ND 58702-0656
701-222-3017                           701-837-9440

Inland National Securities, Inc.       Primevest Financial Services, Inc.
21 South Main                          400 First Street South, Suite 300
P.O. Box 2011                          St. Cloud, MN 56301
Minot, ND 58702                        320-656-4300
701-852-1640

ND Holdings, Inc.
1 Main St. North
Minot, ND 58701
701-852-5292

All shares shall be sold on a "best efforts" basis with no guarantee or requirement that any shares be sold. All sales to purchasers are subject to certain requirements as follows:

For each share sold, the selling Broker-Dealer shall receive a commission of eight percent (approximately $.60 per share). No other compensation or fees other than the percentage commission shall be paid by the Trust to said Broker-Dealers.

                                       31                      Page 33 of 233

The relationship between the Broker-Dealers and the Trust may be terminated by either party at any time for any reason. All Broker-Dealers have the opportunity to sell the entire Offering.

                                WHO MAY INVEST

In order to purchase shares, an investor must be a resident of one of the following states: North Dakota, South Dakota, Montana, Minnesota, Colorado, Illinois, Florida and such other states as may be added by a supplement to this Prospectus. In the following states, the stated disclaimers apply and the purchaser must satisfy the following investor qualifications imposed by that state:

Illinois -
              These securities have not been approved or disapproved by the Secretary of State of Illinois or the State of Illinois, nor has the Secretary of State of Illinois or the State of Illinois passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Minnesota -
              1) Either individually or with a spouse has an annual gross income of at least $60,000 during the previous calendar year, have a net worth of at least $60,000 (exclusive of principal residence and its furnishings and automobile), and are purchasing shares for only the investors own account or retirement plan.

              2) Either individually or with a spouse have a net worth of at least $225,000 (exclusive of the principal residence and its furnishings and automobiles), and are purchasing shares for only the investors own account or retirement plan.

                                USE OF PROCEEDS

The net proceeds from the sale of the 2,000,000 shares offered to the public will be added to the Trust's operating capital to be used to construct apartment properties in connection with its general business purposes.

The following table sets forth information concerning the projected use of proceeds from the sale of units, assuming that the entire offering of 2,000,000 shares is sold. The figures listed cannot be precisely calculated at the present time and may vary materially from the amounts shown.

Assuming all the offered shares are sold after deduction from the offering proceeds of all the front-end fees and expenses associated with the offering, approximately 89 percent of the total sale proceeds raised by this offering will be invested by the Trust in real property or related investments.

                                     32                        Page 34 of 233

                                        DOLLARS                  PERCENT
                                    --------------       ---------------------
GROSS OFFERING PROCEEDS              14,900,000.00               100.00%
SELLING COMMISSIONS                 - 1,192,000.00                 8.00%
LEGAL FEES                            -  25,000.00       Less than 1% (.00168)
ADVERTISING, PRINTING AND
  PROMOTION EXPENSES                  - 313,000.00       Less than 3% (.02101)
REGISTRATION FEES                     -  10,000.00       Less than 1% (.00067)
ACCOUNTING FEES                       -   1,000.00       Less than 1% (.00007)
                                    --------------
CASH AVAILABLE FOR CONSTRUCTION
  OF PROPERTIES                     $13,359,000.00                 89.66%

As of the date of this Prospectus, the Trust is engaged in constructing 67-unit apartment buildings in Billings, MT, Bismarck, ND, and Grand Forks, ND, and plans to construct the additional apartments described below. These apartments are of a design and type previously constructed by the Trust during the past four years in Sioux Falls, South Dakota (98 units), Bismarck, North Dakota (49 units), Minot, North Dakota (196 units), Billings, Montana (98 units) and Grand Forks, North Dakota (116 units). The apartments constructed in Sioux Falls, Bismarck, Minot, Billings and Grand Forks have rented at projected rental rates and, in the judgment of management, will produce a satisfactory investment return. The Trust intends to continue the construction of this type of apartment building as follows:

                         Apartments Under Construction
                         -----------------------------
           City                    Units                   Estimated Cost
           ----                    -----                   --------------
       Billings, MT                 67                      $ 4,000,000
       Bismarck, ND                 67                        4,000,000
       Grand Forks, ND              67                        4,000,000

                         Planned Apartment Construction
                         ------------------------------
          City                    Units                   Estimated Cost
          ----                    -----                   --------------
       Grand Forks, ND             201                     $12,000,000
       Bismarck, ND                201                      12,000,000
       Billings, MT                 67                       4,000,000
                  Total - Planned Apartment Construction   $40,000,000

The Trust owns all of the land necessary for the planned apartment construction, but has not arranged for the financing that would be necessary. Thus, no assurance can be given that the Trust will successfully complete this construction program.

The Trust will also continue to consider other real estate investment opportunities that are presented to it, but is not obligated at the date of this Prospectus to acquire any real estate investments other than the additions to its portfolio described in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Three Months Ended July 31, 1997", and expects to concentrate its efforts and resources on the planned apartment construction projects described above during the next 18 month period.

The Trust will also derive funds to fund the properties under construction that are described above from the following sources:

                                       33                      Page 35 of 233

      - DEPRECIATION REVENUE. As a "Real Estate Investment Trust" under the Internal Revenue Code, the Trust must distribute at least 95% of its taxable income. However, in computing taxable income, a deduction for depreciation of the buildings owned by the Trust is allowed. In the Fiscal year ended April 30, 1997, this depreciation deduction was $3,584,591. The amount of this depreciation is used by the Trust to acquire addition real estate investments.

      - LOANS. The Trust seeks to borrow approximately 70% of the cost of real estate purchased. The objective is to purchase real estate at a price which will yield a higher percentage return than the interest rate payable on the mortgage loan. This "leverage" is essential to producing a satisfactory return to the owners of the Trust. (No assurance can be given that the income actually earned on real estate investments made by the Trust will be higher than the interest rate paid on the Trust's mortgage loans.) As of October 31, 1997, the ratio of mortgage liabilities to total Trust real estate assets was $122,303,008 of mortgage liabilities to $191,965,635 of net real estate owned or 63.7%. Thus, as much as $40,245,122 could be borrowed on the existing portfolio before reaching the desired debt ratio of 70% (present equity in real estate of $191,965,635, minus mortgages of $122,303,008 equals $69,662,627 divided by 30% = $232,208,757, minus present real estate owned of $191,963,635 equals $40,245,122) (no assurance can be given that this amount of borrowed funds would be available).

      - MARKETABLE SECURITIES/CREDIT LINE. The Trust maintains an investment in marketable government insured securities ($3,924,643 as of October 31, 1997) which securities are held in brokerage accounts with Smith Barney. The current policy of said broker is to allow the Trust to borrow up to 90% of the market value of these securities for short-term needs. Also, the Trust may enter into short-term credit line borrowing agreements with banks if the need arises. (As of the date of this Prospectus, the Trust has credit lines of $9,500,000.) No assurance can be given that either of these borrowing arrangements would be available to the Trust.

                        SELECTED FINANCIAL DATA - ANNUAL

                                                        Year Ended April 30
                                ----------------------------------------------------------------
                                    1997         1996         1995         1994         1993
                                ----------------------------------------------------------------
Consolidated Income Statement Data                         (Restated)

  Revenue                      $ 23,833,982  $ 18,659,665  $13,801,123  $11,583,008  $ 8,316,643
  Operating income                3,499,443     3,617,807    3,560,318    3,135,426    2,231,092
  Gain on repossession/
    sale of investments             398,424       994,163      407,512       64,962      132,610
  Minority interest portion
    of operating partnership
    income                              (18)        ---          ---          ---          ---
  Net income                      3,897,849     4,611,970    3,967,830    3,200,388    2,363,702

                                       34                      Page 36 of 233

Balance Sheet Data
  Total real estate
    investments                $177,891,168   122,377,909   84,005,635   64,427,776   50,041,059
  Total assets                  186,993,943   131,355,638   94,616,744   72,391,548   54,658,569
  Shareholders' equity           59,997,619    50,711,920   37,835,654   29,997,189   23,745,443

Consolidated Per Share Data
  Net income                   $        .28  $        .38  $       .38  $       .36  $       .29
  Gain of repossession/
    sale of investments                 .03           .08          .04          .01          .01
  Dividends                             .39           .36          .35          .33          .32
  Tax status of dividend
    Capital gain                        21%          1.6%        11.0%        7.37%        4.08%
  Ordinary income                       79%         98.4%        89.0%       92.63%       74.04%
  Return of capital                      0%          0.0%         0.0%        0.00%       21.88%

             TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS
   (FISCAL YEAR 1995 RESULTS RESTATED - SEE NOTE 11 TO FINANCIAL STATEMENTS)

                                                     Quarter Ended
                                   ----------------------------------------------
                                     7-31-95    10-31-95     1-31-96     4-30-96
                                   ----------------------------------------------
Consolidated Income Statement Data

Revenues                           $4,966,475  $5,474,027  $6,383,030  $7,010,450
Income before gains on
  sale of investments                 978,107   1,048,154   1,027,117     446,065
Net gain on sale of investments       252,062       -         138,629       7,733
Minority interest of unitholders
  in operating partnership              -           -           -             (18)
Net income                          1,230,169   1,048,154   1,165,746     453,780

Per share
  Income before gains on
    sale of investments                   .07         .08         .07         .03
  Net gain on sale of
    investments                           .02          -          .01          -

                                                     Quarter Ended
                                   ----------------------------------------------
                                     7-31-95    10-31-95     1-31-96     4-30-96
                                   ----------------------------------------------
Consolidated Income Statement Data
Revenues                           $3,782,061  $4,715,186  $5,104,409  $5,058,009
Income before gains on
  sale of investments               1,009,468   1,058,136   1,082,506     467,697
Net gain on sale of investments         -           -         522,001     472,162
Net income                          1,009,468   1,058,136   1,604,507     939,859

Per share
  Income before gains on
    sale of investments                   .09         .09         .09         .04
  Net gain on sale of
    investments                            -           -          .04         .04

                                       35                      Page 37 of 233

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
                           AND RESULTS OF OPERATIONS

GENERAL: IRET has operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its formation in 1970. IRET is in the business of owning income producing real estate investments. On February 1, 1997, IRET restructured itself as an Umbrella Partnership Real Estate Investment Trust (UPREIT). No other major changes in IRET's business has occurred from the organization of the Trust in 1970 to the date of this Prospectus, and none are planned at this time.

This discussion and analysis should be read in conjunction with the audited financial statements prepared by Brady Martz and Associates who have served as the auditor for IRET since its inception.

RESULTS OF OPERATIONS:

   SIX MONTHS ENDED OCTOBER 31, 1997:

            GENERAL. We are pleased to report to you on several very positive accomplishments by your Company during the second quarter of its current Fiscal year:

            - A 23% increase in per share Funds from Operations ($.16 per share versus $.13);

            - Listing of IRET shares of Beneficial Interest for trading on the National Association of Securities Dealers Automated Quotation System Small Capitalization Index (NASDAQ) under the symbol "IRETS";

            - Selection by Great Plains Software to build and lease to them their office campus in Fargo, North Dakota. This project will be built over the next 18 months at an estimated cost of $15,000,000.

            RESULTS OF OPERATIONS. Funds from Operations for the second quarter of Fiscal 1998 increased to $2,433,924 from the year earlier figure of $1,780,956. On a per share basis, Funds from Operations for the second quarter were $.16 per share, compared to $.13 per share for the same period of Fiscal 1997 (an increase of 23%). For the first six months of Fiscal 1998, Funds from Operations increased to $4,427,165 from the year earlier figure of $3,449,423 or $.28 per share versus $.25 per share (an increase of 12%). This strong increase in Funds from Operations resulted from increased rental income ($7,827.686 compared to $5,235,244 for the second quarter of Fiscal 1997). Six month rental income figures are $14,834,983 for Fiscal 1998 versus $9,985,638 for Fiscal 1997.

            Taxable income for the second quarter was $1,303,765 versus $1,045,287 in the prior year. For the first six months of Fiscal 1998, net taxable income was $2,236,871 versus $2,278,323 for the same period of Fiscal 1997.

                                       36                      Page 38 of 233

            During the second quarter of Fiscal 1998, IRET experienced a strong demand for its apartment properties, with the vacancy rate falling to below 5%. The ongoing program of instituting modest rental rate increases continues to produce satisfactory results.

            We are very pleased with the performance of the investment portfolio.

            FINANCIAL CONDITION. IRET continues to enjoy a very strong balance sheet. During the past year, real estate owned has increased to $211,087,102 from the $147,288,224 owned on October 31, 1996. Real estate mortgages owed have increased to $122,303,008 from the $79,214,615 owed one year earlier. Shareholder equity has increased to $64,736,226 from the year earlier figure of $55,028,986. Comparative balance sheet figures are:

                                              10/31/97          10/31/96
                                              --------          --------
       Cash and Marketable Securities       $  6,898,420      $  6,098,851
       Net Real Estate Owned                 191,965,635       132,514,883
       Net Real Estate Mortgages               1,819,591         2,414,610
       Total Assets                          204,001,703       143,769,442
       Total Liabilities                     138,025,109        88,740,456
       Shareholder Equity                     64,736,226        55,028,986

            CONSOLIDATED FINANCIAL REPORTS. The Financial Statements shown in this report consolidate IRET's financial report with those of the six limited partnerships of which IRET is the General Partner and creditor.

            SALE OF PROPERTIES. During the second quarter IRET sold the Superpumper convenience store in Bismarck, North Dakota, realizing a gain of $83,579. Also, during the second quarter, a sales agreement was signed providing for the sale of a 48-unit Scottsbluff, Nebraska apartment complex which will close during the third quarter with an approximate gain to IRET of $326,138.

            PROPERTY ACQUISITIONS. The following properties were added to our portfolio during the second quarter and are producing income:

                                                                   Cost
                                                                   ----
            -  108 Unit Kirkwood Apartment Complex,
               Bismarck, ND                                      $3,175,000

            -  Edgewood Vista Assisted Living Center,
               Minot, ND                                         $4,900,000

            -  67 Unit Circle 50 Apartment Complex,
               Billings, MT                                      $4,100,000

            -  125 Unit Jenner Properties Apartment
               Complexes, Grand Forks, Devils Lake
               and Dickinson, ND                                 $2,297,500

                                       37                      Page 39 of 233

            -  Sweetwater Springs Retirement Home,
               Phase II, Douglasville, GA                          $ 1,161,878

            The following properties are under construction:

            -  67 Unit Legacy Apartment Complex, Grand
               Forks, ND                                           $ 4,000,000

            -  2 - 67 Unit Apartment Buildings
               (Cottonwood Apartments, Bismarck, ND)               $ 8,000,000

            -  Alzheimer's Addition and Expansion of
               Edgewood Vista Complex, Minot, ND                   $ 1,300,000

            IRET has entered into purchase agreements to acquire the following properties:

            -  122 Unit Park East Apartment Complex,
               Fargo, ND                                           $ 4,900,000

            -  248 Apartment Units Magic City Realty,
               Minot, ND                                           $ 5,270,000

            -  Office Campus for Great Plains Software,
               Fargo, ND                                           $15,000,000

            DIVIDENDS. IRET paid a regular dividend of 10.3 cents per share on October 1, 1997, to shareholders of record at the close of business on September 17, 1997. This was an increase from the 10.125 cents per share regular dividend paid on July 1, 1997, and was the 106th consecutive quarterly dividend paid by IRET.

       FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996. IRET s Fiscal Year 1997, which ended on April 30, 1997, saw a continuation of IRET s rapid growth with assets owned increasing by more than 40%. IRET s 27th year ended with total assets, revenues, funds from operations and shareholder equity all reaching record levels.

            FUNDS FROM OPERATIONS. Funds from Operations (taxable income increased by non-cash deductions of depreciation and amortization, and reduced by capital gain income and other extraordinary income items) for Fiscal 1997 increased to $7,144,622 ($.51 per share), compared to $5,977,431 ($.49 per share) generated by IRET in Fiscal 1996 and the $5,434,244 ($.52 per share) recognized in Fiscal 1995.

            EARNINGS. IRET s net taxable earnings for Fiscal Year 1997 decreased to $3,897,849 from the $4,611,970 earned in Fiscal 1996 and the $3,967,830 earned in Fiscal 1995. Approximately one-half of the decrease in earnings from the Fiscal 1996 level resulted from a decrease in capital gain income. In Fiscal 1997, $398,424 of capital gain income was recorded, as compared to $994,163 in the prior year.

                                       38                      Page 40 of 233

            The other principle reason for the decline in taxable income is the continuing acquisition by IRET of new real estate investments which result in an increase in depreciation allowance. In Fiscal 1997, $3,584,591 of depreciation was recorded as compared to $2,261,724 in the prior year. This will result in a significant portion of IRET s dividends being sheltered from income tax by the increased depreciation allowance.

            On a per share basis, net taxable income was $.28 per share for Fiscal 1997, compared to $.38 per share recorded in both Fiscal 1996 and 1995.

            REVENUES. Total revenues for Fiscal 1997 were $23,833,982, compared to $18,659,665 in Fiscal 1996 (an increase of 28%) and $13,801,123 in Fiscal 1995. The increase in revenues received during Fiscal 1997 in excess of the prior year revenues was $5,174,317. This increase resulted from:

               Rent from 11 properties acquired in
                 Fiscal 1997                                     $4,451,266
               Rent from 7 properties acquired in
                 Fiscal 1996 in excess of that
                 received in Fiscal 1996                          1,526,453
               A decrease in rental income on
                 existing properties (-5.4%)                       (625,949)
               An increase in rent on Smith Home
               Furnishing Building (bankruptcy of
                 tenant)                                             61,892
               A decrease in rent - properties sold
                 during 1996                                        (76,590)
               A decrease in interest income                       (162,755)
                                                                 ----------
                                                                 $5,174,317

            This increase in revenue resulted primarily from the addition of new real estate properties to the portfolio. Rents received on properties owned prior to the beginning of Fiscal Year 1996 saw an increase in scheduled rents of 2.25%, but the occupancy level for those properties decreased from approximately 95% to slightly over 90% resulting in a decrease in rental income from those properties of $625,949. However, the new properties acquired during Fiscal Years 1996 and 1997 generated nearly $6,000,000 of new revenues.

            Interest income continued to decline as IRET completes the repositioning of its investment portfolio from a mix of real estate equities and mortgage loans to one consisting entirely of real estate equities. Management is of the opinion that the long term yields from real estate equity investments will exceed that available from interest income on mortgage loans but, in the short run, the switch does result in lower immediate revenues and taxable income.

            Capital gain income for Fiscal 1997 was $398,424 resulting from the sale of two older and smaller investment properties. This compares to $994,163 of capital gain income recognized in Fiscal 1996 and the $407,512 recognized in

                                       39                      Page 41 of 233

            Fiscal 1995. IRET will continue to seek to market several of its older and smaller apartment properties.

            NET TAXABLE INCOME. The $714,121 decrease in net taxable income for Fiscal 1997 over the net income earned in the prior fiscal year resulted from:

            A decrease in gain from sale of
             investments                                         $  (595,739)
            An increase in net rental income
             (rents, less utilities, maintenance,
             taxes, insurance and management)                      3,518,152
            A decrease in interest income                           (162,755)
            An increase in interest expense                       (2,091,037)
            An increase in depreciation expense                   (1,322,867)
            An increase in operating expenses
             and advisory trustee services                           (97,169)
            A decrease in amortization expense                        37,312
            An increase in Minority interest of
             Operating Partnership Income                                (18)
                                                                 $  (714,121)

            PROPERTY ACQUISITIONS. IRET added nearly $60,000,000 of real estate to its portfolio during Fiscal 1997, including:

            COMMERCIAL:
             Computer City, Kentwood, MI                         $ 2,113,574
             Edgewood Vista, Missoula, MT                            962,428
             Wedgwood Retirement Inns, Sweetwater, GA              2,810,000

            UNITS  APARTMENTS
             67   Circle 50, Billings, MT*                       $ 1,519,855
             98   South Pointe II, Minot, ND**                     1,024,234
             60   Rosewood Court, Sioux Falls, SD                  1,938,245
            116   Legacy Apts., Grand Forks, ND**                  3,573,057
             98   Rocky Meadows, Billings, MT**                    2,654,554
            210   Miramont Apts., Fort Collins, CO                14,235,461
            192   Neighborhood Apts., Colorado Springs, CO        10,849,561
            108   Woodridge Apts., Rochester, MN                   6,398,096
             67   Cottonwood Lake, Bismarck, ND*                   1,055,862
            360   Park Meadows Apts., St. Cloud, MN               10,242,747
                                                                 -----------
                                         Total                   $59,377,674

            *Property not placed in service at April 30, 1997. Additional costs are still to be incurred.

            **Represents costs to complete a project started in year ending April 30, 1996.

                                       40                      Page 42 of 233

            PROPERTY DISPOSITIONS. During Fiscal 1997, IRET sold a 24 plex apartment building in Hutchinson, MN, realizing a gain of $252,000. It also recognized a gain of $138,600 from the previous sale of an 18 plex apartment building in Mandan, ND. It is management s intention to continue to market IRET s older and smaller apartment projects.

       FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995. This comparative report is reproduced as it was submitted for Fiscal Year 1996. IRET s Fiscal Year 1996, which ended on April 30, 1996, produced very favorable results, including a substantial increase in IRET s investment portfolio and satisfactory increases in earnings and funds from operations.

            EARNINGS. IRET's net taxable earnings for Fiscal Year 1996 increased to $4,611,970, compared to $3,967,830 earned in Fiscal 1995 and $3,200,388 earned in Fiscal 1994. Fiscal 1996 taxable income includes $994,163 of capital gain income from the sale of assets from the investment portfolio, compared to $407,512 of capital gain income in Fiscal 1995 and $64,962 of capital gain income in Fiscal 1994.

            On a per share basis, net taxable income was $.38 per share for Fiscal 1996, the same as earned in Fiscal 1995. Per share taxable income in Fiscal 1994 was $.36 per share.

            As noted in prior reports, as IRET repositions its investment portfolio by replacing high yielding mortgage loans with equity investments in real estate properties, taxable earnings are depressed.

            FUNDS FROM OPERATIONS. Funds from operations (taxable income increased by non-cash deductions of depreciation and amortization, and reduced by capital gain income and other extraordinary income items) for Fiscal 1996 increased to $5,977,431 ($.49 per share) from the $5,434,244 ($.52 per share) generated in Fiscal 1995 and the $4,607,708 ($.52 per share) generated in Fiscal 1994.

            REVENUES. Total revenues for Fiscal 1996 were $18,659,665, compared to $13,801,123 in Fiscal 1995 and $11,583,008 in Fiscal 1994. The
            increase in revenues received during Fiscal 1996 in excess of Fiscal 1995 revenues was $4,858,542. This increase resulted from:

            Rent from 6 properties acquired in
             Fiscal 1996                                          $3,272,078
            Rent from 6 properties acquired in
             Fiscal 1995 in excess of that
             received in Fiscal 1994                               2,094,922
            An increase in rental rates on
             existing properties (2.5%)                              259,084
            A decrease in rent on Smith Home
             Furnishing Building (bankruptcy
             of tenant)                                             (348,310)
            A decrease in rent - properties sold
             during 1996                                            (178,888)

                                       41                      Page 43 of 233

            A decrease in interest income                           (240,344)
                                                                  ----------
                                                                  $4,858,542
                                                                  ----------
                                                                  ----------

            The increase in revenue during Fiscal Year 1996 resulted primarily from the addition of new real estate properties to the portfolio. Rents received on properties acquired prior to the beginning of Fiscal 1995 increased by 2.5%. Overall occupancy was stable at 95%. The decline in operating income per share (from $.35 per share in Fiscal 1994, to $.34 in 1995 and $.30 in 1996) reflects the continuing repositioning of the investment portfolio from a mix of real estate equities and mortgage loans to one consisting entirely of real estate equities. The income on the mortgage loans made by the Trust was immediately reflected in operating income. Many of these mortgage loans earned interest at 14% per annum and several produced additional participation income. These mortgages have now been largely paid off and have been replaced with equity investments in apartments and triple net leased commercial property. The initial operating and taxable income on the equity investments is lower than what was being earned on the mortgage loans, but management is of the opinion that these new investments will produce very satisfactory investment returns in the years ahead.

            Capital gain income, on the other hand, has been increasing ($.01 per share in Fiscal 1994 compared to $.04 per share in Fiscal 1995 and $.08 per share in Fiscal 1996). IRET is marketing its older and smaller apartment investments and will continue to reposition its portfolio into newer and larger properties.

            The $644,140 increase in net income for Fiscal 1996 over the net income earned in the prior fiscal year resulted from:

               An increase in gain from sale of investments        $   586,651
               An increase in net rental income (rents, less
                utilities, maintenance, taxes, insurance
                and management)                                      3,193,087
               A decrease in interest income                          (496,017)
               An increase in interest expense                      (2,063,429)
               An increase in depreciation expense                    (494,430)
               A decrease in bad debt expense                          200,000
               An increase in operating expenses
                 and advisory trustee services                        (204,481)
               An increase in amortization expense                     (77,241)
                                                                   -----------
                                                                   $   644,140
                                                                   -----------
                                                                   -----------

            PROPERTY ACQUISITIONS. IRET acquired over $40,000,000 of new properties during Fiscal 1996. They were:

            Commercial:                                               Cost
                                                                  ------------
            - Barnes & Noble Superbookstore,
              Omaha, NE (15 year net lease)                       $3,627,206**

            - Stone Container Manufacturing Plant,
              Fargo, ND                                           $4,042,217**

                                       42                      Page 44 of 233

            Apartments:
            - 96 units, Billings, MT                              $ 3,727,440*
            - 49 units, North Pointe, Bismarck, ND                $   927,450**
            - 98 units, South Pointe, Phase I, Minot, ND          $ 2,727,085**
            - 313 units, West Stonehill, St. Cloud, MN            $10,765,830**
            - 18 units, Minot, ND                                 $   593,147
            - 49 units, Grand Forks, ND                           $ 3,373,754*
            - 164 units, South Winds, Grand Forks, ND             $ 5,433,683
            - 98 units, South Pointe II, Minot, ND                $ 4,290,061*
            - 49 units, Circle 50, Billings, MT                   $   491,247*
            - 67 units, Columbia Park II,
              Grand Forks, ND                                     $   661,855*
                                                                  -----------
                                                                  $40,660,975

            *Property not placed in service at April 30, 1996. Additional costs are still to be incurred.

            **Represents costs to complete a project started in the year ending April 30, 1995.

            PROPERTY DISPOSITIONS: During Fiscal 1996, IRET sold several older and smaller apartment buildings. In addition, a contract for deed receivable from Chateau Properties, Ltd., was paid in full, resulting in the recognition of deferred capital gain. The total gain recognized from the sale of properties (both current and deferred) was $994,163 for Fiscal 1996, compared to $407,512 in Fiscal 1995, and $64,962 in Fiscal 1994. It is management s intention to continue to market IRET s older and smaller apartment projects.

                GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST

ORGANIZATION OF TRUST. Investors Real Estate Trust is a registered real estate investment trust organized and governed under the laws of North Dakota. The Trust has qualified as a real estate investment trust under Sections 856-858 of the Internal Revenue Code during all years of its existence.

GOVERNING INSTRUMENTS OF TRUST. The Trust was organized on July 31, 1970. The Trust will continue, unless sooner terminated by a majority vote of the shareholders, until the expiration of 20 years after the death of the last survivor of the seven original trustees. All of the original Trustees are still living, the youngest being 62 years of age. The existence of the Trust may be extended indefinitely by action of the Trustees approved by the vote of shareholders holding fifty per cent or more of the outstanding shares. The Trust has 10 Trustees.

INDEPENDENT TRUSTEES. The Trust adheres to NASAA guidelines requiring a majority of the Board to be composed of independent Trustees. The Glossary at the end of this document defines independent Trustee. Pursuant to NASAA guidelines, the Trust considers the following Trustees as independent:

                                       43                      Page 45 of 233

Ralph A. Christensen has served as an independent Trustee since 1970. He is a retired rancher. Mr. Christensen is a former Director of First Bank - Minot, N.A. Mr. Christensen has over 25 years experience dealing with multi-family and commercial real property.

John D. Decker has served as an independent Trustee since 1970. Mr. Decker is currently retired. He was the owner and operator of TBA until the retail chain's sale in 1975. Mr. Decker is also active as an independent oil developer. Mr. Decker has over 25 years experience dealing with multi-family and commercial real property.

Mike F. Dolan has served as an independent Trustee since 1978. Mr. Dolan was owner and operator of Monarch Concrete until the company's sale in 1980. Mr. Dolan is also active as an independent oil developer. Mr. Dolan has over 25 years experience dealing with multi-family and commercial real property.

J. Norman Ellison, Jr., has served as an independent Trustee since 1970. Mr. Ellison was the former owner and operator of Ellison's department store in Minot. He is a partner of Ellison Realty Co. and former Director of First Bank - Minot, ND. Mr. Ellison has over 25 years experience dealing with multi-family and commercial real property.

Daniel L. Feist has served as an independent Trustee since 1985. Mr. Feist is a general contractor and President of Feist Construction and Realty Inc. Mr. Feist is a former Director of First Bank - Minot, N.A., and N.D. Holdings, Inc., of Minot, ND. Mr. Feist has over 25 years experience dealing with multi-family and commercial real property.

Patrick G. Jones has served as an independent Trustee since 1986. He is the former Manager and Director of the Minot Daily News as well as former President of Central Venture Capital, Inc. Mr. Jones is an active investor. Mr. Jones has over 25 years experience dealing with multi-family and commercial real property.

Jeff L. Miller has served as an independent Trustee since 1985. He is the former President of Coca-Cola Bottling Co. of Minot. He is currently President of M & S Concessions, Inc. Mr. Miller is a former Director of First Bank - Minot, N.A. Mr. Miller has over 25 years experience dealing with multi-family and commercial real property.

The Trust considers the following Trustees as not independent:

C. Morris Anderson has served as a Trustee since 1970. He is a partner and founder of Magic City Realty, Ltd., an entity involved in the ownership of rental properties. He is also the President of North Hill Bowl, Inc., a business operating a bowling alley, restaurant and lounge in Minot. Mr. Anderson is a Director of International Inn, Inc., and Norwest Bank - Minot, N.A. Mr. Anderson has over 25 years experience dealing with multi-family and commercial real property.

Roger R. Odell has served as a Trustee since 1970. He is a partner in the Trust's advisor, Odell-Wentz & Associates. He is a Director of the Trust's principal property management company - Investors Management & Marketing, Inc. He is also a


                                      44                         Page 46 of 233

Director of Inland National Securities, Inc., one of the two broker-dealers selling the Trust's common stock and a partner with Mr. Anderson in Magic City Realty, Ltd.

Thomas A. Wentz, Jr., has served as a Trustee since 1996. He is a partner in the Trust's legal counsel, Pringle & Herigstad, P.C. Mr. Wentz is the general partner of WENCO, a North Dakota Limited Partnership, which owns commercial, multi-family and farm real estate.

SHAREHOLDER MEETINGS. The governing provisions of the Trust require the holding of annual meetings. It is the policy of the Board of Trustees to hold the annual meeting in Minot, North Dakota, during the month of August. All shareholders shall be given not less than 30 days prior written notice.

Special meetings of the shareholders may be called by the chief executive officer, by a majority of the Trustees or by a majority of the Independent Trustees, and shall be called by an officer of IRET upon written request of the shareholders holding in the aggregate not less than 10% of the outstanding shares of the IRET entitled to vote at such meeting. Upon receipt of a written request, either in person or by mail, stating the purpose or purposes of the meeting, IRET shall provide all shareholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than sixty days after the distribution of such notice, at a time and place specified in the request, or if none if specified, at a time and place convenient to shareholders. The holders of a majority of shares in IRET, present in person or by proxy, shall constitute a quorum at any meeting.

                               STRUCTURE OF THE TRUST

The Trust carries on its activities directly and through subsidiaries and an Operating Partnership. IRET Properties, a North Dakota Limited Partnership, was organized on January 31, 1997, and, since February 1, 1997, is the principle entity through which the Trust operates. All assets and liabilities of the Trust have been contributed to the Operating Partnership in exchange for a general partnership interest in the Operating Partnership. IRET, INC., a North Dakota corporation, and a wholly owned subsidiary of the Trust acts as the general partner of the Operating Partnership. As the sole shareholder of IRET, INC., which in turn is the sole general partner of the Operating Partnership, the Trust has the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership, subject to certain limitations contained in the Operating Partnership Agreement. See "Operating Partnership Agreement."

The Trust's interest in the Operating Partnership will entitle it to receive all quarter-yearly cash distributions from the Operating Partnership and to be allocated its pro-rate share of the profits and losses of the Operating Partnership. IRET owns in excess of 98.9336% of the Operating Partnership. It is expected that the Operating Partnership will merge with other partnerships or acquire real estate from other persons in exchange for limited partnership units.

When certain properties were acquired by the Trust, the lender financing the properties required, as a condition of the loan, that the properties be owned by a


                                      45                         Page 47 of 233

"single asset entity." Accordingly, the Trust organized three wholly owned subsidiary corporations for the purpose of holding title to these investment properties in order to comply with the conditions of the lender. They are:
Pine Cone - IRET, INC., a Colorado corporation, formed to own the 195-unit Pine Cone apartment complex located in Fort Collins, Colorado; Miramont - IRET, INC., a Colorado corporation, formed to own the 210-unit Miramont apartment complex located in Fort Collins, Colorado; and West Stonehill - IRET, INC., a Minnesota corporation, formed to own the 313-unit West Stonehill apartment complex located in St. Cloud, Minnesota.

IRET is the general partner and holds investment interests in 7 limited partnerships. They are: Eastgate Properties, Ltd.; Bison Properties, Ltd.; First Avenue Building, Ltd.; Sweetwater Properties, Ltd.; Hill Park Properties, Ltd.; Colton Heights, Ltd.; and Chateau Properties, Ltd. All of the above limited partnerships, except Chateau Properties, Ltd., are consolidated with IRET for financial reporting purposes. For an explanation of the reasons for this consolidation, see "The Trust."

                      POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The following information is a statement of the Trust's policy as it pertains to the described activities.

TO ISSUE SENIOR SECURITIES. The Trust has issued and outstanding Investment Certificates which are senior to the shares of Beneficial Interest being offered under this Prospectus. The Investment Certificates are issued for a definite term and annual interest rate (currently 7% for 6 months; 7 1/2% for 1 year; 8% for 3 years and 8 1/2% for 5 years). In the event of dissolution of the Trust, the Investment Certificates would be paid in preference to the shares of Beneficial Interest. As of October 31, 1997, the Investment Certificates outstanding totaled $9,579,002. The Trust does not plan on issuing other senior securities in the future.

TO BORROW MONEY. The Trust plans to continue to borrow money. The Trust relies on borrowed funds in pursuing its investment objectives and goals. The policy concerning borrowed funds is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders. The Trust intends to continue borrowing funds in the future.

Over the past three fiscal years, the Trust has borrowed funds as follows:

                           Fiscal                Fiscal                Fiscal
                            1997                  1996                  1995
                        -----------          -----------           -----------
Cost of Property
  Acquired              $59,377,674          $40,660,975           $27,033,369
Net Increase in
  Mortgages Payable     $44,035,887          $21,702,852           $13,006,654

Percent of Acquisition
  Price Represented by
  Net Increase in
  Mortgages Payable         74%                   53%                   48%


                                      46                         Page 48 of 233

TO MAKE LOANS TO OTHER PERSONS. As part of the Trust's business plan, Trust funds have been loaned to third parties. The loans are in the form of mortgages secured by real estate. The decision to make loans is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders.

The Trust has no present plans to make additional loans of Trust funds, but may do so in the future.

The Trust has the following outstanding mortgage loans:

                       MORTGAGE LOANS RECEIVABLE:
                              Real Estate                 4/30/97
Location                       Security                   Balance          Rate
--------                      -----------              -----------         ----
Billings, MT
------------
Colton Heights              Apts.-144 Units             $  137,162           9%

Denver, CO
------------
Writer Corp.                Residential Lots                 1,251          14%
Centrebrooke Homes          Residential Lots                53,314          12%

Gilbert, AZ
------------
NE1/4-27-2-6                Commercial Land                670,153           8%

Douglasville GA
---------------
Sweetwater Springs          Retirement Center           $1,150,017           9%

Other Mortgages
---------------
Over $100,000                                           $  850,577    8-10 1/4%
$50,000 to $99,999                                             0
$20,000 to $49,999                                         130,545        8-12%
Less than $20,000                                           30,764           9%
                                                        ----------
                TOTAL                                   $3,023,783
                Unearned Discounts                         ( 8,146)
                Allowance for Losses                      (124,881)
                Deferred Gain                              (18,713)
                                                        ----------
                                                        $2,872,043
                                                        ----------
                                                        ----------

TO INVEST IN THE SECURITIES OF OTHER ISSUERS FOR THE PURPOSE OF EXERCISING CONTROL. The Trust has not invested in such securities in the past. The decision to do so is vested solely in the Board of Trustees and may be changed without a vote of the shareholders.


                                      47                         Page 49 of 233

The Trust currently holds an interest in the following partnerships:

                               Year Partner-
Name, Location, Size           ship Formed          Fiscal
& Type of Real                 and % Owned           1997         Year
Estate Owned                     by IRET          Occupancy     Purchased        Cost
-----------------------------------------------------------------------------------------
CHATEAU PROPERTIES, LTD.          1979               97%          1972        $2,663,654
Apartment Complex                 26.7%
- Minot, ND, 64 Units


CONSOLIDATED PARTNERSHIPS:

SWEETWATER PROPERTIES             1981               85%          1972        $1,623,477
- Devils Lake & Grafton,  ND         0%
- 114 Units

BISON PROPERTIES                  1982               88%          1972        $1,607,288
- Jamestown, Carrington &           20%
  Cooperstown,  ND
- 125 Units

1ST AVENUE BUILDING               1981               66%          1981          $796,192
- Minot,  ND                        20%
- 16,500 sq. ft. Office Building

EASTGATE PROPERTIES               1983               69%          1970        $1,768,233
- Moorhead,  MN                     18%
- 116 Units

COLTON HEIGHTS PROPERTIES,        1984               84%          1984          $820,155
- Minot,  ND                     18.69%
- 18 Units

HILL PARK PROPERTIES              1985               90%          1985        $2,835,106
- Bismarck,  ND                   7.14%
- 92 Units

It is possible that the Trust may increase its ownership in the above entities or seek to acquire a controlling ownership interest in other unrelated entities.

TO UNDERWRITE SECURITIES OF OTHER ISSUERS. The Trust has no plans to engage in such an activity.

TO ENGAGE IN THE PURCHASE AND SALE (OR TURNOVER) OF INVESTMENTS. The Trust has no plans to engage in such an activity.

TO OFFER SECURITIES IN EXCHANGE FOR PROPERTY. Commencing on February 1, 1997, the Trust operates principally through IRET Properties, a North Dakota Limited Partnership, of which the Trust is the sole general partner. Such a structure allows the Trust to offer Limited Partnership Units in exchange for real estate. The Trust currently has plans to offer Limited Partnership Units in exchange for real estate on a continuous and ongoing basis. All exchanges shall be subject to approval by the Board of Trustees on such terms and conditions which are deemed reasonable by the Trustees.


                                      48                         Page 50 of 233

TO REPURCHASE OR OTHERWISE REACQUIRE ITS SHARES OR OTHER SECURITIES. As a "real estate investment trust" under federal income tax laws, the Trust intends to invest only in real estate assets. The Trust is authorized, but not obligated, to repurchase its own shares and may do so from time to time if the Trustees deem such action to be appropriate.

TO MAKE ANNUAL AND OTHER REPORTS TO SHAREHOLDERS. The Trust is required to provide an annual report to shareholders during the month of July. The annual report contains a financial statement certified by an independent public accountant. Provision of the annual report to shareholders may only be changed by a vote of a majority of the shareholders. The Trust has a policy of providing quarterly reports to the shareholders during January, April, July and October. The quarterly reports do not contain a financial statement certified by an independent public accountant. The provision of a quarterly report to the shareholders may be changed by a majority of the Board without a vote of the shareholders.

                          INVESTMENT POLICIES OF REGISTRANT

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. The Trust currently owns real estate located in 9 states. The company may invest in real estate or interests in real estate which is located anywhere in the United States.

The Trust may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except the Trust may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.

The method of operating the Trust's real estate shall be delegated to a management company as it pertains to the day-to-day management. All major operating decisions concerning the Trust's operation of its real estate shall be made by the Board.

The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares. The income generated from rental income and interest income is planned to be distributed to shareholders as dividends. The Trust will rely on proceeds from the sale of shares offered by this Prospectus to expand its portfolio of real estate investments.

There is no limitation on the number or amount of mortgages which may be placed on any one piece of property, provided that the overall ratio of liabilities to assets for the Trust must not exceed 80%. As of July 31, 1997, the ratio of total liabilities ($127,729,630) to total assets ($189,544,095) was 67%.

It is not the Trust's policy to acquire assets primarily for possible capital gain. Rather, it is the policy of the Trust to acquire assets primarily for income.

The Trust has no limitation on the amount or percentage of assets which will be invested in any specific property, except that not more than 10% of assets can consist of unimproved real estate.


                                      49                         Page 51 of 233

Any Trust policy as it relates to investments in real estate or interests in real estate may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN REAL ESTATE MORTGAGES. While the Trust has made mortgage loans in the past, it is the current policy of the Trust not to make any further mortgage loans.

Any Trust policy as it relates to mortgage loans may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN OTHER SECURITIES. The Trust has purchased and now owns United States guaranteed obligations and shares of five other real estate investment trusts. These purchases are made solely for the purpose of holding cash until future real estate investments are identified. No investments in other types of securities are planned.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. The Trust owns shares in five publicly traded REITs, acquired at a cost of $596,961. No other purchases of such security are contemplated at this time.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

                          DESCRIPTION OF REAL ESTATE

IRET owned the following properties as of September 30, 1997:

    REAL ESTATE OWNED:

                                        FISCAL                                        MORTGAGE
                                         1998          YEAR                           PAYABLE
                         SIZE/TYPE     OCCUPANCY     PURCHASED            COST      INTEREST RATE
        APARTMENTS
Dakota Arms                 18 Unit        98%          1996             $595,339      $387,987
Minot, ND                  Apt. Bldg.                                                    8.50%

Fairfield                   24 Unit        89%          1988             $406,069      $108,578
Marshall,  MN              Apt Bldg                                                      9.00%

41 East Apts                41 Unit        80%          1989             $375,952      $228,664
Dickinson,  ND             Apt. Bldg                                                     8.50

Pleasant View               18 Unit        95%          1989             $262,883       $26,732
Mandan,  ND                Apt. Bldg.                                                    8.75

Lone Tree Manor Apts       12 Unit         82%          1991             $222,336          -
Harvey,  ND                Apt Bldg

Sunchase Apts.             2 18-unit       97           1988           $1,009,906       $488,748
Fargo,  ND                 Apt Bldgs.                                                     8.67%

BEULAH CONDOS ND           22 Condo        62%          1983             $431,945          -
Beaulah,  ND                 Units


                                      50                         Page 52 of 233



CANDLELIGHT APTS           44 Units        99%          1993             $854,220       $510,086
Fargo,  ND                 Apt. Bldg                                                      8.50%

CENTURY APTS               120 Unit        94%          1986           $1,832,262     $1,544,644
Dickinson,  ND            Apt Complex                                                     7.69%

CENTURY APTS               192 Unit        77%          1986           $3,754,252     $2,614,883
Williston,  ND            Apt Complex                                                     7.69%

CIRCLE FIFTY                49 Unit        N/A      Not Completed      $4,284,441         -
Billings, MT              Apt Complex

COLUMBIA PARK PHASE II     201 Unit        N/A      Not Completed      $1,076,327         -
Grand Forks,  ND          Apt Complex

COTTONWOOD LAKE            268 Unit        N/A      Not Completed      $2,387,863         -
Bismarck,  ND             Apt Complex

CRESTVIEW APTS             152 Unit        94%          1994           $4,699,501     $2,690,079
Bismarck,  ND              Apt Bldg                                                      8.55%

FOREST PARK ESTATES        270 Unit        92%          1993           $6,872,932     $4,071,789
Grand Forks,  ND         Apt Complex                                                     7.625%

JENNER PROP. - UPREIT      125 Units       98%          1997           $2,305,207     $1,383,809
Grand Forks, ND            Apt Bldgs                                                     9.25%
Dickinson, ND
Devils Lake, ND

KIRKWOOD MANOR            108 Units       100%          1997          $3,203,821      $2,330,000
Bismarck,  ND             Apt Bldgs                                                      7.75%

LEGACY APTS                116 Unit        94%          1996          $6,965,758      $3,962,686
Grand Forks,  ND         Apt Complex                                                     7.773%

MIRAMONT APT               210 Unit        96%          1996         $14,254,905     $11,549,936
Ft. Collins, CO          Apt Complex                                                    8.25%

NEIGHBORHOOD APT           192 Unit        93%          1996         $10,926,869      $7,459,996
Colorado Springs, CO      Apt Complex                                                    7.98%

NORTH POINTE 49            49 Unit         99%          1995         $2,399,778       $1,331,589
Bismarck,  ND              Apt Bldg                                                      8.07%

OAK MANOR APTS              27 Unit        99%          1989           $294,348         $233,079
Dickinson, ND              Apt Bldg                                                      8.75%

OAKWOOD ESTATES            160 Unit        80%          1993         $5,392,645       $3,473,140
Sioux Falls, SD           Apt Complex                                                   7.88125%

OXBOW 120 UNITS            120 Unit       100%          1994         $4,957,085       $3,452,615
Sioux Falls,  SD          Apt Complex                                                   7.88125%

PARK MEADOWS APT           360 Unit        87%          1997        $10,495,461       $7,985,571
St. Cloud, MN             Apt Complex                                                    8.07%

PARK PLACE                 48 Unit         88%          1988           $838,129           -
Waseca,  MN                Apt Bldg

PARKWAY APTS               36 Unit         70%          1988           $102,687           -
Beulah,  ND                Apt Bldg

PINE CONE APTS             195 Unit        87%          1994        $13,139,082      $10,568,341
Ft. Collins,  CO          Apt Complex                                                      7.125%


                                      51                         Page 53 of 233


POINTE WEST APTS           90 Unit         91%          1994         $3,830,817       $2,237,026
City,  SD                Apt Complex                                                      8.55%

PRAIRIE WINDS APTS         48 Unit         97%          1993         $1,971,650       $1,352,552
Sioux Falls,  SD          Apt Bldg                                                        7.67%

ROCKY MEADOWS              98 Unit         95%          1996         $6,615,957       $2,921,496
Billings,  MT            Apt Complex                                                      7.75%

SCOTTSBLUFF ESTATES      48 Unit           95%          1988           $718,800           -
Scottsbluff,  NE         Apt Bldg

SOUTH POINTE             196 Unit          87%          1995        $10,213,505       $5,595,543
Minot, ND               Apt Complex                                                      8.245%

SOUTHVIEW APTS           24 Unit           77%          1994           $679,360           -
Minot,  ND               Apt Bldg

SOUTHWIND APTS           164 Unit          87%          1996         $5,540,069       $3,536,254
Grand Forks,  ND        Apt Complex                                                      8.34%

VIRGINIA APARTMENTS       15 Unit          88%          1987           $219,826           -
Minot,  ND               Apt Bldg

WEST STONEHILL           313 Unit          92%          1995        $11,316,566       $7,974,307
St Cloud, MN            Apt Complex                                                     7.93%

WOODRIDGE APTS           108 Unit          99%          1996         $6,469,745       $4,339,736
Rochester,  MN          Apt Complex                                                     7.85%

                                          Total      Residential   $151,918,298

COMMERCIAL
401 SOUTH MAIN         9,200 sq. ft.       84           1987           $487,826          -
Minot,  ND            Commercial Bldg

408 1ST STREET SE      Rental House       100%          1986            $46,907          -
Minot,  ND

CREEKSIDE OFFICE
  BUILDING             Office Bldgs        98%          1992         $1,633,344         $897,602
Billings,  MT                                                                             8.35%

LESTER CHIROPRACTIC
  CLINIC                5,000 sq. ft.     100%          1988           $268,917           -
Bismarck,  ND           Clinic Bldg

WALTERS 214 SO MAIN     3,500 sq. ft.     100%          1978           $111,696           $6,354
Minot,  ND              Retail Bldg                                                       9.00%

ARROWHEAD SHOPPING
  CNTR                 80,000 sq. ft.      95%          1973         $2,552,317           -
Minot,  ND            Shopping Center

BARNES & NOBLE         30,000 sq. ft.     100%          1994         $3,292,012       $2,191,640
Fargo,  ND              Retail/Whse.                                                     7.98

BARNES & NOBLE         30,000 sq. ft.     100%          1995         $3,699,101       $2,373,493
Omaha, NB               Retail/Whse.                                                     7.98%

CARMIKE THEATRE        28,528 sq. ft.     100%          1994         $2,545,737       $1,665,633
Grand Forks,  ND     10 screen theatre                                                   8.90%

COMPUTER CITY          16,080 sq. ft.     100%          1996         $2,113,574       $1,519,437
Kentwood, MI           Strip Shopping                                                    7.75%
                            Cntr


                                      52                         Page 54 of 233


EDGEWOOD VISTA         10,314 sq. ft.     100%          1997           $962,428         $641,025
Missoula,  MT          Assisted Living                                                   9.75%

EDGEWOOD VISTA         10,314 sq. ft.     100%          1997            899,821         $643,896
East Grand Forks, MN   Assisted Living                                                   8.35%

EDGEWOOD VISTA         77,211 sq. ft.     100%          1997          4,906,555       $3,710,000
Minot,  ND             Assisted Living                                                   8.27%

HUTCHINSON TECHNOLOGY  Manufacturing      100%          1993         $4,429,026       $2,296,432
Sioux Falls,  SD         Plant                                                           8.75%

LINDBERG BUILDING      Office/Whse        100%          1992         $1,455,789         $797,051
Eden Prairie,  MN                                                                        8.75%

MINOT PLAZA            11,200 sq. ft.     100%          1993           $506,246           -
Minot,  ND             Strip Shopping
                            Cntr

PETCO WAREHOUSE        18,000 sq. ft      100%          1994         $1,278,934         $789,231
Fargo,  ND             Retail/Whse                                                       8.65%

PIONEER SEED           Office/Whse.       100%          1992           $653,876         $317,382
Moorhead,  MN                                                                            8.38%

RETAIL WAREHOUSE       70,000 sq. ft.      12%          1994         $5,639,665       $3,553,918
Boise,  ID              Retail/Whse.                                                     9.75%

STONE CONTAINER        Manufacturing      100%          1995         $4,998,485       $3,100,756
Fargo,  ND                Plant                                                          8.25%

SUPERPUMPER             Gas Station/      100%          1988           $428,777           -
Crookston,  MN         Conven. Store

SUPERPUMPER             Gas Station/      100%          1986           $297,064           -
Emerado,  ND           Conven. Store

SUPERPUMPER             Gas Station/      100%          1991           $485,007           -
Grand Forks,  ND       Conven. Store

SUPERPUMPER             Gas Station/      100%          1987           $239,212           -
Langdon,  ND           Conven. Store

SUPERPUMPER             Gas Station/      100%          1993           $120,600           -
Sidney, MT             Conven. Store

WEDGEWOOD RETIREMENT   Assisted Living    100%          1996         $2,810,000       $1,555,986
                            Cntr
Sweetwater,  GA                                                                          8.0375%

                                          Total      Commercial     $46,630,189

CONSOLIDATED PARTNERSHIPS:

SWEETWATER PROPERTIES    114 Unit          88%          1972         $1,623,477         $212,352
Devils Lake &            Apt Bldgs                                                       9.75%
 Grafton,  ND

BISON PROPERTIES        125 Apt Units      91%          1972         $1,607,288          $96,843
Jamestown, Carrington &                                                                  10.00%
Cooperstown,  ND

1ST AVENUE BUILDING    16,500 sq. ft.      67%          1981           $796,192           -
Minot,  ND              Office Bldg.


                                      53                         Page 55 of 233



EASTGATE PROPERTIES       116 Unit         71%          1970         $1,768,233           -
Moorhead,  MN           Apt Complex

COLTON HEIGHTS            18 Unit          80%          1984           $820,155         $352,016
 PROPERTIES,             Apt Bldg                                                        9.00%
Minot,  ND

HILL PARK PROPERTIES      92 Unit          93%          1985         $2,835,106       $1,423,928
Bismarck,  ND            Apt Complex                                                     7.69%

                                          Total      Partnerships    $9,450,451

                               Total Real Estate Owned             $208,231,668     $122,504,843
                               Less: Accumulated Depreciation       (18,722,741)

                               Net Carrying                        $189,508,927
                               Value


TITLE. The title to all of the above properties is in the name of IRET Properties, IRET or a wholly owned subsidiary, in fee simple (in each case, IRET has in its files an attorney's title opinion or a title insurance policy evidencing its title).

INSURANCE. In the opinion of management, all of said properties are adequately covered by casualty and liability insurance.

PLANNED IMPROVEMENTS. There are no plans for material improvements to any of the above properties.

CONTRACTS OR OPTIONS TO SELL. As of the date hereof, IRET had not entered into any contracts or options to sell any of the above properties.

OCCUPANCY AND LEASES. Occupancy rates shown above are for the fiscal year ended September 30, 1997. In the case of apartment properties, lease arrangements with individual tenants vary from month-to-month to one year leases, with the normal term being six months. Leases on commercial properties vary from one year to 20 years. The tenant occupying the retail warehouse in Boise, Idaho, is in bankruptcy. The lease has been terminated and the Trust is seeking a new tenant.

                          SHARES AVAILABLE FOR FUTURE SALE

Under its Restated Declaration of Trust, the Trust is authorized to issue an unlimited number of its shares of Beneficial Interest. See "Description of Shares of Beneficial Interest."

The shares of Beneficial Interest issued in connection with this offering and two prior registrations of 3,600,000 shares of Beneficial Interest will be freely tradable by persons other than "affiliates" of the Trust without restriction under the Securities Act of 1933, as amended, subject to certain limitations on ownership set forth in the Restated Declaration of Trust. See "Description of the Trust's Securities - Restrictions on Transfer."

Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Trust) will have exchange rights which, beginning one year after the acquisition of such limited partnership units, enable them to cause the


                                      54                         Page 56 of 233
operating partnership to exchange their limited partnership units for cash or, at the option of the General Partner, Trust shares of Beneficial Interest on a one-for-one basis. Shares of Beneficial Interest of the Trust, other than those issued under this registration and the prior registrations which were effective July 9, 1996, and March 14, 1997, respectively, will be "restricted" securities under the meaning of Rule 144 of the Securities Act of 1933 and may not be sold in the absence of registration under the Securities Act of 1933 unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted securities from the Trust or any "affiliate" of the Trust, as that term is defined under the Securities Act of 1933, the acquiror or subsequent holder thereof is entitled to sell within any three month period a number of shares that does not exceed the greater of one percent (1%) of the then outstanding shares of Beneficial Interest or the average weekly trading volume of the shares of Beneficial Interest during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Trust. If three years have elapsed since the date of acquisition of restricted shares from the Trust or from any affiliate of the Trust and the holder thereof is deemed not to have been an affiliate of the Trust at any time during the three months preceding a sale, such holder would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

The Trust has agreed under the Operating Partnership Agreement that it will file with the Securities and Exchange Commission a shelf registration on Form S-3 under Rule 415 of the Securities Act or any similar rule adopted by the Commission with respect to any Trust shares of Beneficial Interest that may be issued upon exchange of limited partnership units in the operating partnership, pursuant to Section 8.06 of the Operating Partnership Agreement and to use its best efforts to have such registration statement declared effective under the Securities Act of 1933.

No prediction can be made as to the effect, if any, that future sales of shares of Beneficial Interest, or the availability of such shares for future sale, will have on the market price of the shares of Beneficial Interest prevailing from time to time. Sales of substantial amounts of shares of Beneficial Interest, or the perception that such sales could occur, may adversely affect prevailing market prices of such shares. See "Risk Factors - Liquidity."

                           OPERATING PARTNERSHIP AGREEMENT

The following summary of the material terms of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the


                                      55                         Page 57 of 233

Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT. The Operating Partnership has been organized as a North Dakota limited partnership pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. However, any amendment to the Operating Partnership Agreement that would (i) adversely affect the Exchange Rights (as defined herein), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations capital of the Operating Partnership, requires the consent of Limited Partners (other than the General Partner) holding more than fifty percent (50%) of the Units held by such partners.

TRANSFERABILITY OF INTERESTS. The General Partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successor to the General Partners contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the General Partner, which consent the General Partner may withhold in its sole discretion. The General Partner may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes.

The Company may not engage in any transaction resulting in a change of control (a "Transaction") unless in connection with the Transaction the Limited Partners receive or have the right to receive cash or other property equal to the product of the number of Shares of Beneficial Interest into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid in the Transaction to the holder of one Share of Beneficial Interest in consideration of one such Share. If, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares of Beneficial Interest, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received has it exercised its right to redemption and received Shares of Beneficial Interest in exchange for its OP Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.


                                      56                         Page 58 of 233

Notwithstanding the foregoing paragraph, the Trust may merge, or otherwise combine its assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than Units held by the Trust, are contributed to the Operating Partnership as a capital contribution in exchange for Units with a fair market value, as reasonable determined by the Trust, equal to the agreed value of the assets so contributed.

In respect of any Transaction described in the preceding two paragraphs, the Trust is required to use its commercially reasonable efforts to structure such Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Transaction, provided such efforts are consistent with the exercise of the Board of Trustees' fiduciary duty under applicable law.

CAPITAL CONTRIBUTION. All assets of the Trust will be held by the Operating Partnership, including the proceeds of this Offering. Although the Operating Partnership will receive the net proceeds of the Offering, the Trust and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the expenses paid or incurred in connection with the Offering. The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner or the Trust may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's or the Trust's, as applicable, borrowing of such funds. Moreover, the General Partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if the Trust (i) has concluded in good faith that such issuance is in the best interest of the Trust and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, the General Partner generally is obligated to contribute or cause the Trust to contribute the proceeds of a share offering by the Trust as additional capital to the Operating Partnership. Upon such contribution, the General Partner or the Trust, as applicable, will receive additional Units and the General Partner's or the Trust's, as applicable, percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner or the Trust. In addition, if the General Partner or the Trust contributes additional capital to the Operating Partnership, the General Partner will revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if


                                      57                         Page 59 of 233

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there were a taxable disposition of such property for such fair market value on the date of the revaluation.

EXCHANGE RIGHTS. Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Trust) have exchange rights ("Exchange Rights") that enable them to cause the Operating Partnership to exchange their Units for cash, or at the option of the General Partner, Shares of Beneficial Interest on a one-for-one basis. The exchange price will be paid in cash in the event that the issuance of Shares of Beneficial Interest to the exchanging Limited Partner would (i) result in any person owning, directly or indirectly, Shares of Beneficial Interest in excess of the Ownership Limitation, (ii) result in shares of beneficial interest of the Trust being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Trust to own, actually or constructively, 10% or more of the ownership interest in a tenant of the Trust's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Shares of Beneficial Interest by such redeeming Limited Partner to be "integrated" with any other distribution of Shares of Beneficial Interest for purposes of complying with the Securities Act. The Exchange Rights may be exercised by the Limited Partners at any time after the first anniversary of the date of their acquisition, provided that not more than two exchanges may occur during each calendar year and each Limited Partner may not exercise the Exchange Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, all of the Units held by such Limited Partner. See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership." The number of Shares of Beneficial Interest issuable upon exercise of the Exchange Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

REGISTRATION RIGHTS. For a description of certain registration rights held by the Limited Partners, see "Shares Available for Future Sale."

OPERATIONS. The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Trust to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of the Trust and the General Partner (collectively, the "Trust Expenses") and the Trust Expenses will be treated as expenses of the Operating Partnership. The Trust Expenses generally will include (i) all expenses relating to the operation and continuity of existence of the Trust and the General Partner, (ii) all expenses relating to the public offering and registration of securities by the Trust, (iii) all expenses associated with the preparation and filing of any periodic reports by the


                                      58                         Page 60 of 233

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Trust under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Trust and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

DISTRIBUTIONS. The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the Trust has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS. Income, gain and loss of the Operating Partnership for each fiscal year generally is allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM. The Operating Partnership shall continue until April 30, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Operating Partnership, (ii) the sale or other disposition of all or substantially all the assets of the Operating Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by the Trust, if any), or (iv) the election by the General Partner.

FIDUCIARY DUTY. The Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by the Trust to its shareholders and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of the Trust's shareholders.

TAX MATTERS. Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.


                                      59                         Page 61 of 233

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                 TAX TREATMENT OF THE TRUST AND ITS SECURITY HOLDERS

FEDERAL INCOME TAX. Since its organization, the Trust has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the Internal Revenue Code. Under such Sections a real estate investment trust which, in any taxable year, meets certain requirements will not be subject to Federal income tax with respect to income which it distributes to shareholders.


To be considered a real estate investment trust for purposes of the Federal income tax laws, the Trust must continue to meet the following requirements, among others:

(1) At the end of each fiscal quarter at least 75% of the of the total assets of the Trust must consist of real estate assets (including interests in mortgages on real property and shares in other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-858 of the Internal Revenue Code), cash, cash items including receivables and government securities. As to non-real estate investments, which may not exceed 25% of the total assets of the Trust, the securities of any one issuer acquired by the Trust may not represent more than 5% of the value of the Trust's assets or more than 10% of the outstanding voting securities of such issuer.

(2) At least 75% of the gross income of the Trust for the taxable year must be derived from real property rents, interest on obligations secured by mortgages on real property, abatements and refunds of real estate taxes, gains from the sale or other disposition of real estate interests or mortgages on real property and dividends or other distributions on, and gains from the sale of, shares of other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-868 of the Internal Revenue Code. An additional 15% of the gross income of the Trust must be derived from the same sources or from dividends, or interest, or gains from the sale or other disposition of stock or securities, or any combination of the foregoing.

(3) Gross income for the taxable year from sales or other disposition of stock or securities held for less than six months and of real property (or interests in real property) held for less than four years must be less than 30% of gross income. The Trust may not hold any property primarily for sale to customers in the ordinary course of its trade or business.

(4) Beneficial ownership of the Trust must be held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. More than 50% of the outstanding capital stock may not be owned, directly or indirectly, by or for, five or fewer individuals, at any time during the last half of the taxable year.


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As a real estate investment trust, the Trust will not be taxed on that portion of its taxable income (including capital gains) which is distributed to shareholders, if at least 95% of its real estate investment trust taxable income (taxable income adjusted as provided in Section 857 of the Internal Revenue
Code) is distributed. However, to the extent that there is undistributed taxable income or undistributed capital gain, the Trust will be taxed as a corporation at corporate income tax rates. The Trust will not be entitled to carry back or carry forward any net operating losses.

So long as the Trust has met the statutory requirements for taxation as a real estate investment trust, distributions made to the Trust's shareholders will be taxed to them as ordinary income or long term capital gain, as the case may be. Distributions will not be eligible for the dividend exclusion for individuals, or for the 85% dividends received deduction for corporations. The Trust will notify each shareholder as to what portion of the distributions in the opinion of its counsel constitutes ordinary income or capital gain. The shareholders may not include in their individual income tax returns any operating or extraordinary losses of the Trust, whether ordinary or capital losses.

If, in any taxable year, the Trust should not qualify as a real estate investment trust, it would be taxed as a corporation and distributions to its shareholders would not be deductible by the Trust in computing its taxable income. Such distributions, to the extent made out of the Trust's current or accumulated earnings and profits, would be taxable to the shareholders as dividends, but would be eligible for the dividend exclusion, or the 85% dividends received deduction for corporations.

The foregoing, while summarizing some of the more significant provisions of the Internal Revenue Code which govern the tax treatment of the Trust, is general in character. For a complete statement, reference should be made to the pertinent Code Sections and the Regulations issued thereunder.

In the opinion of the law firm of Pringle & Herigstad, P.C., counsel for the Trust, the contemplated method of operation of the Trust complies with the requirements of the Internal Revenue Code for qualification as a real estate investment trust. The Regulations of the Treasury Department require that the trustees have continuing exclusive authority over the management of the Trust, the conduct of its affairs and, with certain limitations, the management and disposition of the trust property. It is the intention of the trustees to effect any amendments to the Declaration of Trust that may be necessary in the opinion of counsel for the Trust to meet the requirements of any modification or interpretation of the Regulations. Provision for such amendment by the trustees, without the vote or consent of the shareholders, is contained in the Declaration of Trust.

NORTH DAKOTA INCOME TAX. In the opinion of counsel for the Trust, since the Trust qualifies as a Real Estate Investment Trust for purposes of the Federal income tax laws, it will not be subject to the North Dakota Corporate Income Tax on that portion of its taxable income (including capital gains) which is distributed to shareholders, provided that the 95 percent distribution


                                      61                         Page 63 of 233
requirement outlined above is met. To the extent there is undistributed taxable income or undistributed capital gain, the Trust will be taxed as a corporation for North Dakota income tax purposes. The Trust will not be entitled to carry back or carry forward any net operating losses. Distributions to the trust shareholders of capital gains or taxable income will be subject to the North Dakota income tax.

TAXATION OF THE TRUST'S SHAREHOLDERS. If the Trust qualifies as a REIT, and so long as the Trust so qualifies, distributions made to the Trust's shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed the Trust's actual net capital gain dividend for the taxable year, although corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such shares of stock. To the extent that such distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the shareholder. The Trust will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

In addition, any dividend declared by the Trust in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Trust and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust.

In general any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year; provided, however, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of distributions from the Trust required to be treated by such shareholders as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling the dividend income from the Trust should not, subject to certain exceptions described below, be UBTI to a qualified plan, IRA or other tax-exempt entity (a "Tax-Exempt Shareholder") provided that Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the


                                      62                         Page 64 of 233

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sale of Common Stock should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Common Stock as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt financed property" within the meaning of Section 514 of the Code.

For Tax-Exempt Shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code respectively, income from an investment in the Trust will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Trust.
 Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

Notwithstanding the above, however, the recently enacted Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and
(iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirements, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, OR (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

TAX CONSIDERATIONS FOR FOREIGN INVESTORS. The preceding discussion does not address the federal income tax considerations to foreign investors of an investment in the Trust. Foreign investors in the Shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, among other things, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the Shares. Furthermore, the backup withholding and information reporting rules are under review by the United States Treasury, and their application to the Common Stock could be changed prospectively or retroactively by future Treasury Regulations.

BACKUP WITHHOLDING. The Trust will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder


                                      63                         Page 65 of 233

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may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or
(b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Trust with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Trust may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Trust.

STATE AND LOCAL TAXES. The Trust or its shareholders may be subject to state or local taxation in the state or local jurisdiction in which the Trust's investments or loans are located or in which the shareholders reside.

Prospective shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment in the Shares.

OTHER TAX CONSIDERATIONS. In the event the Trust enters into any joint venture transactions, special tax risks might arise. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of the Trust and (ii) the status of the joint venture as a partnership (as opposed to a corporation). If a joint venture were treated as a corporation, the joint venture would be treated as a taxable entity and if the Trust's ownership interest in the joint venture exceeds 10%, the Trust would cease to qualify as a REIT. Furthermore, in such a situation even if the Trust ownership does not exceed 10%, distributions from the joint venture to the Trust would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for the Trust to qualify as a REIT for the taxable year in which such distribution was received and the interest in the joint venture held by the Trust would not qualify as a "real estate asset" which could make it more difficult for the Trust to meet the 75% asset test described above. Finally, in such a situation the Trust would not be able to deduct its share of losses generated by the joint venture in computing its taxable income., See "Failure of the Trust to Qualify as a Real Estate Investment Trust" above for a discussion of the effect of the Trust's failure to meet such tests for a taxable year. The Trust will not enter into any joint venture, however, unless it has received from its counsel an opinion to the effect that the joint venture will be treated for tax purposes as a partnership. Such opinion will not be binding on the IRS and no assurance can be given that the IRS might not successfully challenge the status of any such joint venture as a partnership.

TAX ASPECTS OF THE OPERATING PARTNERSHIP. The following discussion summarizes certain federal income tax considerations applicable to the Trust's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.


                                      64                         Page 66 of 233

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CLASSIFICATION AS A PARTNERSHIP.  The Trust will include in its income its distributive share of the Operating Partnership's income and deduct its distributive share of the Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if it (i) has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes and (ii) is not a "publicly traded" partnership. Those four corporate characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "Federal Income Tax."

The U.S. Treasury Department recently issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (I.E., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partners in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. At the date of this Prospectus, the Operating Partnership qualifies for the Private Placement Exclusion. If the Operating Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

The Trust has not requested, and does not intend to request, a ruling from the Service that the Operating Partnership will be classified as a partnership for federal income tax purposes. Instead, Pringle & Herigstad, P.C., is of the opinion that, based on certain factual assumptions and representations, the Operating Partnership does not possess more than two corporate characteristics and will not be treated as a publicly traded partnership and, thus, will be


                                      65                         Page 67 of 233

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treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, or a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Pringle & Herigstad, P.C., is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason the Operating Partnership was taxable as a corporation, rather than a partnership, for federal income tax purposes, the Trust would not be able to qualify as a REIT. See "Federal Income Tax Considerations." In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case the Trust might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations - Requirements for Qualification - Distribution Requirements." Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS.

PARTNERS, NOT PARTNERSHIPS, SUBJECT TO TAX. A partnership is not a taxable entity for federal income tax purposes. Rather, the Trust will be required to take into account is allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Partnership ending within or with the taxable year of the Trust, without regard to whether the Trust has received or will receive any distribution from the Partnership.

PARTNERSHIP ALLOCATIONS. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTY. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in


                                      66                         Page 68 of 233
exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department recently issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership plans to elect to use the traditional method for allocating Code section 704(c) items with respect to the Properties it acquires in exchange for Units.

Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Properties that results in the Trust receiving a disproportionately large share of such deductions. In addition, gain on the sale of a Property contributed to the Operating Partnership by a Limited Partner in exchange for Units will be specially allocated to such member to the extent of any "built-in" gain with respect to such Property for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that the Trust (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than would be allocated to the Trust if such Properties were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to the Trust as a result of such sale. These allocations may cause the Trust to recognize taxable income in excess of cash proceeds, which might adversely affect the Trust's ability to comply with the REIT distribution requirements, although the Trust does not anticipate that this event will occur. The foregoing principles also will affect the calculation of the Trust's earnings and profits for purposes of determining which portion of the Trust's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of the Trust's distributions being taxed as a dividend than would have occurred had the Trust purchased the Properties for cash.

BASIS IN OPERATING PARTNERSHIP INTEREST. The Trust's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by the Trust, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) the Trust's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to the Trust, including constructive


                                      67                         Page 69 of 233
cash distributions resulting from a reduction in the Trust's share of indebtedness of the Operating Partnership.

If the allocation of the Trust's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Trust's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Trust's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Trust's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Trust's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Trust. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Trust's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

SALE OF THE OPERATING PARTNERSHIP'S PROPERTY. Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership on the disposition of the Properties contributed by a partners (including the Trust) in exchange for Units will be allocated first to such contributing partner under section 704(c) of the Code to the extent of such contributing partner's "built-in gain" on those Properties for federal income tax purposes. The Limited Partners' "built-in gain" on the Properties sold will equal the excess of the Limited Partners' proportionate share of the book value of those Properties over the Limited Partners' tax basis allocable to those Properties at the time of the sale. Any remaining gain recognized by the Operating Partnership on the disposition of contributed Properties, and any gain recognized upon the disposition of the Properties acquired by the Operating Partnership for cash, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. The Trust's Declaration of Trust provides that any decision to sell any real estate asset in which a trustee, or officer of the Trust, the Advisor, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the Trustees including a majority of the Independent Trustees. See "Policies with Respect to Certain Activities - Conflict of Interest Policies."

The Trust's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income form a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Trust's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations" above. The Trust, however, does not presently intend to allow the Operating Partnership to acquire or hold any property that represents


                                      68                         Page 70 of 233
inventory or other property held primarily for sale to customers in the ordinary course of the Trust's or the Operating Partnership's trade or business.

                             ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser. The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

A FIDUCIARY MAKING THE DECISION TO INVEST IN THE SHARES OF BENEFICIAL INTEREST ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA,
SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLAN, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS. Each fiduciary of a pension, profit-sharing, or other employee benefit plan (an "ERISA Plan") subject to Title I of ERISA should consider carefully whether an investment in the Shares of Beneficial Interest is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require a ERISA Plan's investments to be (i) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Shares is prudent for purposes of ERISA, the appropriate fiduciary of a ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan's portfolio. A fiduciary also should take into account the nature of the


                                      69                         Page 71 of 233

Trust's business, the management of the Trust, the length of the Trust's operating history, the fact that certain investment properties may not have been identified yet, and the possibility of the recognition of UBTI.

The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an ERISA Plan or with respect to a Non-ERISA Plan or IRA subject to Code section 4975 is subject to (i) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

STATUS OF THE TRUST AND THE OPERATING PARTNERSHIP UNDER ERISA. The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is an ERISA Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. An ERISA Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

If the assets of the Trust are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Trust's assets, (ii) persons who exercise any authority over the Trust's assets, or who provide investment advise to the Trust, would (for purposes of fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires Shares, and transactions involving the Trust's assets undertaken at their direction or pursuant to their advise might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Shares could be liable under Part 4 of Title I of


                                      70                         Page 72 of 233

ERISA for transactions entered into by the Trust that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Trust might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when an ERISA Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act and are registered under the Exchange Act. The plan Asset Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control., The Trust currently has in excess of 3,000 shareholders and is of the opinion that the Shares are now and will be "widely held."

The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined n the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment if $10,000 or less (as is the case with this Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Trust believes that the restrictions imposed under the Declaration of Trust on the transfer of the Trust's Shares of Beneficial Interest will not result in the


                                      71                         Page 73 of 233
failure of the Shares to be "freely transferable." The Trust also is not aware of any other facts or circumstances limiting the transferability of the Shares that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and the Trust does not intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The Plan Asset Regulations only establish a resumption in favor of a finding of free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

Assuming that the Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Shares, the Shares should be publicly offered securities and the assets of the Trust should not be deemed to be "plan assets" of any ERISA Plan, IRA, or Non-ERISA Plan that invests in the Shares.

The Plan Asset Regulations also will apply in determining whether the assets of the Operating Partnership will be deemed to be "plan assets." The partnership interests in the Operating Partnership will not be publicly-offered securities. Nevertheless, if the Shares constitute publicly-offered securities, the indirect investment in the Partnership and the Subsidiary Partnerships by ERISA Plans, IRAs, or Non-ERISA Plans subject to section 4975 of the Code through their ownership of Shares will not cause the assets of the Operating Partnership or the subsidiary Partnerships to be treated as "plan assets" of such shareholders.

                     MARKET PRICE OF AND DIVIDENDS ON THE TRUST'S
                            SHARES OF BENEFICIAL INTEREST

MARKET FOR THE SHARES OF BENEFICIAL INTEREST. No assurance can be given that a purchaser of Trust shares under this Offering would be able to resell such shares when desired. Since October 17, 1997, the shares have been listed on the NASDAQ Small Capitalization Index. On each business day, a "bid" and "ask" price shall be posted with all transactions subject to certain conditions and restrictions. No assurance can be given as to the price or ability to sell shares on the NASDAQ System or of the continued listing of IRET shares on that system. Prior to the NASDAQ listing, the Trust itself acted to support the secondary market in its shares by repurchasing shares upon the following terms:
A repurchase limitation of $100,000 per customer, with a cumulative total for all shareholders of $600,000. To the extent shares were sold by the Trust, such sales replenished the repurchasing fund on a share for share basis. THIS REPURCHASE POLICY WAS SUBJECT TO CHANGE AT ANY TIME BY THE BOARD OF TRUSTEES AND NO ASSURANCE WAS GIVEN OF ITS CONTINUATION.


                                      72                         Page 74 of 233

The following is a summary of the total number of shares sold and repurchased pursuant to this prior policy during the past 7 years:

                                                PRICE RANGE
                             -------------------------------------------------
                             Shares Repurchased From           New Shares Sold
                                  Shareholders                     By IRET
                             -----------------------          -----------------
Year          No. of Shares     Low         High              Low          High
----          -------------     ---         ----              ---          ----
1989             686,847        3.82        4.18              4.35         4.75
1990             396,816        4.18        4.40              4.75         5.00
1991             562,227        4.40        4.75              5.00         5.40
1992             646,779        4.75        5.02              5.40         5.70
1993             911,773        5.02        5.28              5.70         6.00
1994             817,872        5.28        5.63              6.00         6.40
1995           1,266,984        5.89        6.16              6.40         6.70
1996           1,516,519        5.89        6.44              6.70         7.00
1997 to date     904,715        6.44        6.62              7.00         7.20

As of July 31, 1997, IRET had 3,268 shareholders. No shareholder held more than 5% of the 15,297,234 shares outstanding and there were no warrants or stock options outstanding. Dividends are paid on January 5, April 1, July 1, and October 1 of each year.

DIVIDEND AND SHARE PRICE HISTORY. The following is the history of cash dividends declared and paid by the Trust and the share price on each dividend payment date from the inception of the Trust on July 31, 1970, to the date of this Prospectus:


                                       73                       Page 75 of 233

          Dividend/                         Dividend/                       Dividend/
  Date      Share     Price(1)     Date      Share     Price(1)     Date      Share      Price(1)
------------------------------   ------------------------------   -------------------------------
 6/30/71   $.0125      $1.00      1/1/80    $.03        $1.70      7/1/88    $.075        $3.74
10/30/71   $.015       $1.00      4/1/80    $.0325      $1.70     10/1/88    $.071        $3.83
  1/1/72   $.015       $1.00      7/1/80    $.035       $1.70      1/1/89    $.072        $3.92
  4/1/72   $.015       $1.10     10/1/80    $.035       $1.80      4/1/89    $.0725       $4.01
  7/1/72   $.016       $1.10      1/1/81    $.035       $1.80      7/1/89    $.073        $4.10
 10/1/73   $.016       $1.10      4/1/81    $.035       $1.80     10/1/89    $.0735       $4.19
  1/1/73   $.016       $1.10      7/1/81    $.035(2)    $1.70      1/1/90    $.074        $4.28
  4/1/73   $.0165      $1.30     10/1/81    $.035(2)    $1.70      4/1/90    $.0745       $4.28
  7/1/73   $.0165      $1.30      1/1/82    $.035(2)    $1.70      7/1/90    $.075        $4.37
 10/1/73   $.0165      $1.30      4/1/82    $.035(2)    $1.70     10/1/90    $.0755       $4.50
  1/1/74   $.0175      $1.30      7/1/82    $.0375      $1.70      1/5/91    $.076        $4.50
  4/1/74   $.0175      $1.40     10/1/82    $.04        $1.70      4/1/91    $.0765       $4.59
  7/1/74   $.0175      $1.40      1/1/83    $.0425      $1.90      7/1/91    $.077        $4.68
 10/1/74   $.0185      $1.40      4/1/83    $.045       $2.07     10/1/91    $.0775       $4.77
  1/1/75   $.02        $1.40      7/1/83    $.0475      $2.20      1/5/92    $.078        $4.86
  4/1/75   $.02        $1.50     10/1/83    $.05        $2.61      4/1/92    $.0785       $4.95
  7/1/75   $.02        $1.50      1/1/84    $.0525      $2.66      7/1/92    $.079        $4.95
 10/1/75   $.02        $1.50      4/1/84    $.055       $2.75     10/1/92    $.0795       $5.04
  1/1/76   $.021       $1.50      7/1/84    $.05625     $2.75      1/5/93    $.08         $5.13
  4/1/76   $.021       $1.60     10/1/84    $.0575      $2.79      4/1/93    $.0805       $5.22
  7/1/76   $.0225      $1.60      1/1/85    $.05875     $2.84      7/1/93    $.081        $5.31
 10/1/76   $.0225      $1.70      4/1/85    $.06        $2.88     10/1/93    $.0815       $5.31
  1/1/77   $.0225      $1.70      7/1/85    $.06125     $2.97      1/5/94    $.082        $5.40
  4/1/77   $.0225      $1.80     10/1/85    $.0625      $3.11      4/1/94    $.0825       $5.49
  7/1/77   $.025       $1.80      1/1/86    $.06375     $3.15      7/1/94    $.088        $5.49
 10/1/77   $.025       $1.80      4/1/86    $.065       $3.20     10/1/94    $.084        $5.63
  1/1/78   $.025       $1.80      7/1/86    $.066       $3.29      1/1/95    $.085        $5.89
  4/1/78   $.025       $1.80     10/1/86    $.067       $3.38      4/1/95    $.08625      $5.89
  7/1/78   $.0275      $1.90      1/1/87    $.068       $3.47      7/1/95    $.0925       $6.03
 10/1/78   $.0275      $1.90      4/1/87    $.069       $3.56     10/1/95    $.08875      $6.16
  1/1/79   $.0275      $2.00      7/1/87    $.0695      $3.56      1/5/96    $.09         $6.16
  4/1/79   $.0275      $2.10     10/1/87    $.07        $3.65      4/1/96    $.09125      $6.30
  7/1/79   $.0275      $2.00      1/1/88    $.07        $3.65      7/1/96    $.0975       $6.30
 10/1/79   $.03        $2.00      4/1/88    $.071       $3.74     10/1/96    $.095        $6.44
                                                                   1/5/97    $.0975       $6.44
                                                                   4/1/97    $.10         $6.62
                                                                   7/1/97    $.10125      $6.62
                                                                   10/1/97   $.103        $6.62

(1) The stock prices shown are the prices at which Trust Shares of Beneficial Interest were available for purchase on the date shown by then shareholders under the Trust's Dividend Reinvestment Plan (after 1/1/80) or from the Trust (prior to 1/1/80).

(2) In addition to the cash dividend shown, a stock dividend of .0175 share for each share then owned.

                           DIVIDEND REINVESTMENT PLAN

The Trust is registering 500,000 of its shares of Beneficial Interest to distribute to its shareholders who elect to participate in its Dividend Reinvestment Plan.

Each shareholder shall have the option to receive dividends in the form of additional shares instead of in cash. In order to participate in the Dividend Reinvestment Plan, the shareholder must affirmatively elect to do so by notifying the Transfer Agent and Registrar, Odell-Wentz & Associates, L.L.C., 12 South Main, Minot, ND 58701, (701) 852-1756. The shareholder may terminate participation at any time by notifying the Transfer Agent.

                                       74                       Page 76 of 233

The price at which shares will be issued under the Dividend Reinvestment Plan is equal to 92% of the price at which the Trust is then offering its shares for sale to the public on the dividend declaration date ($7.45 X 92% = $6.85 per share as of the date of this Prospectus).

The dividend is taxable to the shareholders whether received in cash or shares.

                     DESCRIPTION OF THE TRUST'S SECURITIES

DESCRIPTION OF SHARES. The shares of beneficial interests of the Trust are of one class without par value. There is no limit on the number of shares that may be issued. All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation. The shares of beneficial interests offered hereby will be fully paid and non-assessable by the Trust upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights. Annual meetings of shareholders are held on the second Wednesday of August and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 20 percent of the issued and outstanding shares. At any meeting a shareholder is entitled to one vote for each share of beneficial interest owned.

The shares of beneficial interests are transferable in the same manner as are shares of a North Dakota business corporation, subject to certain restrictions. See "Shares Available for Future Sale" at page 55.

With respect to the election of trustees, the shares have cumulative voting rights which allow each shareholder one vote in person or by written proxy for each share registered in his name for as many persons as there are trustees to be elected.

RESTRICTIONS ON TRANSFER. Section 7 of Article 2 of the Declaration of Trust provides: "To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding Shares may be owned by five or fewer individuals, the Trustees may at any time redeem Shares from any Shareholder at the fair market value thereof (as determined in good faith by the Trustees based on an independent appraisal of Trust assets made within six months of the redemption date). Also, the Trustee may refuse to transfer Shares to any Person who acquisition of additional Shares might, in the opinion of the Trustees, violate the above requirement."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 31, 1997, no persons, or any Trustee or officer individually was known by the Trust to own beneficially more than 5% of the outstanding shares of Beneficial Interest.

Collectively, the Trustees owned 8.76% of such shares on May 31, 1997.

                                       75                       Page 77 of 233

Name and Position      Principal Occupations     Trustee   Shares Beneficially
With Trust             During Past 5 Years       Since     Owned As Of 5-31-97
-----------------      ---------------------     -------   -------------------

C. Morris Anderson     President of North Hill
 Trustee, Age 68       Bowl, Inc.; Director of
                       Dakota Boys Ranch (25
                       years); Director of
                       International Inn, Inc.,
                       and Norwest Bank - Minot,
                       N.A. and a Partner in
                       Magic City Realty, Ltd.    1970           8,929(1)

Ralph A. Christensen   Retired Rancher; Former
 Trustee and Chairman  Director of First Bank
 Age 68                - Minot, N.A.; Chairman
                       of IRET                    1970          42,238(2)

John D. Decker
 Trustee, Age 80       Investor                   1970          47,416(3)

Mike F. Dolan
 Trustee and Vice      Investor;
 Chairman, Age 86      Vice-Chairman of IRET      1978         228,921(4)

J. Norman Ellison, Jr. Businessman; Managing
 Trustee, Age 74       Partner of Ellison Realty
                       Co.; Former Director of
                       First Bank - Minot, N.A.   1970          18,340(5)

Daniel L. Feist        Realtor, Broker, Real Estate
 Trustee, Age 65       Developer, Builder, General
                       Contractor; President-Owner
                       of Feist Construction &
                       Realty, Inc.; Investor;
                       Businessman; Former Director
                       of First Bank System -
                       Minot, N.A.; Director N.D.
                       Holdings, Inc., Minot, ND  1985         442,872(6)

Patrick G. Jones       Investor                   1986          79,624(7)
 Trustee, Age 49

Jeff L. Miller         Investor; Businessman;
 Trustee and Vice      President of M & S
 Chairman, Age 53      Concessions, Inc., and
                       former president of
                       Coca-Cola Bottling Co.
                       of Minot; Former Director
                       of First Bank - Minot      1985         137,406(8)

                                       76                       Page 78 of 233

Roger R. Odell         Realtor; President of IRET;
 Trustee and           Partner in Odell-Wentz &
 President, Age 71     Associates (Advisor of IRET);
                       Director of Investors Manage-
                       ment & Marketing, Inc. and
                       Inland Securities, Inc.;
                       Partner in Magic City
                       Realty, Ltd.               1970         140,565(9)

Thomas A. Wentz, Jr.   Attorney, Pringle & Herigstad,
 Trustee, Age 31       P.C.; Sole General Partner
                       of WENCO, Ltd.             1996         166,832(10)

(1) 5,729 shares are owned by Mr. Anderson and his wife as Joint Tenants. 3,200 shares are owned by Mr. Anderson's wife; he disclaims beneficial ownership of these shares.

(2) Includes shares held in Mr. Christensen's IRA, and also his wife's IRA, which is comprised of 603 shares; the balance is owned by Mr. Christensen and his wife as Joint Tenants. Mr. Christensen's children own 16,679 shares as to which Mr. Christensen does not have beneficial ownership or any dispositive powers.

(3) Owned by Mr. Decker with his wife as Tenants in Common. Mr. Decker's children own 9,177 shares as to which Mr. Decker does not have beneficial ownership or dispositive powers.

(4) Mr. Dolan's children own 41,354 shares, as to which Mr. Dolan disclaims beneficial ownership or dispositive powers.

(5) Includes 4,689 shares held by Mr. Ellison's wife. Mr. Ellison disclaims beneficial ownership of such shares.

(6) Includes 116,820 shares held in Mrs. Feist's name and in her IRA of which Mr. Feist disclaims beneficial ownership. Also includes shares held in Mr. Feist's IRA's. Mr. Feist's children own 88,878 shares as to which Mr. Feist does not have beneficial ownership or dispositive powers.

(7) Includes 39,723 shares held by Mrs. Jones and in her IRA. Mr. Jones disclaims beneficial ownership of such shares. Also includes shares held in Mr. Jones' IRA. Mr. Jones' children own 11,601 hares as to which Mr. Jones disclaims beneficial ownership.

(8) 45,409 of such shares are owned by Mr. Miller's wife. Mr. Miller disclaims beneficial ownership of such shares. Also includes shares held in Mr. Miller's IRA.

(9) Includes 9,848 shares owned by Magic City Realty and 20,757 shares owned by Investors Management & Marketing, Inc. Also includes 67,897 shares owned by Mr. Odell's wife, as to which shares Mr. Odell disclaims beneficial ownership.

                                       77                       Page 79 of 233

Mr. Odell's children own 72,081 shares as to which Mr. Odell does not have beneficial ownership or dispositive powers.

(10) Includes 164,877 shares owned by WENCO, Ltd., of which Mr. Wentz, Jr., is Sole General Partner.

As of May 31, 1997, all of the above trustees as a group owned or held voting control of 1,313,143 shares of Beneficial Interest of IRET, representing 8.76% of the 14,997,591 shares then outstanding.

During the fiscal year ending April 30, 1997, there were twelve regular meetings of the Board of Trustees. All of the Trustees attended 75% or more of the meetings held during said fiscal year.

There are no separate audit, nominating or compensation committees of the Board of Trustees, which duties are performed by the Board as a whole.

The last shareholder meeting at which Trustees were elected was held on August 19, 1997, at which meeting shareholders owning 60.6% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

                EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

The Trust has no employees and has contracted with Odell-Wentz & Associates, L.L.C., to provide management services for it. See "Advisory Agreement." In addition to the advisory fee paid for these managements services, the Trust also incurs administrative expenses for trustees' fees, accountants' fees, printing and postage, filing fees and other related expenses incurred in connection with administering the Trust assets and its communications with its shareholders and regulatory authorities. During the past five fiscal years, the following is a summary of the administrative expenses of the Trust paid to the Advisor, the trustees and the other administrative expenses:

                                              Fiscal Years Ending April 30
                              ----------------------------------------------------------------
                                1993          1994          1995          1996          1997
                              --------      --------      --------      --------      --------
Advisor's and Trustees'
 Compensation                 $252,013      $304,898      $336,142      $458,019      $559,149
Other Administrative
 Expenses                       58,253        46,557        79,974       162,588      $158,627
                              --------      --------      --------      --------      --------
          TOTAL               $310,266      $351,455      $416,116      $620,607      $717,776

The Advisor also received fees from the Trust for investigating and recommending investments. See "Advisory Agreement." These fees are considered as part of the cost of such investments and are capitalized and added to the cost of the investment property and, thus, are not included in the above described administrative expenses.

For the Fiscal Years 1993-1997, the amount of these acquisition fees were $56,140, $89,514, $49,836, $117,506 and $177,834, respectively.

                                       78                       Page 80 of 233

The following tabulation shows the cash compensation paid by IRET to its trustees and officers during its fiscal year ending April 30, 1997. The Trust has no retirement, bonus, or deferred compensation plan and no other compensation will accrue, directly or indirectly, to any of the Trustees except as noted below.

                                                 Cash Compensation
                       Capacity in                for Year Ending
Name                   Which Served                April 30, 1997
----                   ------------              -----------------
C. Morris Anderson     Trustee                        $ 8,204.00
Ralph A. Christensen   Trustee & Chairman              10,199.50
John D. Decker         Trustee                          8,304.00
Mike F. Dolan          Trustee & Vice Chairman          9,352.75
J. Norman Ellison, Jr. Trustee                          8,404.00
Daniel L. Feist        Trustee                          8,304.00
Jeff L. Miller         Trustee & Vice Chairman          9,152.75
Patrick G. Jones       Trustee                          8,304.00
Thomas A. Wentz, Jr.   Trustee                               (2)
Thomas A. Wentz, Sr.   Vice President                    (1 & 2)
Roger R. Odell         Trustee & President                   (1)

(1) Mr. Odell is the President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1997, Odell-Wentz & Associates received compensation and reimbursement of disbursements under said Agreement of $667,366.70. The terms of said Advisory Agreement are explained below. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to the Trust and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1997, Investors Management & Marketing, Inc., received $408,903.64 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as a broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1997, the Trust paid Inland National Securities, Inc. $291,143.37 as security sales fees.

(2) Mr. Wentz is the Vice-President and a member of Odell-Wentz & Associates, L.L.C. He and his son, Thomas A. Wentz, Jr., are also members of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. During the fiscal year ending April 30, 1997, the Trust paid Pringle & Herigstad, P.C., the sum of $36,045.27 for legal services rendered and disbursements made on behalf of the Trust.

                              ADVISORY AGREEMENT

Roger R. Odell has served as advisor to IRET since its formation in 1970. As of January 1, 1986, a revised Advisory Agreement was entered into between IRET

                                       79                       Page 81 of 233
and Odell-Wentz & Associates, a partnership of Roger R. Odell and Thomas A. Wentz, Sr., and on January 1, 1994, with Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company. Mr. Odell serves as president and
Mr. Wentz serves as vice president of IRET. Mr. Wentz has also served as attorney for IRET since its formation as a member of the law firm of Pringle
& Herigstad, P.C.

Under the Advisory Agreement, the advisor has the following duties and responsibilities:

Advisor, at its expense, shall provide suitable office facilities for IRET in Minot, North Dakota, and shall provide sufficient staff and other equipment to conduct the day-to-day operations of IRET. Advisor shall furnish a computer and all other office equipment necessary to conduct the operations of IRET and shall pay for all routine supplies, postage, and other costs of operating said office. IRET shall be billed by the Advisor for stationery and other forms and documents printed especially for IRET, the printing of the annual report and quarterly reports and other communications to shareholders, and also for the postage for mailing reports, checks and other documents to shareholders.

The Advisor, under the direction of Trustees, shall be responsible to conduct all operations of IRET, including:

Collection of rent, contract and mortgage payments and depositing the same in IRET bank accounts;

Payment of bills;

Disbursement of dividends;

Preparing monthly reports to the Trustees;

Preparing quarterly and annual reports to shareholders;

Preparing notices of shareholders' meetings and proxies and proxy statements;
and

Advising the Trustees as to investment decisions, including acquisition and disposition of real estate and other permissible investments.

For providing the above services, the Advisor is compensated as follows:

BASIC COMPENSATION. Advisor shall receive monthly as its basic compensation for the above described services a percentage of "net invested assets" of IRET held on the last day of the month for which the payment is made as follows:

1/12th of .9% of net invested assets up to $10,000,000; and,

1/12th of .8% of net invested assets over $10,000,000, but less than $20,000,000; and,

                                       80                       Page 82 of 233

1/12th of .7% of net invested assets in excess of $20,000,000.

For the purpose of this agreement, "net invested assets" shall be determined as follows:

     Add:      +total assets at cost
               +depreciation reserve
               +unearned contract receivable discount
               +deferred gain account

     Subtract: -cash
               -marketable securities, less margin accounts
               -total liabilities

ADDITIONAL COMPENSATION. For its services in investigating and negotiating the acquisition of real estate equities, mortgages or contracts for deed by IRET, the Advisor shall receive a fee of 1/2 of 1 percent of the first $2,500,000 of value of any such asset which is recommended to and acquired by IRET, except on new construction projects for which the fee is 1/2 of 1 percent of the total cost.

LIMITATION. Notwithstanding the foregoing, the total compensation received by the Advisor set forth above during any one fiscal year of IRET when added to trustees' fees and other administrative costs of IRET shall not exceed the lesser of the following: 2 percent of net invested assets (as set forth above) or 25 percent of the net taxable income of IRET for such fiscal year.

Said Advisory Agreement is for a term of one year to continue for successive terms on the same conditions until terminated by written notice of either party and is also subject to a 60 day termination by either party and by the shareholders holding a majority interest in IRET. The Agreement is renewable annually and was last renewed for the calendar year 1997 by action of the Board of Trustees at its December, 1996 regular meeting.

ROGER R. ODELL. Mr. Odell's address is 1445 SW 15th St., Minot, North Dakota 58701, (701) 839-4631. Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota, since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as Secretary of the Association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Trust from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

Mr. Odell is President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1997, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $667,366.70. The terms of said Advisory Agreement are explained above. Investors Management &

                                       81                       Page 83 of 233

Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to the Trust and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1997, Investors Management & Marketing, Inc., received $408,903.64 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as the broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1997, the Trust paid Inland National Securities, Inc., $291.143.37 as security sales fees.

THOMAS A. WENTZ, SR.. Mr. Wentz's address is 505 8th Ave. SE, Minot, North Dakota 58701, (701) 838-0811. Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962.

Mr. Wentz is Vice-President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1997, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $667,366.70. The terms of said Advisory Agreement are explained above.

He is also a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. During the fiscal year ending April 30, 1997, the Trust paid Pringle & Herigstad, P.C., the sum of $36,045.27 for legal services rendered and disbursements made on behalf of the Trust.

            SELECTION, MANAGEMENT AND CUSTODY OF TRUST'S INVESTMENTS

MANAGEMENT OF TRUST'S INVESTMENTS. The Trust contracts with various local management companies for the sole purpose of leasing, maintaining and monitoring the Trust's interests. All other management is the responsibility of the Advisor.

                 POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

No trustee, officer or advisor of the Trust, or any person affiliated with any such persons, shall sell any property or assets to the Trust or purchase any property or assets from the Trust, directly or indirectly, nor shall any such person receive any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the Shareholders and that relate to:

     a. the acquisition of property or assets at the formation of the Trust or shortly thereafter and fully disclosed in the prospectus filed with the North Dakota State
         Securities Commissioner;

                                       82                       Page 84 of 233

     b. The acquisition of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage
         Association is purchasing comparable mortgages;

     c. The acquisition of other mortgages on terms not less favorable to the Trust than similar transactions involving unaffiliated parties; or,

     d. The acquisition by the Trust of other property at prices not exceeding, or disposition of other property at prices not less than, the fair value thereof as determined by independent appraisal.

All such transactions and all other transactions in which any such persons have any direct or indirect interest shall be approved by a majority of the trustees, including a majority of the independent trustees. All brokerage commissions or remuneration received by any such person from the Trust in connection with any such transactions shall be deemed a part of the fee payable under any management or advisory contract.

No trustee or affiliate of the trustee shall receive a brokerage commission or other such remuneration in connection with the acquisition or disposition of Trust assets.

                           LIMITATIONS OF LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The governing instrument of the Trust provides as follows:

          SECTION 12.  LIABILITY AND INDEMNIFICATION.

     A.  NON LIABILITY OF TRUSTEES, ADVISORS OR AFFILIATES.

     No TRUSTEE, ADVISOR or AFFILIATE shall be liable individually for any act or omission of any other TRUSTEE or agent or representative of IRET, or for negligence, error in judgment, or any act or omission except his own willful misfeasance, bad faith, or gross negligence in the conduct of his duties. Every act or thing done or omitted, and every power exercised or obligation incurred by the TRUSTEES, ADVISOR or AFFILIATE or any of them in the administration of IRET or in connection with any business or property of IRET whether ostensibly in their own names or in their trust or agency capacity, shall be deemed done, omitted, exercised, or incurred by them as TRUSTEES or agents and not as individuals; and upon any debt, claim, demand, judgment, decree, or

                                       83                       Page 85 of 233
     obligation of any nature whatsoever against or incurred by the TRUSTEES, ADVISOR or AFFILIATE in their capacities as such, whether founded upon contract, tort or otherwise, resort shall be had solely to the property of IRET.

     B. INDEMNIFICATION OF TRUSTEES.

     1. IRET shall indemnify and hold harmless each TRUSTEE, ADVISOR or AFFILIATE from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such TRUSTEE, ADVISOR or AFFILIATE may become subject by reason of his being or having been a TRUSTEE, ADVISOR or AFFILIATE, or by reason of any action alleged to have been taken or omitted by him as TRUSTEE, ADVISOR or AFFILIATE, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. IRET shall not provide for indemnification of the TRUSTEES, ADVISORS or AFFILIATES for any liability or loss suffered by the TRUSTEES, ADVISORS or AFFILIATES, nor shall it provide that the TRUSTEES, ADVISORS or AFFILIATES be held harmless for any loss or liability suffered by IRET, unless all of the following condition are met:

          a. The TRUSTEES, ADVISORS or AFFILIATES have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of IRET.

          b. The TRUSTEES, ADVISORS or AFFILIATES were acting on behalf of or performing services for IRET.

          c.   Such liability or loss was not the result of:

               i. negligence or misconduct by the TRUSTEES, excluding the INDEPENDENT TRUSTEES, ADVISORS or AFFILIATES; or

               ii. gross negligence or willful misconduct by the INDEPENDENT TRUSTEES.

          d. Such indemnification or agreement to hold harmless is recoverable only out of IRET NET ASSETS and not from SHAREHOLDERS.

     2. Notwithstanding anything to the contrary contained in this document or elsewhere, the TRUSTEES, ADVISORS or AFFILIATES and any PERSONS acting as a broker-dealer shall not be indemnified by IRET for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

          a. There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.

                                       84                       Page 86 of 233

          b. Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.

          c. A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of IRET were offered or sold as to indemnification for violations of securities laws.

     3. The advancement of IRET funds to the TRUSTEES, ADVISORS or AFFILIATES for legal expenses and other costs incurred for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

          a. The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of IRET.

          b. The legal action is initiated by a third party who is not a SHAREHOLDER or the legal action is initiated by a SHAREHOLDER acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

          c. The TRUSTEES, ADVISORS or AFFILIATES undertake to repay the advanced funds to IRET, together with the applicable legal rate of interest thereon, in cases in which such TRUSTEES, ADVISORS or AFFILIATES are found not to be entitled to indemnification.

                                 LEGAL MATTERS

The validity of the Shares of Beneficial Interest offered under the Prospectus, the federal and state tax aspects of the organization and operation of the Trust and the Operating Partnership and other legal matters will be passed upon for the Trust by Pringle & Herigstad, P.C., Minot, North Dakota. Thomas A. Wentz, Sr., is the President and a shareholder, and Thomas
A. Wentz, Jr., is a shareholder of said law firm (they also serve as the Vice-President and as a Trustee, respectively, of the Trust). See "Conflicts of Interest."

                                    EXPERTS

The balance sheets of the Trust as of April 30, 1996, and April 30, 1997, the statements of income, shareholders' equity, and cash flows for each of the three years in the period ended April 30, 1997, as listed on the Index to Financial Statements on page F-1, included in this Prospectus, have been included herein in reliance on the reports of Brady-Martz & Associates, P.C., Minot, North Dakota, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                       85                       Page 87 of 233

                               GLOSSARY OF TERMS

Unless a different definition is provided immediately following a term used in this documents, the following definitions shall apply:

ADMINISTRATOR: The official or agency administering the Securities laws of a jurisdiction.

ACQUISITION EXPENSES: Expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

ACQUISITION FEE: The total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Trust. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, DEVELOPMENT FEE, CONSTRUCTION FEE, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated.
Excluded shall be DEVELOPMENT FEES and CONSTRUCTION FEES paid to PERSONS not affiliated with the ADVISOR in connection with the actual development and construction of a project.

ADVISOR: Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company, 12 South Main, Minot, North Dakota, the entity responsible for directing and performing the day-to-day business affairs of the TRUST.

ADVISORY AGREEMENT: The contract between the TRUST and the ADVISOR which is summarized in this Prospectus. See "Advisory Agreement."

AFFILIATE:  An AFFILIATE of another PERSON includes any of the following:

   a. any PERSON directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other PERSON.

   b. any PERSON ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other PERSON.

   c. any PERSON directly or indirectly controlling, controlled by, or under common control with such other PERSON.

   d. any executive officer, director, trustee or general partner of such other PERSON.

   e. any legal entity for which such PERSON acts as an executive officer, director, trustee or general partner.


                                      86                        Page 88 of 233

AVERAGE INVESTED ASSETS: For any period the average of the aggregate book value of the assets of the TRUST invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

BOARD OF TRUSTEES:  The ten member BOARD OF TRUSTEES of the TRUST.

COMPETITIVE REAL ESTATE COMMISSION: Real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

CONTRACT PRICE FOR THE PROPERTY: The amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of ACQUISITION FEES and ACQUISITION EXPENSES.

CONSTRUCTION FEE: A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide MAJOR REPAIRS OR REHABILITATION to the TRUST's property.

DECLARATION OF TRUST: The Restated Declaration of Trust dated October 24, 1996, for the TRUST.

DEVELOPMENT FEE: A fee for the development of the TRUST's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

EXCHANGE RIGHT: The right of limited partners in the OPERATING PARTNERSHIP to exchange their limited partnership UNITS on a one-for-one basis for SHARES of the TRUST.

FUNDS FROM OPERATIONS: Net income (computed in accordance with Generally Accepted Accounting Principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis.

GAAP:  Generally Accepted Accounting Principles.

INDEPENDENT EXPERT: A PERSON with no material current or prior business or personal relationship with the ADVISOR or TRUSTEES who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the TRUST.

INDEPENDENT TRUSTEE(S): The TRUSTEE(S) of the TRUST who are not associated and have not been associated within the last two years, directly or indirectly, with the ADVISOR of the TRUST, or AFFILIATES of the ADVISOR.


                                      87                        Page 89 of 233

   a. A TRUSTEE shall be deemed to be associated with the ADVISOR if he or she:

        -   is employed by the ADVISOR or any of its AFFILIATES; or

        -   is an officer or director of the ADVISOR or any of its AFFILIATES;
            or

        -   performs services, other than as a TRUSTEE, for the TRUST; or

        - is a TRUSTEE for more than three REITS organized by or advised by the ADVISOR; or

        - has any material business or professional relationship with the ADVISOR, or any of its AFFILIATES.

   b. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective INDEPENDENT TRUSTEE from the ADVISOR and AFFILIATES shall be deemed material per se if it exceeds 5% of the prospective INDEPENDENT TRUSTEE'S:

        i. annual gross revenue, derived from all sources, during either of the last two years; or

        ii.  net worth, on a fair market value basis.

   c. An indirect relationship shall include circumstances in which a TRUSTEE'S spouse, parents, children, siblings, mothers-or fathers-in-laws, sons-or daughters-in-laws, or brothers-or sisters-in-law is or has been associated with the ADVISOR, any of its AFFILIATES, or the TRUST.

IRET:  Investors Real Estate Trust, a North Dakota Real Estate Investment Trust.

IRET, INC.:  The general partner of the OPERATING PARTNERSHIP.

IRET, PROPERTIES:  The OPERATING PARTNERSHIP.

IRS:  The United States Internal Revenue Service.

LEVERAGE: The aggregate amount of indebtedness of the TRUST for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

LIMITED PARTNERS:  The limited partners of the OPERATING PARTNERSHIP.

NET ASSETS: The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.


                                      88                        Page 90 of 233

NET INCOME: For any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the ADVISOR receives an incentive fee, NET INCOME, for purposes of calculation TOTAL OPERATING EXPENSES in Section IV.D shall exclude the gain from the sale of the REIT'S assets.

NET OPERATING INCOME: The total gross income from a real estate property, less all operating expenses attributable to that property but excluding interest expense, depreciation and any other non-cash deductions.

OFFERING: The offering of SHARES of beneficial interest of the TRUST to the public pursuant to this PROSPECTUS.

OFFERING EXPENSES: All expenses incurred by and to be paid from the assets of the TRUST in connection with registration and offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

OPERATING PARTNERSHIP:  IRET Properties, a North Dakota Limited Partnership.

OPERATING PARTNERSHIP AGREEMENT: The agreement of limited partnership for IRET Properties, a North Dakota Limited Partnership.

PERSON: Any natural persons, partnership, corporation, association, trust, limited liability company or other legal entity.

PROSPECTUS: Shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

REAL ESTATE INVESTMENT TRUST ("REIT"): A corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

SHARES: The shares of beneficial interest of the TRUST being offered under this PROSPECTUS.

SHAREHOLDERS:  The registered holders of the TRUST's SHARES.


                                      89                        Page 91 of 233

TOTAL OPERATING EXPENSES: Aggregate expenses of every character paid or incurred by the TRUST as determined under Generally Accepted Accounting Principles, including ADVISORS' fees, but excluding:

   a. The expenses of raising capital such as ORGANIZATION AND OFFERING EXPENSES, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the TRUST's SHARES;

   b.   interest payments;

   c.   non-real estate taxes;

   d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

   e. ACQUISITION FEES, ACQUISITION EXPENSES, real estate commissions on resale of property and other expenses connection with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

TRUSTEE(S):  The members of the BOARD OF TRUSTEES which manages the TRUST.

UNIMPROVED REAL PROPERTY: The real property of the TRUST which has the following three characteristics:

   a. an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

   b.   has no development or construction in process on such land;

   c. and no development or construction on such land is planned in good faith to commence on such land within one year.

UNITS:  The limited partnership units of the OPERATING PARTNERSHIP.







                                      90                        Page 92 of 233

                             INVESTORS REAL ESTATE TRUST

                                   AND SUBSIDIARIES

                                 MINOT, NORTH DAKOTA







                          CONSOLIDATED FINANCIAL STATEMENTS

                                        AS OF

                               APRIL 30, 1997 AND 1996

                                         AND

                             INDEPENDENT AUDITOR'S REPORT






                                       F-1                    Page 93 of 233

                             INVESTORS REAL ESTATE TRUST
                                   AND SUBSIDIARIES
                                  TABLE OF CONTENTS

                                                                        Pages
                                                                        -----
INDEPENDENT AUDITOR'S REPORT                                               1


CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets                                            2-3

  Consolidated Statements of Operations                                    4

  Consolidated Statements of Shareholders' Equity                          5

  Consolidated Statements of Cash Flows                                  6-7

  Notes to Consolidated Financial Statements                            8-18


ADDITIONAL INFORMATION

  Independent Auditor's Report on Additional Information                  19

  Marketable Securities                                                   20

  Noncurrent Indebtedness of Related Parties -
   Mortgage Loans Receivable                                              21

  Supplemental Income Statement Information                               22

  Real Estate and Accumulated Depreciation                             23-27

  Investments in Mortgage Loans on Real Estate                         28-29

  Selected Financial Data                                                 30

  Gain from Property Dispositions                                         31

  Mortgage Loans                                                       32-33

  Significant Property Acquisitions                                       34

    Schedules other than those listed above are omitted since they are not required or are not applicable, or the required information is shown in the financial statement or notes thereon.

  Quarterly Results of Consolidated Operations (Unaudited)                35

                                       F-2                    Page 94 of 233

                             INDEPENDENT AUDITOR'S REPORT


Board of Trustees
Investors Real Estate Trust
  and Subsidiaries
Minot, North Dakota


We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and Subsidiaries as of April 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended April 30, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Real Estate Trust and Subsidiaries as of April 30, 1997 and 1996, and the consolidated results of its operations and cash flows for the years ended April 30, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.





BRADY, MARTZ & ASSOCIATES, P.C.

May 23, 1997

                                       F-3                    Page 95 of 233

                         INVESTORS REAL ESTATE TRUST
                               AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                           APRIL 30, 1997 AND 1996

                                   ASSETS

                                                      1997          1996
                                                  ------------   ------------
REAL ESTATE INVESTMENTS
  Property owned                                  $191,884,509   $131,447,734
  Less accumulated depreciation                    (16,948,156)   (13,551,571)
                                                  ------------   ------------
                                                  $174,936,353   $117,896,163

  Mortgage loans receivable                          3,108,933      4,932,138
  Less- unearned discounts and deferred interest       (10,524)       (18,222)
      - deferred gain from property dispositions       (18,713)      (165,074)
      - allowance for loan losses                     (124,881)      (267,096)
                                                  ------------   ------------
  Total real estate investments                   $177,891,168   $122,377,909

OTHER ASSETS
  Cash                                               1,718,257      2,715,274
  Marketable securities - held-to-maturity           4,055,459      4,411,857
  Marketable securities - available-for-sale           683,466         -
  Accounts receivable                                  332,814         30,269
  Real estate deposits                                 100,000         -
  Investment in partnership                             78,469         85,576
  Prepaid insurance                                    248,377        128,541
  Tax and insurance escrow                           1,250,469      1,151,527
  Deferred charges                                     635,464        454,685
                                                  ------------   ------------
TOTAL ASSETS                                      $186,993,943   $131,355,638
                                                  ------------   ------------
                                                  ------------   ------------

                                       F-4                    Page 96 of 233

                     LIABILITIES AND SHAREHOLDERS' EQUITY

                                                       1997           1996
                                                  ------------   ------------
LIABILITIES
  Accounts payable and accrued expenses           $  3,073,071   $  3,142,190
  Mortgages payable                                115,734,946     71,699,059
  Investment certificates issued                     8,187,305      5,802,469
                                                  ------------   ------------
  Total liabilities                               $126,995,322   $ 80,643,718
                                                  ------------   ------------

MINORITY INTEREST OF UNITHOLDERS IN
  OPERATING PARTNERSHIP                           $      1,002   $     -
                                                  ------------   ------------

SHAREHOLDERS' EQUITY
  Shares of beneficial interest (unlimited
   authorization, no par value, 14,940,513
   shares outstanding in 1997 and 13,258,908
   shares outstanding in 1996)                    $ 65,073,951   $ 54,263,917
  Accumulated distributions in excess of net
   income                                           (5,162,837)    (3,551,997)
  Unrealized gain on securities available-
   for-sale                                             86,505         -
                                                  ------------   ------------
  Total shareholders' equity                      $ 59,997,619   $ 50,711,920
                                                  ------------   ------------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                             $186,993,943   $131,355,638
                                                  ------------   ------------
                                                  ------------   ------------

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                       F-5                    Page 97 of 233

                           INVESTORS REAL ESTATE TRUST
                                 AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED APRIL 30, 1997, 1996 AND 1995


                                        1997           1996           1995
                                        ----           ----           ----
REVENUE
  Real estate rentals               $22,972,369    $17,635,297    $12,280,738
  Interest, discounts and fees          861,613      1,024,368      1,520,385
                                    -----------    -----------    -----------
  Total revenue                     $23,833,982    $18,659,665    $13,801,123
                                    -----------    -----------    -----------

EXPENSES
  Interest                           $7,638,776     $5,547,739     $3,484,310
  Depreciation                        3,584,591      2,261,724      1,767,294
  Utilities and maintenance           3,741,878      3,167,560      2,352,968
  Taxes and insurance                 2,720,495      2,065,017      1,220,434
  Property management expenses        1,870,435      1,281,311        779,024
  Advisory and trustee services         559,149        458,019        336,142
  Operating expenses                    158,627        162,588         79,974
  Amortization                           60,588         97,900         20,659
  Provision for loan losses                -              -           200,000
  Total expenses                    $20,334,539    $15,041,858    $10,240,805
                                    -----------    -----------    -----------

OPERATING INCOME                     $3,499,443     $3,617,807     $3,560,318

GAIN ON SALE OF PROPERTIES              398,424        994,163        407,512

MINORITY INTEREST PORTION OF
  OPERATING PARTNERSHIP INCOME              (18)          -               -
                                    -----------    -----------    -----------

NET INCOME                           $3,897,849     $4,611,970     $3,967,830
                                    -----------    -----------    -----------
                                    -----------    -----------    -----------


Net income per share:
  Operating income                         $.25           $.30           $.34
  Gain on sale of investments               .03            .08            .04
                                           ----           ----           ----
  Net income                               $.28           $.38           $.38
                                           ----           ----           ----
                                           ----           ----           ----

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                      F-6                        Page 98 of 233

                          INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED APRIL 30, 1997, 1996 AND 1995

                                                   Accumulated      Unrealized
                                   Shares of      Distributions        Gain            Total
                                  Beneficial      in excess of     on Securities    Shareholders'
                                   Interest        Net Income    Available-for-Sale    Equity
                                  ----------      -------------  ------------------ -------------
BALANCE, MAY 1, 1994              $34,096,966     $(4,099,777)         $  -          $29,997,187

Net income                               -          3,967,830             -            3,967,830
Dividends distributed                    -         (3,592,986)            -           (3,592,986)
Dividends reinvested                2,175,278            -                -            2,175,278
Sale of shares                      5,288,343            -                -            5,288,343
                                  -----------     -----------          -------       -----------

BALANCE, APRIL 30, 1995           $41,560,587     $(3,724,933)         $  -          $37,835,654

Net income                               -          4,611,970             -            4,611,970
Dividends distributed                    -         (4,439,034)            -           (4,439,034)
Dividends reinvested                3,100,988            -                -            3,100,988
Sale of shares                      9,820,470            -                -            9,820,470
Shares repurchased                   (218,128)           -                -             (218,128)
                                  -----------     -----------          -------       -----------

BALANCE, APRIL 30, 1996           $54,263,917     $(3,551,997)         $  -          $50,711,920

Net income                               -          3,897,849             -            3,897,849
Dividends distributed                    -         (5,508,689)            -           (5,508,689)
Dividends reinvested                3,579,744            -                -            3,579,744
Sale of shares                      9,025,706            -                -            9,025,706
Shares repurchased                 (1,795,416)           -                -           (1,795,416)
Increase in unrealized
  gain on securities
  available-for-sale                     -               -              86,505            86,505
                                  -----------     -----------          -------       -----------

BALANCE, APRIL 30, 1997           $65,073,951     $(5,162,837)         $86,505       $59,997,619
                                  -----------     -----------          -------       -----------
                                  -----------     -----------          -------       -----------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                      F-7                       Page 99 of 233

                  INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS
                                 OF CASH FLOWS
               FOR THE YEARS ENDED APRIL 30, 1997, 1996 AND 1995

                                                          1997            1996             1995
                                                          ----            ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                           $  3,897,849    $  4,611,970    $  3,967,830
  Adjustments to reconcile net income to
   net cash provided by operating activities:
      Depreciation and amortization                      3,645,179       2,359,624       1,787,953
      Minority interest portion of operating
        partnership income                                      18            -               -
      Accretion of discount on contracts                    (7,698)        (16,570)        (14,670)
      Gain on sale of properties                          (398,424)       (994,163)       (407,512)
      Interest reinvested in investment
        certificates                                       288,517        161,813          205,491
      Changes in other assets and liabilities:
        Increase in real estate deposits                  (100,000)          -                -
        Increase in other assets                          (596,053)      (273,636)        (119,685)
        Increase in tax and insurance escrow               (98,942)      (834,007)          (3,603)
        Increase (decrease) in accounts payable
          and accrued expenses                             (69,119)     1,219,771         (108,444)
                                                      ------------   ------------     ------------
  Net cash provided from operating activities         $  6,561,327   $  6,234,802     $  5,307,360
                                                      ------------   ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturity of marketable
    securities held-to-maturity                       $    356,398   $    417,952     $    441,644
  Principal payments on mortgage loans
    receivable                                           1,706,202      2,642,346        4,059,328
  Proceeds from sale of property                              -           389,784             -
  Payments for acquisition and
    improvement of properties                          (38,046,177)   (32,462,846)     (10,584,694)
  Purchase of marketable securities
    available-for-sale                                    (596,961)          -                -
  Investment in mortgage loans receivable               (2,835,212)    (1,784,981)        (653,952)
                                                      ------------   ------------     ------------
  Net cash used for investing activities              $(39,415,750)  $(30,797,745)    $ (6,737,674)
                                                      ------------   ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of shares                        $  9,025,706   $  9,820,470     $  5,288,343
  Proceeds from investment certificates issued           4,225,004      1,695,924          947,093
  Proceeds from mortgages payable                       27,094,270     29,025,001        2,092,266
  Proceeds from short-term lines of credit               8,450,000           -                -
  Proceeds from sale of minority interest                    1,000           -                -
  Repurchase of shares                                  (1,795,416)      (218,128)            -
  Dividends paid                                        (1,930,455)    (1,338,046)      (1,417,708)
  Redemption of investment certificates                 (2,128,686)      (917,732)        (695,803)

                  CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                      F-8                      Page 100 of 233

  Principal payments on mortgage loans                  (2,634,017)   (15,554,717)      (1,979,111)
  Payments on short-term lines of credit                (8,450,000)                           -                            -
                                                      ------------   ------------     ------------
  Net cash provided from financing activities         $ 31,857,406   $ 22,512,772     $  4,235,080
                                                      ------------   ------------     ------------

NET INCREASE (DECREASE) IN CASH                       $   (997,017)  $ (2,050,171)    $  2,804,766

CASH AT BEGINNING OF YEAR                                2,715,274      4,765,445        1,960,679
                                                      ------------   ------------     ------------

CASH AT END OF YEAR                                   $  1,718,257   $  2,715,274     $  4,765,445
                                                      ------------   ------------     ------------
                                                      ------------   ------------     ------------
















                                      F-9                      Page 101 of 233

                                                         1997            1996             1995
                                                         ----            ----             ----
SUPPLEMENTARY SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES
  Dividends reinvested                                $  3,579,744   $  3,100,988     $  2,175,278
  Real estate investment and mortgage
    loans receivable acquired through
    assumption of mortgage loans payable
    and accrual of costs                                19,575,635      8,232,568       15,917,788
  Mortgage loan receivable transferred to
    property owned                                       2,810,000           -                -
  Proceeds from sale of properties
    deposited directly with escrow agent                   455,329        426,352          940,258
  Mortgages paid directly by
    owner of contract                                         -              -             543,598
  Interest reinvested directly in
    investment certificates                                288,517        161,813          205,491


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid during the year for:
     Interest paid on mortgages                       $  6,773,978   $  4,661,065     $  3,109,727
     Interest paid on investment certificates              508,686        292,660          157,233
                                                      ------------   ------------     ------------
                                                      $  7,282,664   $  4,953,725     $  3,266,960
                                                      ------------   ------------     ------------
                                                      ------------   ------------     ------------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                      F-10                     Page 102 of 233

                             INVESTORS REAL ESTATE TRUST
                                   AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            APRIL 30, 1997, 1996 AND 1995


NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS - Investors Real Estate Trust qualifies under
         Section 856 of the Internal Revenue Code as a real estate investment trust. The Trust has properties located throughout the Upper Midwest, with principal offices located in Minot, North Dakota. The Company invests in commercial and residential real estate, real estate contracts, real estate related governmental backed securities (GNMA), and equity securities in other real estate investment trusts.

         Effective February 1, 1997, the Trust reorganized its structure in order to convert to Umbrella Partnership Real Estate Investment Trust (UPREIT) status. The Trust established an operating partnership (IRET Properties, a North Dakota Limited Partnership) with a wholly owned corporate subsidiary acting as its sole general partner (IRET, Inc., a North Dakota Corporation). At that date, the Trust transferred all of its assets and liabilities to the operating partnership in exchange for general partnership units.

         The general partner has full and exclusive management responsibility for the real estate investment portfolio owned by the operating partnership. The partnership will be operated in a manner that will allow IRET to continue its qualification as a real estate investment trust under the Internal Revenue Code.

         All limited partners of the operating partnership will have "exchange rights" allowing them, at their option, to exchange their limited partnership units for shares of the Trust on a one for one basis. The exchange rights are subject to certain restrictions including no exchanges for at least one year following the acquisition of the limited partnership units. The operating partnership will distribute cash on a quarterly basis in the amounts determined by the Trust which will result in each limited partner receiving the same dividends as a Trust shareholder.

         BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Investors Real Estate Trust and all of its subsidiaries in which it maintains a controlling interest. The Trust is the sole shareholder of IRET, Inc. which is the general partner of the operating partnership, IRET Properties. IRET Properties is a general partner in six limited partnerships, and due to the immaterial involvement of the limited partners, has substantial influence over their operations. These limited partnerships are as follows:

              Eastgate Properties, Ltd.
              Bison Properties, Ltd.
              First Avenue Building, Ltd.
              Sweetwater Properties, Ltd.
              Hill Park Properties, Ltd.
              Colton Heights, Ltd.

NOTE 1 - (CONTINUED)


                                   F-11                        Page 103 of 233

         All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

         ACCOUNTING POLICIES

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PROPERTY OWNED - Real estate is stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs which do not add to the value or extend the useful life are charged to expense as incurred.

         DEPRECIATION is provided to amortize the cost of individual assets over their estimated useful lives using principally the straight-line method. Useful lives range from 12 years for furniture and fixtures to 20 - 40 years for buildings and improvements.

         MORTGAGE LOANS RECEIVABLE are shown at cost less unearned discount. Discounts on contracts are accreted using the straight-line method over the term of the contract which approximates the effective interest method. Deferred gain is recognized as income on the installment method when principal payments are received. Interest income is accrued and reflected in the related balance.

         ALLOWANCE FOR LOAN LOSSES - The Trust evaluates the need for an allowance for loan losses periodically. In performing its evaluation, management assesses the recoverability of individual real estate loans by a comparison of their carrying amount with their estimated net realizable value.

         MARKETABLE SECURITIES - The Trust's investments in securities are classified as securities "held-to-maturity" and securities "available-for-sale". The securities classified as held-to-maturity consist of Government National Mortgage Association securities for which the Trust has the positive intent and ability to hold to maturity. They are reported at cost, adjusted by amortization of premiums and accretion of discounts which are recognized in interest income using the straight line method over the period to maturity which approximates the effective interest method.

         The securities classified as "available-for-sale" consist of equity shares in other real estate investment trusts and are stated at fair value. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in shareholders equity. Cost of securities sold are recognized on the basis of specific identification.

         INVESTMENT IN PARTNERSHIP - The Trust is accounting for its investment in Chateau Properties, Ltd. under the equity method of accounting, wherein the appropriate portion of the earnings or loss is recognized currently. The Operating Partnership has a general partnership interest in the limited partnership. Chateau Properties, Ltd. has invested in real estate properties.

         MINORITY INTEREST - Capital contributions, distributions and profits and losses are allocated to minority interests in accordance with the terms of the operating partnership agreement.


                                   F-12                        Page 104 of 233

         NET INCOME PER SHARE of beneficial interest has been computed based on the weighted average number of shares outstanding during the year.

         INCOME TAXES - The Trust intends to continue to qualify as a real estate investment trust as defined by the Internal Revenue Code and, as such, will not be taxed on the portion of the income that is distributed to the shareholders, provided at least 95% of its real estate investment trust taxable income is distributed and other requirements are met. The Trust intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the financial statements.

         UPREIT status allows non-recognition of gain by an owner of appreciated real estate if that owner contributes the real estate to a partnership in exchange for a partnership interest. The UPREIT concept was born when the non-recognition provisions of Section 721 of the Internal Revenue Code were combined with "Exchange Rights" which allow the contributing partner to exchange the limited partnership interest received in exchange for the appreciated real estate for the Trust stock. Upon conversion of the partnership units to Trust shares, a taxable event occurs for that limited partner. Income or loss of the operating partnership shall be allocated among its partners in compliance with the provisions of Internal Revenue Code Sections 701(b) and 704(c).

         REVENUE RECOGNITION - Residential rental properties are leased under operating leases with terms generally of one year or less. Commercial properties are leased to tenants for various terms exceeding one year. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rental income is recognized as it is earned, which is not materially different than on a straight-line basis.

         Profit on sales of real estate shall be recognized in full when real estate is sold, provided:

         a. The profit is determinable, that is, the collectibility of the sales price is reasonably assured or the amount that will be collectible can be estimated.

         b. The earnings process is virtually complete, that is, the seller is not obliged to perform significant activities after the sale to earn the profit.

         Based on the economic climate and the terms of many contracts, the collectibility of the sales price was not reasonably assured as required by generally accepted accounting principles. Consequently, the Trust uses the installment method of accounting for profits on several property sales as it more fairly reflects earned revenue.

         Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized as discussed in Note 4.

         INTEREST CAPITALIZATION - Interest is capitalized on accumulated expenditures relating to the acquisition and development of certain qualifying properties.


                                  F-13                        Page 105 of 233

         RECLASSIFICATIONS - Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.


NOTE 2 - OFF-BALANCE-SHEET RISK

         The Trust had deposits at Norwest Bank, North Dakota, N.A., and First American Bank which exceeded Federal Deposit Insurance Corporation limits by $31,658 and $335,999, respectively, at April 30, 1997.


NOTE 3 - PROPERTY OWNED UNDER LEASE

         Property consisting principally of real estate owned under lease is stated at cost less accumulated depreciation and is summarized as follows:

                                     April 30, 1997    April 30, 1996
                                     --------------    -------------

    Residential                      $  149,643,413    $  96,029,855
      Less accumulated depreciation     (11,845,692)      (9,620,990)
                                     --------------    -------------
                                     $  137,797,721    $  86,408,865
                                     --------------    -------------

    Commercial                       $   42,241,096    $  35,417,879
      Less accumulated depreciation      (5,102,464)      (3,930,581)
                                     --------------    -------------
                                     $   37,138,632    $  31,487,298
                                     --------------    -------------
    Remaining cost                   $  174,936,353    $ 117,896,163
                                     --------------    -------------
                                     --------------    -------------

    There were no repossessions during the years ended April 30, 1997 and 1996.

    The above cost of residential real estate owned included construction in progress of $2,482,849 and $12,544,357 as of April 30, 1997 and 1996,
    respectively.

    Construction period interest of $269,513 has been capitalized for the year ended April 30, 1997. Construction period interest of $690,665 was capitalized for the year ended April 30, 1996.

    Residential apartment units are rented to individual tenants with lease terms up to one year. Gross revenues from residential rentals totaled $18,935,111, $12,286,492 and $9,076,477 for the years ended April 30,
    1997, 1996 and 1995, respectively.

    Gross revenues from commercial property rentals totaled $4,037,258, $5,348,805, and $3,204,261 for the years ended April 30, 1997, 1996, and
    1995, respectively. Commercial properties are leased to tenants under terms of leases expiring at various dates through 2015. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rents based on a percentage of sales totaled $16,517, $25,054 and $16,586 for the years ended April 30, 1997, 1996 and 1995, respectively.

    The future minimum lease payments to be received under these operating leases for the commercial properties as of April 30, 1997, are as follows:


                                   F-14                        Page 106 of 233

           Year ending April 30

              1998               $ 3,915,469
              1999                 3,837,598
              2000                 3,639,671
              2001                 3,601,838
              2002                 3,486,406
              Thereafter          25,631,642
                                 -----------
                                 $44,112,624
                                 -----------
                                 -----------

NOTE 4 - MORTGAGE LOANS RECEIVABLE

         Mortgage loans receivable consists of approximately thirty contracts which are collateralized by real estate. Contract terms call for monthly payments of principal and interest. Interest rates range from 7 to 14%. Mortgage loans receivable have been evaluated for possible losses considering repayment history, market value of underlying collateral, deferred gains and economic conditions.

         Future principal payments due under the mortgage loan contracts as of April 30, 1997 are as follows:

           Year ending April 30,

              1998               $1,513,357
              1999                  192,186
              2000                  298,323
              2001                   84,946
              2002                   91,647
              Later years           928,474
                                 ----------
                                 $3,108,933
                                 ----------
                                 ----------

         Details concerning mortgage loans receivable from related parties can be found in Note 9. Non-performing mortgage loans receivable were $174,911 at April 30, 1997 and $377,464 at April 30, 1996. These
         loans are recognized as impaired in conformity with FASB Statement No. 114, Accounting by Creditors for Impairment of a Loan. The total allowance for credit losses related to those loans was approximately $30,000 and $151,800, respectively. The average balance of impaired loans for the year ended April 30, 1997 was approximately $276,000. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. Additional interest income that would have been earned on these loans if they had not been non-performing amounted to approximately $33,000 in 1997 and $31,600 in 1996. Interest income on non-performing loans recognized on a cash basis amounted to approximately $-0- in 1997 and $18,600 in 1996.


                                   F-15                        Page 107 of 233

NOTE 5 - MARKETABLE SECURITIES

         The amortized cost and estimated market values of marketable securities held-to-maturity at April 30, 1997 and 1996 are as follows:

         1997                        Gross          Gross
                      Amortized    Unrealized     Unrealized     Fair
         Issuer         Cost         Gains          Losses       Value
         ------         ----         -----          ------       -----

           GNMA       $4,055,459   $        -      $166,031    $3,889,428
                      ----------   ----------      --------    ----------
                      ----------   ----------      --------    ----------
         1996
           GNMA       $4,411,857   $        -      $129,412    $4,282,445
                      ----------   ----------      --------    ----------
                      ----------   ----------      --------    ----------

         The amortized cost and estimated market values of marketable securities available-for-sale at April 30, 1997 and 1996 are as follows:

         1997                              Gross          Gross
                            Amortized    Unrealized     Unrealized     Fair
                              Cost         Gains          Losses       Value
                              ----         -----          ------       -----

         Equity shares in
          other REIT's      $596,961      $90,015         $3,510      $683,466
                            --------      -------         ------      --------
                            --------      -------         ------      --------
         1996

         Equity shares in
          other REIT's      $      -      $     -         $    -      $      -
                            --------      -------         ------      --------
                            --------      -------         ------      --------

         There were no realized gains or losses on sales of securities for the years ended April 30, 1997, 1996 and 1995.

         Marketable securities held-to-maturity consist of Governmental National Mortgage Association (GNMA) securities bearing interest from 6.5% to 9.5% with maturity dates ranging from May 15, 2016 to June 15, 2023. The following is a summary of the maturities of securities held-to-maturity at April 30, 1997 and 1996:

                                     1997                      1996
                                     ----                      ----
                          Amortized       Fair       Amortized        Fair
                            Cost         Value         Cost          Value
                            ----         -----         ----          -----

    Due after 10 years   $ 4,055,459   $3,889,428   $ 4,411,857   $ 4,282,445
                         -----------   ----------   -----------   -----------
                         -----------   ----------   -----------   -----------


NOTE 6 - MORTGAGES PAYABLE

         Mortgages payable as of April 30, 1997, included mortgages on properties owned totaling $115,608,689, and mortgages of $126,257 on property sold on contract. The carrying value of the related real estate owned was $165,399,893 and the carrying value of the related mortgage loans receivable was $353,480 as of April 30, 1997.


                                   F-16                        Page 108 of 233

         Mortgages payable as of April 30, 1996, included mortgages on properties owned totaling $71,327,918, and mortgages of $371,141 on property sold on contract. The carrying value of the related real estate owned was $106,653,490 and the carrying value of the related mortgage loans receivable was $905,752 as of April 30, 1996.

         Monthly installments are due on the mortgages with interest rates ranging from 7.13% to 10.00% and with varying maturity dates through November 30, 2034.

         The aggregate amount of required future principal payments on mortgages payable is as follows:

         Years ending April 30,
                   1998                          $  2,763,852
                   1999                             2,953,508
                   2000                             6,115,493
                   2001                             3,258,957
                   2002                             3,520,246
                   Later years                     97,122,890
                                                 ------------
                   Total payments                $115,734,946
                                                 ------------
                                                 ------------ '

         As of April 30, 1997, the Trust had lines of credit available from two financial institutions. An unsecured line of credit was issued form First Western Bank & Trust on September 6, 1996, in the amount of $2,000,000 carrying an interest rate equal to prime and maturing September 1, 1997. A second unsecured line of credit from First International Bank & Trust was issued September 12, 1996, in the amount of $2,500,000 carrying an interest rate equal to prime and maturing September 12, 1997. Interest payments are due monthly on both notes. As of April 30, 1997, the Trust had no unpaid balances on either line of credit.


NOTE 7 - INVESTMENT CERTIFICATES ISSUED

         The Trust has placed investment certificates with the public. The interest rates vary from 7% to 11% per annum, depending on the term of the security. Total securities maturing within fiscal years ending April 30 are shown below. Interest is paid annually, semiannually, or quarterly on the anniversary date of the security.

         DUE IN YEARS ENDING APRIL 30

                   1998                          $  4,454,245
                   1999                               837,611
                   2000                             1,502,516
                   2001                                92,082
                   2002                               849,792
                   Thereafter                         451,059
                                                 ------------
                                                 $  8,187,305
                                                 ------------
                                                 ------------

NOTE 8 - DEFERRED GAIN FROM PROPERTY DISPOSITIONS


                                   F-17                        Page 109 of 233

         Deferred gain represents gain from property dispositions that have been reported on the installment method. With the installment method of reporting, the proportionate share of the gain is recognized at the point cash is received. Deferred gain recognized on the installment basis was $146,361, $476,913, and $19,917 for the years ended April 30, 1997, 1996 and 1995, respectively.


NOTE 9 - TRANSACTIONS WITH RELATED PARTIES

         Mr. Roger R. Odell and Mr. Thomas A. Wentz, Sr., officers and shareholders of the Trust, are partners in Odell-Wentz & Associates, the advisor to the Trust. Under the Advisory Contract between the Trust and Odell-Wentz & Associates, the Trust pays an advisor's fee based on the net assets of the Trust and a percentage fee for investigating and negotiating the acquisition of new investments.

         For the year ended April 30, 1997, Odell-Wentz & Associates received total fees under said agreement of $489,533. The fees for April 30, 1996 were $484,086, and for April 30, 1995 were $339,128.

         For the years ended April 30, 1997, 1996 and 1995, the Trust has capitalized $177,834, $115,993 and $49,323, respectively, of these fees, with the remainder of $311,699, $368,093 and $289,805, respectively, expensed as advisory and trustee fees on the statement of operations. The advisor is obligated to provide office space, staff, office equipment and computer services and other services necessary to conduct the business affairs of the Trust.

         Investors Management and Marketing (IMM) provides property management services to the Trust. Roger R. Odell is a shareholder in IMM. IMM received $408,904, $281,717 and $212,018 for services rendered for years ended April 30, 1997, 1996 and 1995, respectively.

         Inland National Securities is a corporation that provides underwriting services in the sale of additional shares for the Trust. Roger R. Odell is also a shareholder in Inland National Securities. Fees for services totaled $291,143 for the year ended April 30, 1997, $269,656 for the year ended April 30, 1995, and $272,615 for the year ended April 30, 1995.

         The Trust paid fees and expense reimbursements to the law firm in which Thomas A. Wentz, Sr. is a partner totaling $36,045, $23,488 and $4,890 for the years ended April 30, 1997, 1996 and 1995, respectively.

         Investment certificates issued by the Trust to officers and trustees totaled $519,528 at April 30, 1997 and $1,258,133 at April 30, 1996.


NOTE 10 - MARKET PRICE RANGE OF SHARES

         Investors Real Estate Trust shares are traded on the Over-The-Counter-Market. The price range is as follows:


                                   F-18                        Page 110 of 233

                           BID                    ASK
                           ---                    ---
                    LOW         HIGH        LOW        HIGH
                    ---         ----        ---        ----
         1995      $ 5.49      $ 5.89      $ 6.10     $ 6.40
         1996        5.89        6.30        6.40       6.85
         1997        6.44        6.62        7.00       7.20


NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

              Mortgage loans receivable - Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities.

              Cash - The carrying amount approximates fair value because of the short maturity of those instruments.

              Marketable securities - The fair values of these instruments are estimated based on quoted market prices for these instruments.

              Mortgages payable - For variable rate loans that reprice frequently, fair values are based on carrying values. The fair value of fixed-rate loans is estimated based on the discounted cash flows of the loans using current market rates.

              Investment certificates issued - The fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits with similar remaining maturities.

              Accrued interest payable - The carrying amount approximates fair value because of the short-term nature of when interest will be paid.

    The estimated fair values of the Company's financial instruments are as follows:

                                             1997                      1996
                                             ----                      ----
                                   Carrying        Fair       Carrying          Fair
                                    Amount        Value        Amount          Value
                                    ------        -----        ------          -----
    FINANCIAL ASSETS
      Mortgage loan receivable   $  3,108,933  $  3,108,933   $ 4,932,138   $ 4,949,278
      Cash                          1,718,257     1,718,257     2,715,274     2,715,274
      Marketable securities
       held-to-maturity             4,055,459     3,889,428     4,411,857     4,282,445
      Marketable securities
       available-for-sale             683,466       683,466             -             -

    FINANCIAL LIABILITIES
      Mortgages payable          $115,734,946  $113,007,861   $71,699,059   $70,694,035
      Investment certificates
       issued                       8,187,305     8,136,971     5,802,469     5,692,317


                                   F-19                         Page 111 of 233


      Accrued interest
       payable                      1,012,193     1,012,193       656,080       656,080



















                                   F-20                         Page 112 of 233

                                ADDITIONAL INFORMATION














                                   F-21                         Page 113 of 233

             INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION



Board of Trustees
Investors Real Estate Trust
  and Subsidiaries
Minot, North Dakota


Our report on our audit of the basic consolidated financial statements of Investors Real Estate Trust and Subsidiaries for the years ended April 30, 1997, 1996 and 1995, appears on page 1. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages 19 through 35 related to the 1997, 1996 and 1995 consolidated financial statements is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information, except for information on page 35 that is marked "unaudited" on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements for the years ended April 30, 1997, 1996 and 1995, taken as a whole.

We also have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 1994, and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years ended April 30, 1994 and 1993, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page 30 relating to the 1994 and 1993 consolidated financial statements is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.


BRADY, MARTZ & ASSOCIATES, P.C.

May 23, 1997




                                   F-22                         Page 114 of 233

                             INVESTORS REAL ESTATE TRUST
                                   AND SUBSIDIARIES
                               APRIL 30, 1997 AND 1996


Schedule I
MARKETABLE SECURITIES



                            April 30, 1997             April 30, 1996
                            --------------             --------------

                     Principal                     Principal
                      Amount        Market           Amount        Market
                      ------        ------           ------        ------

GNMA Pools         $  4,055,459   $  3,889,428   $  4,411,857   $  4,282,445
                   ------------   ------------   -----------    ------------
                   ------------   ------------   -----------    ------------

                       Cost         Market          Cost           Market
                       ----         ------          ----           ------
Equity shares in
  other REIT'S     $    596,961   $    683,466   $         -    $          -
                   ------------   ------------   -----------    ------------
                   ------------   ------------   -----------    ------------










                                   F-23                         Page 115 of 233

                             INVESTORS REAL ESTATE TRUST
                                   AND SUBSIDIARIES
                               APRIL 30, 1997 AND 1996


Schedule IV
NONCURRENT INDEBTEDNESS OF RELATED PARTIES


MORTGAGE LOANS RECEIVABLE

                               Beginning                                   Ending
                                Balance      Additions     Deductions      Balance
                                -------      ---------     ----------      -------
Year ended April 30, 1996

  Chateau Properties, Ltd    $  1,331,175   $         -   $  1,331,175   $          -
  Investors Management
   and Marketing                  118,137             -        118,137              -
                             ------------   -----------   ------------   ------------
                             $  1,449,312   $             $  1,449,312   $          -
                             ------------   -----------   ------------   ------------
                             ------------   -----------   ------------   ------------


There were no balances outstanding during the year ended April 30, 1997.











                                   F-24                         Page 116 of 233

                             INVESTORS REAL ESTATE TRUST
                                   AND SUBSIDIARIES
                  FOR THE YEARS ENDED APRIL 30, 1997, 1996 AND 1995


Schedule X
SUPPLEMENTAL INCOME STATEMENT INFORMATION


                                            CHARGED TO COSTS AND EXPENSES
                                            -----------------------------
                                        1997            1996           1995
                                        ----            ----           ----
ITEM
----
  Maintenance and repairs          $  1,812,496    $  1,702,365    $  1,338,236
  Taxes, other than payroll and
   income taxes
   Property taxes                     2,515,631       1,873,720       1,078,712
  Royalties                                *               *               *
  Advertising costs                        *               *               *


  * Less than 1 percent of total revenues














                                   F-25                         Page 117 of 233

                             INVESTORS REAL ESTATE TRUST
                                   AND SUBSIDIARIES
                                    APRIL 30, 1997

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

                                                                            COST CAPITALIZATION SUBSEQUENT
                                           INITIAL COST TO TRUST                    TO ACQUISITION
                                ------------------------------------------  ------------------------------
                                                               BUILDING &                      CARRYING
                                ENCUMBRANCES       LAND       IMPROVEMENTS    IMPROVEMENTS      COSTS
                                ------------   ------------   ------------    ------------    ----------
APARTMENTS
1112 32nd Ave. SW               $    395,737   $     50,000   $    543,147     $    1,950     $        0
1305 Birch St., Marshall, MN         116,968         35,000        275,000         92,791              0
177 10th Ave E, Dickinson            230,341         40,000        318,109         13,868              0
312 12th Ave NW, Mandan, ND           29,892         20,000        236,750          5,062              0
405 Grant Ave, Harvey, ND                  0         13,584        157,211         47,404              0
4301-4313 9th Ave SW, Fargo          506,456         52,870        908,727         45,282              0
Beulah Condos, ND                          0          6,360        336,589         85,686              0
Bison Properties                     114,153        100,210      1,348,127        131,288              0
Candlelight Apts, Fargo, ND          519,133         80,040        757,977         12,306              0
Century Apts, Dickinson            1,559,661        100,000      1,564,598        152,344              0
Century Apts, Williston, ND        2,640,305        200,000      3,166,750        293,732              0
Circle Fifty, Billings, MT                 0        491,247      1,456,757              0         63,098
Colton Heights Properties            361,356         80,000        734,286          2,754              0
Columbia Park Phase II, GF                 0        661,855         14,981              0              0
Cottonwood Lake, Bismarck                  0      1,055,862                             0              0
Crestview Apts, Bismarck           2,748,588        235,000      4,290,031        118,170              0
Eastgate Properties                        0         23,917      1,490,181        231,974              0
Forest Park Estates, G Forks       4,127,732        810,000      5,579,164        394,384              0
Hill Park Properties               1,437,430        224,750      2,562,296         36,302              0
Jenner Prop. - UPREIT                      0                         5,400              0              0
Legacy Apts, Grand Forks           3,986,207        700,000      6,021,189         47,636        177,986
Miramont Apts, Ft. Collins, CO    11,566,494      1,470,000     12,765,460              0              0
Neighborhood Apt, Co Springs, CO   7,501,027      1,033,592      9,811,600          4,369              0
North Pointe 49, Bismarck          1,345,937        143,500      2,120,413          9,161        123,687
Oak Manor Apts, Dickinson            234,590         25,000        225,000         40,726              0
Oakwood Estates, S Falls, SD       2,200,254        342,800      2,783,950        275,469              0
Oxbow 120 Units, Sioux Falls       3,486,180        404,072      4,494,441         55,940              0
Park Meadows, Waite Park, MN       8,025,780      1,143,450      9,099,297              0              0
Park Place, Waseca, MN                     0         40,000        634,737        136,083              0
Parkway Apts, Beulah, ND                   0          7,000         40,738         45,992              0
Pine Cone Apts, Ft. Collins       10,591,870        904,545     12,167,093          7,946              0
Pointe West Apts, Minot            2,284,864        240,000      3,537,775         46,620              0
Prairie Winds Apts, S Falls        1,363,526        144,097      1,816,011          8,169              0
Rocky Meadows 96, Billings         2,950,765        655,985      5,588,113         34,518        103,378
Rosewood/Oakwood, S Falls          1,306,291        200,000      1,738,245              0              0
Scottsbluff, NE                            0         60,000        570,000         77,592              0
South Pointe Phase I, Minot        2,711,007        275,000      4,252,511         17,098        279,140
South Pointe Phase II, Minot       2,937,082        275,000      4,898,464         17,099        123,732
Southview Apts, Minot                      0        185,000        468,585         15,164              0
Southwind Apts, Grand Forks        3,589,435        400,000      5,033,683         96,531              0
Sweetwater Properties                224,267         90,767      1,208,847        281,152              0
Virginia Apts, Minot                       0         37,600        163,036         18,729              0
West Stonehill, St Cloud, MN       8,119,358        939,000     10,167,355        123,274              0
Woodridge Apts, Rochester          4,379,282        370,000      6,028,096              0              0
                                ------------   ------------   ------------     ----------     ----------
                                $ 93,591,968   $ 14,367,103   $131,380,720     $3,024,569     $  871,021
                                ------------   ------------   ------------     ----------     ----------
                                ------------   ------------   ------------     ----------     ----------

                                       F-26                  Page 118 of 233

SCHEDULE XI
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)

                                                                            COST CAPITALIZATION SUBSEQUENT
                                           INITIAL COST TO TRUST                    TO ACQUISITION
                                ------------------------------------------  ------------------------------
                                                               BUILDING &                      CARRYING
                                ENCUMBRANCES       LAND       IMPROVEMENTS    IMPROVEMENTS      COSTS
                                ------------   ------------   ------------    ------------    ----------
OFFICE BUILDINGS
1st Avenue Building             $          0   $     30,000   $    219,496     $  546,452     $        0
401 South Main                             0         70,600        334,308         70,341              0
408 1st Street SE, Minot                   0         10,000         34,836          2,037              0
Creekside Office Bldg, Billings      912,165        311,310      1,088,149        199,871              0
Lester Chiropractic Clinic                 0         25,000        243,917              0              0
Walters 214 So. Main, Minot           10,086         27,055         76,076          7,918              0
                                ------------   ------------   ------------     ----------     ----------
                                $    922,251   $    473,965   $  1,996,782     $  826,619             $0
                                ------------   ------------   ------------     ----------     ----------

COMMERCIAL
Arrowhead Shopping Center       $          0   $    100,359   $  1,063,925     $1,273,998             $0
Barnes & Noble, Fargo              2,229,880        540,000      2,752,012              0              0
Barnes & Noble, Omaha, NE          2,415,703        600,000      3,099,101              0              0
Carmike Theatre, Grand Forks       1,676,716        183,515      2,292,653          2,501         67,068
Computer City, Kentwood, MI        1,534,724        225,000      1,888,574              0              0
Edgewood Vista, Missoula, MT         647,500        108,900        853,528              0              0
Hutchinson Tech, S Falls, SD       2,349,413        244,800      4,029,426        154,800              0
Lindberg Bldg, Eden Prairie          813,700        198,000      1,154,404        103,385              0
Minot Plaza, Minot, ND                     0         50,000        452,898          2,339              0
Pet Food Warehouse, Fargo            802,327        324,148        900,325         27,216         27,245
Pioneer Seed, Moorhead, MN           326,808         56,925        548,075         48,876              0
Retail Warehouse, Boise, ID        3,577,824        765,000      4,874,576              0              0
Stone Container, Fargo             3,153,155        440,251      4,409,079         59,999         89,156
Superpumper, Bottineau, ND                 0         15,000        186,013        100,000              0
Superpumper, Crookston, MN                 0         13,125        214,513        201,500              0
Superpumper, Emerado, ND                   0         25,000        225,564         46,500              0
Superpumper, Grand Forks, ND               0         80,000        405,007              0              0
Superpumper, Langdon, ND                   0         59,674        151,500         28,038              0
Superpumper, New Town, ND                  0         69,900        180,100              0              0
Superpumper, Sidney, MT                    0         12,000        108,600              0              0
Wedgewood, Sweetwater, GA          1,566,720        334,346      2,475,654              0              0
                                ------------   ------------   ------------     ----------     ----------
                                $ 21,094,470   $  4,445,943   $ 32,265,167     $2,049,151       $183,469
                                ------------   ------------   ------------     ----------     ----------
TOTALS                          $115,608,689   $ 19,287,011   $165,642,669     $5,900,339     $1,054,490
                                ------------   ------------   ------------     ----------     ----------
                                ------------   ------------   ------------     ----------     ----------

                                       F-27                  Page 119 of 233

                                                                                                       LIFE ON WHICH
                                                 BUILDINGS                                             LATEST INCOME
                                                    AND                       ACCUMULATED      DATE      STATEMENT
                                    LAND       IMPROVEMENTS      TOTAL        DEPRECIATION   ACQUIRED   IS COMPUTED
                                ------------   ------------   ------------    ------------   --------  -------------
APARTMENTS
1112 32nd Ave. SW               $     50,000   $    545,100   $    595,100    $    20,412      1996     12-40 years
1305 Birch St., Marshall, MN          35,360        367,431        402,791         67,353      1988     12-40 years
177 10th Ave E, Dickinson             40,278        331,699        371,977         60,338      1989     12-40 years
312 12th Ave NW, Mandan, ND           20,000        241,812        261,812         44,521      1989     12-40 years
405 Grant Ave, Harvey, ND             14,674        203,525        218,199         26,092      1991     12-40 years
4301-4313 9th Ave SW, Fargo           68,868        938,011      1,006,879        203,842      1988     12-40 years
Beulah Condos, ND                     78,339        350,296        428,635        291,695      1983     12-40 years
Bison Properties                     100,210      1,479,416      1,579,626      1,076,049      1972     25-40 years
Candlelight Apts, Fargo, ND           80,040        770,283        850,323         85,625      1993     12-40 years
Century Apts, Dickinson              126,738      1,690,204      1,816,942        497,446      1986     12-40 years
Century Apts, Williston, ND          274,971      3,385,511      3,660,482      1,059,727      1986     12-40 years
Circle Fifty, Billings, MT           491,247      1,519,855      2,011,102              0      1996        40 years
Colton Heights Properties             80,095        736,945        817,040        320,817      1984     33-40 years
Columbia Park Phase II, GF           676,836              0        676,836              0      1996        40 years
Cottonwood Lake, Bismarck          1,055,862              0      1,055,862              0      1997        40 years
Crestview Apts, Bismarck             235,000      4,408,201      4,643,201        378,360      1994     12-40 years
Eastgate Properties                   28,639      1,717,433      1,746,072      1,265,208      1970     33-40 years
Forest Park Estates, G Forks         811,954      5,971,595      6,783,548        644,490      1993     12-40 years
Hill Park Properties                 245,653      2,577,695      2,823,348      1,055,567      1985     33-40 years
Jenner Prop. - UPREIT                      0          5,400          5,400              0      1996        40 years
Legacy Apts, Grand Forks             700,000      6,246,811      6,946,811         78,276      1996        40 years
Miramont Apts, Ft. Collins, CO     1,470,000     12,765,460     14,235,460        159,568      1996        40 years
Neighborhood Apt, Co Springs, CO   1,033,592      9,815,969     10,849,561        122,700      1996        40 years
North Pointe 49, Bismarck            143,500      2,253,261      2,396,761         82,734      1995     12-40 years
Oak Manor Apts, Dickinson             29,012        261,714        290,726         47,606      1989     12-40 years
Oakwood Estates, S Falls, SD         342,800      3,059,419      3,402,219        329,988      1993     12-40 years
Oxbow 120 Units, Sioux Falls         404,072      4,550,381      4,954,453        282,784      1994     12-40 years
Park Meadows, Waite Park, MN       1,143,450      9,099,297     10,242,747        113,741      1997        40 years
Park Place, Waseca, MN                40,000        770,820        810,820        268,803      1988     12-40 years
Parkway Apts, Beulah, ND              11,816         81,914         93,730         10,673      1988     12-40 years
Pine Cone Apts, Ft. Collins          904,545     12,175,039     13,079,584        608,454      1994        40 years
Pointe West Apts, Minot              240,000      3,584,395      3,824,395        311,075      1994     12-40 years
Prairie Winds Apts, S Falls          144,097      1,824,179      1,968,277        204,428      1993     12-40 years
Rocky Meadows 96, Billings           655,984      5,726,009      6,381,994         71,575      1996        40 years
Rosewood/Oakwood, S Falls            200,000      1,738,246      1,938,246         21,728      1996        40 years
Scottsbluff, NE                       60,000        647,592        707,592        134,553      1988        40 years
South Pointe Phase I, Minot          275,000      4,548,749      4,823,749        166,362      1995     12-40 years
South Pointe Phase II, Minot         275,000      5,039,295      5,314,295         62,991      1996        40 years
Southview Apts, Minot                185,000        483,749        668,749         31,818      1994     12-40 years
Southwind Apts, Grand Forks          409,892      5,120,322      5,530,214        190,097      1996     12-40 years
Sweetwater Properties                 94,270      1,486,496      1,580,766        931,837      1972     33-40 years
Virginia Apts, Minot                  37,600        181,765        219,365         58,191      1987     12-40 years
West Stonehill, St Cloud, MN         939,000     10,290,629     11,229,629        382,817      1995        40 years
Woodridge Apts, Rochester            370,000      6,028,095      6,398,095         75,351      1996        40 years
                                ------------   ------------   ------------    -----------
                                $ 14,623,394   $135,020,019   $149,643,413    $11,845,692
                                ------------   ------------   ------------    -----------

                                       F-28                  Page 120 of 233

SCHEDULE XI (CONTINUED)

                                                 BUILDINGS                                             LATEST INCOME
                                                    AND                       ACCUMULATED      DATE      STATEMENT
                                    LAND       IMPROVEMENTS      TOTAL        DEPRECIATION   ACQUIRED   IS COMPUTED
                                ------------   ------------   ------------    ------------   --------  -------------
OFFICE BUILDINGS
1st Avenue Building             $     67,710   $    728,238   $    795,948    $   296,575      1981     20-40 years
401 South Main, Minot                 70,722        404,527        475,249        114,020      1987     12-40 years
408 1st Street SE, Minot              10,016         36,858         46,873         20,140      1986     12-40 years
Creekside Office Bldg, Billings      311,310      1,288,020      1,599,330        162,195      1992        40 years
Lester Chiropractic Clinic            25,000        243,916        268,917         52,010      1988        40 years
Walters 214 So Main, Minot            27,829         83,220        111,049         72,240      1978     12-40 years
                                ------------   ------------   ------------    -----------
                                $    512,587   $  2,784,779   $  3,297,366    $   717,180
                                ------------   ------------   ------------    -----------

COMMERCIAL
Arrowhead Shopping Center       $    100,411   $  2,337,870   $  2,438,282    $ 2,067,593      1973   15 1/2-40 years
Barnes & Noble, Fargo                540,000      2,752,012      3,292,012        172,001      1994        40 years
Barnes & Noble, Omaha, NE            600,000      3,099,101      3,699,101        116,216      1995        40 years
Carmike Theatre, Grand Forks         183,516      2,362,221      2,545,737        147,576      1994        40 years
Computer City, Kentwood, MI          225,000      1,888,574      2,113,574         23,607      1996        40 years
Edgewood vista, Missoula, MT         108,900        853,528        962,428         10,669      1997        40 years
Hutchinson Tech, S Falls, SD         244,800      4,184,226      4,429,026        463,012      1993        40 years
Lindberg Bldg, Eden Prairie          198,000      1,257,789      1,455,789        163,558      1992        40 years
Minot Plaza, Minot, ND                50,000        455,237        505,237         50,980      1993        40 years
Pet Food Warehouse, Fargo            324,148        954,786      1,278,934         58,940      1994        40 years
Pioneer Seed, Moorhead, MN            56,925        596,951        653,876         77,259      1992        40 years
Retail Warehouse, Boise, ID          765,000      4,874,576      5,639,576        426,525      1994        40 years
Stone Container, Fargo               440,251      4,558,235      4,998,485        168,319      1995        40 years
Superpumper, Bottineau, ND            15,000        286,013        301,013         50,421      1989        40 years
Superpumper, Crookston, MN            13,125        415,652        428,777         69,465      1988        40 years
Superpumper, Emerado, ND              25,000        272,064        297,064        134,362      1986     19-40 years
Superpumper, Grand Forks, ND          80,000        405,007        485,007         65,814      1991        40 years
Superpumper, Langdon, ND              59,674        179,538        239,212         51,040      1987   31 1/2-40 years
Superpumper, New Town, ND             69,900        180,100        250,000         24,764      1992        40 years
Superpumper, Sidney, MT               12,000        108,600        120,600         12,217      1993        40 years
Wedgewood, Sweetwater, GA            334,346      2,475,654      2,810,000         30,946      1996        40 years
                                ------------   ------------   ------------    -----------
                                $  4,445,996   $ 34,497,734   $ 38,943,730    $ 4,385,284
                                ------------   ------------   ------------    -----------
TOTALS                          $ 19,581,977   $172,298,162   $191,884,509    $16,948,156
                                ------------   ------------   ------------    -----------
                                ------------   ------------   ------------    -----------

                                       F-29                  Page 121 of 233

                          INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES


SCHEDULE XI (CONTINUED)


Reconciliations of total real estate carrying value for the three years ended April 30, 1997, 1996 and 1995 are as follows:



                                       1997           1996          1995
                                   ------------   ------------   -----------
Balance at beginning of year       $131,447,734   $ 90,892,662   $63,861,793
Additions during year
    - acquisitions                   59,377,674     40,660,975    27,371,289
    - improvements                    1,463,878        635,791       344,255
                                   ------------   ------------   -----------
                                   $192,289,286   $132,189,428   $91,577,337
Deductions during year
    - cost of real estate sold         (404,777)      (741,694)     (684,675)
                                   ------------   ------------   -----------
Balance at close of year           $191,884,509   $131,447,734   $90,892,662
                                   ------------   ------------   -----------
                                   ------------   ------------   -----------


Reconciliations of accumulated depreciation for the three years ended April 30, 1997, 1996 and 1995 are as follows:

                                        1997         1996           1995
                                    -----------   -----------    -----------
Balance at beginning of year        $13,551,571   $11,732,655    $10,097,374
Additions during year
    - provisions for depreciation     3,584,591     2,261,724      1,767,294
Deduction during year
    - accumulated depreciation
        on real estate sold            (188,006)     (442,808)      (132,013)
                                    -----------   -----------    -----------
Balance at close of year            $16,948,156   $13,551,571    $11,732,655
                                    -----------   -----------    -----------
                                    -----------   -----------    -----------




                                      F-30                     Page 122 of 233

                           INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                                  APRIL 30, 1996


SCHEDULE XII
INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

                                                Final     Periodic                     Carrying    Delinquent
                                Interest       Maturity    Payment   Face Amount      Amount of     Principal
                                  Rate           Date       Terms    of Mortgage       Mortgage    or Interest
                                --------      ---------   --------   -----------      ---------    -----------
RESIDENTIAL
  Billings, MT - 144 units           9%         9-1-98    Monthly -  $1,500,000     $  193,657       $      -
  Higley Heights, Phoenix, AZ        8%        3-31-04    Monthly -     809,786        669,048              -

  Sweetwater Springs                                      Balloon
    Retirement Center                9%         7-1-97    Payment -   1,540,239        983,737              -
  Melanie Bentsinger                 8%         6-1-25    Monthly -     217,761        214,162              -
  Rolland Hausman                    9%         2-1-16    Monthly -     315,659        308,710              -
  Other - over $100,000           9-12%       5-1-97 to
                                                8-1-07    Monthly -   2,336,446        439,993        102,696
    - from $50,000 - 99,999         14%        5-31-97    Monthly -   1,550,000         78,471              -
    - from $20,000 - 49,999        8-9%       9-1-97 to
                                                5-1-00    Monthly -   1,295,396        215,849              -
    - less than $20,000              7%         3-1-02    Monthly -      16,500          5,306              -
                                                                     ----------     ----------       --------
Total                                                                $9,581,787     $3,108,933       $102,696
                                                                     ----------                      --------
                                                                     ----------                      --------

Less - Unearned discounts                                                              (10,524)
     - Deferred gain from property dispositions                                        (18,713)
     - Allowance for loan losses                                                      (124,881)
                                                                                    ----------
                                                                                    $2,954,815
                                                                                    ----------
                                                                                    ----------




                                      F-31                    Page 123 of 233

                                                  1997            1996
                                               -----------    -----------
MORTGAGE LOANS RECEIVABLE,
  BEGINNING OF YEAR                            $ 4,932,138    $ 5,815,772

 New participations in and
  advances on mortgage loans                     2,835,212      1,790,070
                                               -----------    -----------
                                               $ 7,767,350    $ 7,605,842
Collections                                     (4,516,202)    (2,647,434)
Write-off through allowance                       (142,215)       (26,270)
                                               -----------    -----------

MORTGAGE LOANS RECEIVABLE,
  END OF YEAR                                  $ 3,108,933    $ 4,932,138
                                               -----------    -----------
                                               -----------    -----------





                                     F-32                      Page 124 of 233

                          INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA

                                                                        YEAR ENDED APRIL 30
                                                                        -------------------
                                                  1997           1996           1995           1994          1993
                                              ------------   ------------   -----------    -----------    -----------
Consolidated Income Statement Data
  Revenue                                     $ 23,833,982   $ 18,659,665   $13,801,123    $11,583,008    $ 8,048,916
  Operating income                               3,499,443      3,617,807     3,560,318      3,135,426      2,222,313
  Gain on repossession/
    sale of investments                            398,424        994,163       407,512         64,962        145,165
  Minority interest of
    portion of operating
    partnership income                                 (18)          -             -              -              -
  Net income                                     3,897,849      4,611,970     3,967,830      3,200,388      2,367,478


Consolidated Balance Sheet Data
  Total real estate
    investments                               $177,891,168   $122,377,909   $84,005,635    $63,972,042    $49,492,380
  Total assets                                 186,993,943    131,355,638    94,616,744     72,391,548     54,248,011
  Shareholders' equity                          59,997,619     50,711,920    37,835,654     29,997,189     23,347,449

Consolidated Per Share Data
  Operating income                                    $.25           $.30          $.34           $.35           $.28
  Gain on sale of
    investments                                        .03            .08           .04            .01            .01
  Dividends                                            .39            .37           .34            .33            .31
Tax status of dividend
  Capital gain                                        21.0%           1.6%         11.0%           7.4%           4.1%
  Ordinary income                                     79.0%          98.4%         89.0%          92.6%          74.0%
  Return of capital                                    0.0%           0.0%          0.0%           0.0%          21.9%

                                     F-33                      Page 125 of 233

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                            APRIL 30, 1997, 1996 AND 1995



GAIN FROM PROPERTY DISPOSITIONS


                                                    Total
                                                   Original      Unrealized     Realized        Realized      Realized
Property                                             Gain          4/30/97       4/30/97         4/30/96       4/30/95
--------                                          ---------      ----------     --------        --------      --------
Brooklyn Addition *                               $ 25,000       $  3,000       $  1,000        $  1,000      $  1,000
1411 South 20th *                                   34,696            -              -             1,177         3,292
1302 South 19 1/2 *                                 87,669         15,713          6,732           6,215         5,739
600 Maple *                                         60,025            -              -            41,253           859
406 17th Street-Mandan *                           233,522            -          138,629           5,143         4,609
Chateau*                                           684,914            -              -           422,125         4,418
419 and 404-Minot                                   82,053            -              -               -          82,053
Yankton, SD                                        305,542            -              -               -         305,542
108 4th Avenue SE-Minot                            173,244            -              -           173,244           -
Mobridge, SD                                       293,035            -              -           293,035           -
Lantern Court                                       50,971            -              -            50,971           -
Hutchinson, MN                                     252,063            -          252,063             -             -
                                                                                --------
                                                                 $ 18,713       $398,424        $994,163      $407,512
                                                                 --------       --------        --------      --------
                                                                 --------       --------        --------      --------

     * THE GAIN FROM THE SALE OF THESE PROPERTIES IS BEING REALIZED BASED ON THE INSTALLMENT METHOD. THE AMOUNT OF DEFERRED GAIN REALIZED WAS $146,361, $476,913 AND $19,917 FOR THE YEARS ENDED APRIL 30, 1997, 1996 AND 1995, RESPECTIVELY.





                                     F-34                        Page 126 of 223

                             INVESTORS REAL ESTATE TRUST
                                   AND SUBSIDIARIES
                                    APRIL 30, 1997

MORTGAGE LOANS PAYABLE

                                                             Final          Periodic                    Carrying       Delinquent
                                               Interest     Maturity         Payment    Face Amount     Amount of       Principal
                                                 Rate         Date            Terms     of Mortgage     Mortgage       or Interest
                                               --------    ----------       --------   ------------   ------------     -----------
1112 32nd Ave. SW, Minot, ND                     8.50%     07/20/2010        Monthly   $    425,000   $    395,737       $      0
177 10th Ave. E, Dickinson, ND                  8.375%     11/01/2018        Monthly        250,963        230,341              0
214 South Main                                   9.00%       05/01/98        Monthly         45,000         10,086              0
4301 9th Ave, Sunchase I                         8.65%     09/01/2002        Monthly        364,765        187,090              0
4313 9th Ave, Sunchase II                       8.069%     02/01/2014        Monthly        370,000        319,365              0
Barnes & Noble Stores                            7.98%     11/01/2010        Monthly      4,900,000      4,645,582              0
Candlelight Apts                                 8.50%       12/01/99        Monthly        578,000        519,133              0
Carmike - Grand Forks                            8.65%     06/05/2014        Monthly      1,750,000      1,676,716              0
Century Apts - Dickinson                       7.9125%     03/01/2006        Monthly      1,595,000      1,559,661              0
Century Apts - Williston                       7.9125%     03/01/2006        Monthly      2,700,000      2,640,305              0
Creekside - Billings                             8.35%     05/01/2013        Monthly      1,023,750        912,165              0
Crestview Apts - Bismarck                        8.38%     01/01/2004        Monthly      3,150,000      2,748,588              0
Computer City                                    7.75%     02/01/2001        Monthly      1,565,361      1,534,724              0
Edgewood Vista - Missoula                        9.75%      4/15/2012        Monthly        647,500        647,500              0
Fairfield - Marshall                             9.00%       01/01/98        Monthly        275,000        116,968              0
Forest Park Estates IDS                         7.625%     05/01/2003        Monthly      4,500,000      4,127,732              0
Hutchinson Technology                            8.75%     08/01/2008        Monthly      2,800,000      2,349,413              0
Legacy Apts - Grand Forks                       7.773%     01/01/2004        Monthly      4,000,000      3,986,207              0
Lindberg Bldg, Eden Prairie                      8.75%     12/01/2008        Monthly        950,000        813,700              0
Mandan Apts - 312 12th                           8.75%       08/01/99        Monthly        134,767         29,892              0
Miramont Apts                                    8.25%     08/01/2036        Monthly     11,582,472     11,566,494              0
Neighborhood Apts - Rochester                    7.98%     12/20/2006        Monthly      7,525,000      7,501,027              0
North Pointe - Bismarck 49                       8.05%     08/01/2015        Monthly      1,400,000      1,345,937              0
Oak Manor Apts 27 Plex-Dickinson                 8.75%       02/01/99        Monthly        250,000        234,590              0
Oakwood Estates Sioux Falls                    7.9125%     03/01/2006        Monthly      2,250,000      2,200,254              0
Oxbow Sioux Falls                              7.9125%     03/01/2006        Monthly      3,565,000      3,486,180              0
Park Meadows Phase I                             8.25%     01/10/2007        Monthly      2,600,000      2,586,527              0
Park Meadows Phase II                          7.8990%     01/10/2007        Monthly      2,214,851      2,204,254              0
Park Meadows Phase III                           3.84%     30 yr bond        Monthly      3,235,000      3,235,000              0
Pet Food Warehouse                               8.50%     12/01/2010        Monthly        840,000        802,327              0
Pinecone Ft Collins                             7.125%     12/01/2034        Monthly     10,685,215     10,591,870              0
Pioneer Building - Fargo                        8.375%     12/01/2006        Monthly        425,000        326,808              0
Pointe West Apts                                 8.34%     01/01/2004        Monthly      2,625,000      2,284,864              0
Prairie Winds Apts - Sioux Falls                 7.76%     05/01/2018        Monthly      1,470,000      1,363,526              0
Rocky Meadows - Billings                         8.00%     08/01/2016        Monthly      3,000,000      2,950,765              0
RoseWood Ct - Sioux Falls                        7.60%       09/01/96        Monthly      1,323,000      1,306,291              0
Smith's Home Furnishings                         9.75%     03/29/2003        Monthly      3,750,000      3,577,824              0
South Pointe - Phase II                          8.58%     06/05/2016        Monthly      3,000,000      2,937,082              0
South Pointe - Minot 98                          8.14%     09/01/2015        Monthly      2,800,000      2,711,007              0
Southwind Apts                                   8.74%     04/28/2010        Monthly      3,780,000      3,589,435              0
Stone Container                                  8.25%     12/01/2010        Monthly      3,300,000      3,153,155              0
Wedgewood Retirement                             8.38%     04/23/2017        Monthly      1,566,720      1,566,720              0
West Stonehill                                   9.21%       02/01/98        Monthly      8,232,569      8,119,358              0
Woodridge - Rochester                            7.85%     12/01/2016        Monthly      4,410,000      4,379,282              0
Colton Heights                                   8.75%     06/01/2007        Monthly        730,000        361,356              0
Colton Heights                                   9.00%       09/01/97        Monthly        437,232         25,689              0
Grafton 24 Plex                                  9.75%     03/20/2003        Monthly        270,000         94,874              0
Grafton 18 Plex                                  9.75%     03/20/2003        Monthly        198,000        129,393              0
Hill Park Properties                           7.9125%     03/01/2006        Monthly      1,470,000      1,437,430              0
Jamestown 610                                   10.00%       06/01/99        Monthly        250,000         53,757              0
Jamestown 611                                   10.00%     01/01/2000        Monthly        230,000         60,396              0
Melton/Olson/Thompson                            8.50%       12/01/98        Monthly        400,000         57,302              0
1516 N Bismarck                                  8.00%       08/01/99        Monthly        246,000         43,266              0
                                                                                       ------------   ------------             --
                                                                                       $122,086,165   $115,734,946             $0
                                                                                       ------------   ------------             --
                                                                                       ------------   ------------             --

                                     F-35                        Page 127 of 223

                          INVESTORS REAL ESTATE TRUST
                                AND SUBSIDIARIES
                                 APRIL 30, 1997


Acquisitions for cash and assumptions of mortgages

Commercial:
    Computer City, Kentwood, MI                                $ 2,113,574
    Edgewood Vista, Missoula, MT                                   962,428
    Wedgewood Retirement Inns, Sweetwater, GA                    2,810,000
                                                               -----------
                                                               $ 5,886,002
                                                               -----------
                                                               -----------


Apartments:
    Circle 50, Billings, MT *                                  $ 1,519,855
    South Pointe II, Minot, ND **                                1,024,234
    Rosewood Court, Sioux Falls, SD                              1,938,245
    Columbia Park Phase I, Grand Forks, ND **                    3,573,057
    Rocky Meadows, Billings, MT **                               2,654,554
    Miramont Apts, Fort Collins, CO                             14,235,461
    Neighborhood Apts, Colorado Springs, CO                     10,849,561
    Woodridge Apts, Rochester, MN                                6,398,096
    Cottonwood Lake, Bismarck, ND *                              1,055,862
    Park Meadows Apts, St Cloud, MN                             10,242,747
                                                               -----------
                                                               $53,491,672
                                                               -----------

TOTAL                                                          $59,377,674
                                                               -----------
                                                               -----------


* Property not placed in service at April 30, 1997. Additional costs are still to be incurred.

** Represents costs to complete a project started in year ending April 30, 1996.


                                     F-36                        Page 128 of 223

                             INVESTORS REAL ESTATE TRUST
                                   AND SUBSIDIARIES
               QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

                                                            QUARTER ENDED
                                      --------------------------------------------------------
                                        7-31-96        10-31-96        1-31-97        4-30-97
                                      ----------      ----------     ----------     ----------
Revenues                              $4,966,475      $5,474,027     $6,383,030     $7,010,450
Income before gains on
  sale of investments                    978,107       1,048,154      1,027,117        446,065
Net gain on sale of investments          252,062           -            138,629          7,733
Minority interest of unitholders
  in operating partnership                 -               -              -                (18)
Net income                             1,230,169       1,048,154      1,165,746        453,780

Per share
  Income before gains on
    sale of investments                   .07             .08            .07            .03
  Net gain on sale of
    investments                           .02              -             .01             -

                                                           QUARTER ENDED
                                      --------------------------------------------------------
                                        7-31-95       10-31-95        1-31-96         4-30-96
                                      ----------      ----------     ----------     ----------
Revenues                              $3,782,061      $4,715,186     $5,104,409     $5,058,009
Income before gains on
  sale of investments                  1,009,468       1,058,136      1,082,506        467,697
Net gain on sale of investments           -               -             522,001        472,162
Net income                             1,009,468       1,058,136      1,604,507        939,859

Per share
  Income before gains on
    sale of investments                   .09            .09             .09            .04
  Net gain on sale of
    investments                            -              -              .04            .04

                                                            QUARTER ENDED
                                      --------------------------------------------------------
                                        7-31-94        10-31-94        1-31-95        4-30-95
                                      ----------      ----------     ----------     ----------
Revenues                              $3,247,910      $3,529,364     $3,492,941     $3,530,908
Income before gains on
  sale of investments                    794,755       1,066,229      1,014,011        685,323
Net gain on sale of investments            -             305,543          -            101,969
Net income                               794,755       1,371,772      1,014,011        787,292

Per share
  Income before gains on
    sale of investments                    .07            .10            .10            .07
  Net gain on sale of
    investments                             -             .03             -             .01

The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.


                                     F-37                       Page 129 of 233

                     "INVESTORS REAL ESTATE TRUST - CONSOLIDATED"
                                    BALANCE SHEET
                               AS OF SEPTEMBER 30, 1997

A S S E T S
CASH IN BANK                                    $705,078.82
PARTNERSHIP BANKS                                 $4,500.00
GNMA SECURITIES                               $3,878,816.56
REIT STOCK                                      $764,973.25
REAL ESTATE OWNED                           $209,381,684.91
REAL ESTATE CONTRACTS                         $1,873,764.65
CAPITALIZED LOAN COSTS                          $807,376.99
REAL ESTATE DEPOSITS                            $117,800.00
GENERAL PARTNERSHIPS                             $78,469.49
PREPAID INSURANCE                               $156,426.18
SALES PROCEED DEP/TAX DEFERRED                         $.00
T AND I ESCROW RE OWNED                       $1,230,058.14
T AND I ESCROW CONTRACTS                         $91,747.58
ACCOUNTS RECEIVABLE                             $221,736.03
                                             --------------
TOTAL ASSETS                                                     $219,312,44.60
                                                                 --------------
                                                                 --------------
L I A B I L I T I E S
REAL ESTATE MORTGAGES                       $120,419,703.87
CONTRACT MORTGAGES                            $2,164,359.64
ACCOUNTS PAYABLE                                 $66,418.48
COMMISSIONS PAYABLE                                    $.00
ACCRUED REAL ESTATE TAXES                     $1,911,286.91
INVESTMENT CERTIFICATES                       $9,585,566.77
CONTRACTS - ESCROW                               $69,868.30
NOTES PAYABLE                                   $261,733.50
ACCRUED INTEREST PAYABLE                        $787,500.00
ACCRUED INT PAYABLE-INV. CERTS                  $366,127.93
MINORITY INTEREST IRET PROP.                  $1,004,407.13
                                             --------------
TOTAL LIABILITIES                                                $136,636,972.53
                                                                 ---------------
                                                                 ---------------

R E S E R V E S
GAIN ON SALE OF INVESTMENT                       $18,712.58
DISCOUNT ON CONTRACTS                             $8,146.23
DEPRECIATION - BUILDINGS                     $18,722,740.57
ALLOWANCE FOR BAD DEBTS                         $124,880.95
UNREALIZED GAIN ON REIT STOCK                   $154,907.36
                                             --------------
TOTAL RESERVES                                                   $ 19,029,387.69
                                                                 ---------------
                                                                 ---------------
C A P I T A L   S H A R E S
ISSUED                                       $68,626,851.69
RETAINED EARNINGS                            ($6,689,229.29)


                                     F-38                       Page 130 of 233

NET PROFIT / (LOSS)                           $1,708,459.98
                                             --------------
TOTAL CAPITAL                                $63,646,082.38
                                             --------------

TOTAL LIAB/ RESERVES/ CAPITAL                                   $219,312,442.60
                                                                ---------------
                                                                ---------------








                                     F-39                       Page 131 of 233

                             INVESTORS REAL ESTATE TRUST

                                      UNAUDITED

                          CONSOLIDATED FINANCIAL STATEMENTS

                               FOR THE SIX-MONTH PERIOD

                                ENDED OCTOBER 31, 1997

The following Financial Statements have been prepared from the records of Investors Real Estate Trust and its six affiliated limited partnerships and have not been audited or reviewed by the Trust's independent certified public accountants. Accordingly, these statements are subject to adjustments upon audit, which audit will be conducted fro the Fiscal Year ending April 30, 1998. Reference is made to the footnotes to the Statements prepared by the Trust's auditors for the Fiscal Year ended April 30, 1997, contained in the Annual Report for Fiscal 1997. In the opinion of the Trust, there have been no developments requiring footnote disclosure for the periods covered by the Financial Statements et forth below that are not adequately disclosed in the footnotes to the April 30, 1997, statements.














                                     F-40                       Page 132 of 233

                             INVESTORS REAL ESTATE TRUST

BALANCE SHEETS
FOR THE PERIODS ENDED OCTOBER 31, 1997 AND 1996
(UNAUDITED)


ASSETS:                                          10-31-97         10-31-96
                                               ------------     ------------
    Cash                                       $  2,425,397     $  1,344,519
    Marketable Securities
       - GNMA's                                   3,862,957        4,157,371
       - Other REIT's (at cost)                     610,066          596,961
    Accounts Receivable                             262,972            -0-
    Tax & Insurance Escrow                        1,170,759        1,414,320
    Deferred Charges - Loan costs                   825,793          748,770
    Prepaid Insurance                               288,887          172,432
    Deposits on Real Estate                         842,442          320,000
    General Partnerships                             78,469           85,576
                                               ------------     ------------
                                               $ 10,367,742     $  8,839,949
                                               ------------     ------------
    Real Estate Investments
      Real Estate Owned                        $211,087,102     $147,288,224
      Less Accumulated Deprec.                  (19,121,467)     (14,773,341)
                                               ------------     ------------
    Net Real Estate Owned                       191,965,635      132,514,883
                                               ------------     ------------
    Real Estate Mortgages                         1,819,591        2,791,154
    Less Unearned Discounts                          (7,671)         (14,373)
    Less Deferred Gain from
      Property Dispositions                         (18,713)        (165,074)
    Less Reserve for Bad Debts                     (124,881)        (197,096)
                                               ------------     ------------
    Net Mortgages and Contracts                   1,668,326        2,414,610
Total Real Estate Investments                  $193,633,961     $134,929,494
                                               ------------     ------------
TOTAL ASSETS                                   $204,001,703     $143,769,442
                                               ------------     ------------
LIABILITIES:
    Accounts Payable &
      Other Liabilities                        $  2,509,671      $ 2,534,382
    Mortgages Payable                           122,303,008       79,214,615
    Investment Certificates Payable               9,966,593        6,991,458
    Due on Credit Lines                           3,245,837           -0-
                                               ------------     ------------
TOTAL LIABILITIES                               138,025,109     $ 88,740,456
                                               ------------     ------------
MINORITY INTEREST -
    IRET PROPERTIES                            $  1,240,368     $    -0-
                                                                ------------
SHAREHOLDERS' EQUITY
    Shares of Beneficial Interest
      Oustanding Shares of                       10-31-97         10-31-96
                                               ------------     ------------
      15,806,231 as of 10-31-97
      13,994,747 as of 10-31-96                $ 70,816,091     $ 70,816,091
    Undistributed Net Income                     (6,079,865)      (3,921,613)
                                               ------------     ------------
    Total Shareholders' Equity                 $ 64,736,226     $ 55,028,986
                                               ------------     ------------

TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                       $204,001,703     $143,769,442
                                               ------------     ------------
                                               ------------     ------------


                                     F-41                       Page 133 of 233

                               INVESTORS REAL ESTATE TRUST

STATEMENT OF OPERATIONS
FOR THE THREE- AND NINE-MONTH PERIODS ENDED JANUARY 31, 1996 AND 1995 (UNAUDITED)

                                  Three Months Ended              Six Months Ended
                                       October 31                     October 31
                               ------------------------------------------------------
                                   1997          1996           1997          1996
                               ------------------------------------------------------
OPERATING INCOME
  Real Estate Rentals          $ 7,827,686   $ 5,235,244    $14,834,983   $ 9,985,638
  Interest Income                  147,614       233,448        448,396       310,319
  MORTGAGE DISCOUNT & FEES          20,962         5,335         34,721         6,768
-------------------------------------------------------------------------------------
                               $ 7,996,262   $ 5,474,027    $15,180,023   $10,440,502
-------------------------------------------------------------------------------------
OPERATING EXPENSE
  Interest                     $ 2,530,549   $ 1,633,486    $ 4,972,337   $ 3,054,669
  Utilities & Maintenance        1,242,214       826,003      2,360,965     1,600,434
  Property Management              669,818       407,893      1,294,965       785,701
  Taxes & Insurance                868,863       638,858      1,669,749     1,191,608
  Advisory & Trustees Fees         162,729       138,104        313,377       267,321
  OPERATING EXPENSES                61,705        48,637        115,171        91,346
-------------------------------------------------------------------------------------
                               $ 5,535,878   $ 3,693,071    $10,726,564   $ 6,991,079
-------------------------------------------------------------------------------------
  MINORITY INTEREST                (13,140)                     (13,140)
-------------------------------------------------------------------------------------
OPERATING INCOME
  (Before Reserves)            $ 2,447,244   $ 1,780,956    $ 4,440,312   $ 3,449,423
DEPRECIATION/AMORTIZATION       (1,227,058)     (732,802)    (2,326,089)   (1,423,162)
-------------------------------------------------------------------------------------
OPERATING INCOME
  (After Reserves)             $ 1,220,186   $ 1,048,154    $ 2,114,223   $ 2,026,261
GAIN ON SALE OF
  INVESTMENTS                       83,579        (2,867)       122,648       252,062
-------------------------------------------------------------------------------------
NET TAXABLE INCOME             $ 1,303,765   $ 1,045,287    $ 2,236,871   $ 2,278,323
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
NET INCOME PER SHARE:
  Operating Income
    (after depreciation)               .08           .08            .14           .15
  Gain on Sale of Investments          .00             0            .01           .02
-------------------------------------------------------------------------------------
  Total Net Income/Share               .08           .09            .15           .17
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
DIVIDENDS PAID PER SHARE                           .0950         .20425         .1925
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Average Number of Shares
  Outstanding                   15,551,732    13,882,377     15,373,372    13,721,089
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

FUNDS FROM OPERATIONS*
  Net Taxable Income           $ 1,303,765   $ 1,045,287    $ 2,236,871   $ 2,278,323
  Adjustments
    +depreciation of real
       estate owned/
       amortization              1,227,058       732,802      2,326,089     1,423,162
    -gain (loss) on sale
       of investments               83,759         2,867       (122,648)     (252,062)
    -minority interest              13,140                      (13,147)
-------------------------------------------------------------------------------------
FUNDS FROM OPERATIONS*         $ 2,433,924   $ 1,780,956    $ 4,427,165   $ 3,449,423
  per share                            .16           .13            .28           .25
-------------------------------------------------------------------------------------

* "Funds from Operations" is defined as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt

                                    F-42                        Page 134 of 233
restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis.

























                                    F-43                        Page 135 of 233

                             INVESTORS REAL ESTATE TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE-MONTH PERIODS ENDED OCTOBER 31, 1997 AND 1996 (UNAUDITED)


                                                       1997           1996
                                                       ----           ----

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                       $  2,236,871   $  2,278,324
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation and amortization                     2,326,089      1,423,163
  Minority interest portion of operating
    partnership income                                   13,147              0
  Accretion of discount on contracts                     (2,853)             0
  Gain on Sale of Properties                           (122,648)      (252,062)
  Interest reinvested in investment certificates        105,312         61,471
Changes in other assets and liabilities:
  Increase (decrease) in real estate deposits           512,800        320,000
  (Increase) decrease in other assets                 (390,639)       (342,433)
  (Increase) decrease in tax and insurance escrow       79,710        (262,793)
  Increase in accounts payable and
    accrued expenses                                    408,304       (574,767)
-------------------------------------------------------------------------------
NET CASH PROVIDED FROM OPERATING ACTIVITIES        $  5,166,093   $  2,650,902
-------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturity of marketable
    securities held to maturity                    $    192,502   $    255,861
  Principal payments on mortgage loans
    receivable                                          512,439      1,419,511
  Proceeds from sale of property                        580,000        389,784
  Payments for acquisition and improvements
    of properties                                   (19,382,971)   (12,565,971)
  Purchase of marketable securities available
    for sale                                            (13,105)      (596,961)
  Investment in Mortgage loan receivable               (206,834)      (559,450)
-------------------------------------------------------------------------------
NET CASH USED FOR INVESTING ACTIVITIES             $(18,317,969)  $(11,657,226)
-------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sales of shares                    $  4,861,457   $  2,960,557
  Proceeds from investment certificates issued        2,026,839      1,639,602
  Proceeds from mortgages payable                     7,937,469      5,835,467
  Proceeds from short-term lines of credit            4,941,392        900,000
  Proceeds from sale of minority interest               122,050              0
  Repurchase of shares                               (1,193,635)             0
  Dividends paid                                     (1,076,596)      (934,150)
  Redemption of investment certificate                 (740,553)      (506,542)
  Principal payments on mortgage loans               (1,369,407)    (2,259,365)
  Payments on short-term lines of credit             (1,650,000)             0
-------------------------------------------------------------------------------
NET CASH PROVIDED FROM FINANCING ACTIVITIES        $ 13,859,016   $  7,635,569
-------------------------------------------------------------------------------
Net Increase (Decrease) in Cash                    $   (707,140)  $ (1,370,755)
-------------------------------------------------------------------------------
Cash at Beginning of Year                          $  1,718,257   $  2,715,274
-------------------------------------------------------------------------------
CASH AT END OF SECOND QUARTER                      $  2,425,397   $ 15,344,519
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                    F-44                        Page 136 of 233

                             INVESTORS REAL ESTATE TRUST

SUPPLEMENTARY SCHEDULE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES                   1996           1997
                                                   ------------   ------------

Dividends reinvested                               $  2,058,893   $  2,151,724

Real estate investment and mortgage loans
 receivable acquired through assumption of
 mortgage loans payable and accrual of costs          3,691,585      1,565,361
Mortgage loan receivable transferred to
 property owned                                       1,161,878      2,810,000
Proceeds from Sale of Properties deposited
 directly with escrow agent                                   0        455,329
Mortgages paid directly by owner of contract                  0              0
Interest reinvested directly in investment
 certificates                                           105,312         61,471

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:
 Interest paid on mortgage                         $  4,598,216   $  2,996,724
 Interest paid on margin account and other               16,121              0
 Interest paid on investment certificates               123,290         93,967
-------------------------------------------------------------------------------
TOTAL                                              $  4,737,627   $  3,090,691


















                                    F-45                        Page 137 of 233

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of the anticipated cost to the Trust in connection with the issuance and distribution of the securities to be registered.

Legal:                                              $25,000
Advertising, Printing & Promotion Expenses:     15,000 to 313,000
Accounting:                                           1,000
Registration Fees:                                   10,000
                                                    -------
                                               $52,000 to 349,000

ITEM 31.  SALES TO SPECIAL PARTIES

There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or any security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration, except as follows:

The Trust has a policy allowing its Trustees and employees of its Advisor - Odell-Wentz & Associates, L.L.C. - and their spouses to purchase its shares of beneficial interest at a price equal to the net price then received by IRET for its shares, after payment of the brokerage commission, when sold to the public. During the three-year period ended October 31, 1997, 546,404 shares were purchased by eligible individuals. No commissions or other discounts were paid or given in connection with such sales. The Trust claims exemption from the registration of said shares under Section 4(2) of the Securities Act of 1933.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

Until July 9, 1996, the shares of Beneficial Interest of IRET were sold in the over-the-counter market only within the State of North Dakota by Inland National Securities, Inc., 21 South Main, Minot, ND 58701, and Financial Advantage Brokerage Services, Inc., 17 South Main, Minot, ND 58701. Set forth below, by quarter-year, are the total number of IRET shares sold and repurchased and the high and low reported sales prices for the period beginning July 1, 1994:

                                         Shares Repurchased New Shares Sold
  Calendar                      No. of    From Shareholders     by IRET
    Year      Months         Shares Sold    Low     High      Low    High
    ----      ------         -----------    ---     ----      ---    ----
    1994   July-September      134,529      5.37    5.63      6.10   6.25
    1994   October-December    335,518      5.63    5.89      6.25   6.40
    1995   January-March       210,106      5.89    5.89      6.40   6.40
    1995   April-June          137,766      5.89    6.03      6.40   6.55
    1995   July-September      452,665      5.89    6.03      6.40   6.55
    1995   October-December    466,447      5.89    6.16      6.40   6.70
    1996   January-March       516,179      5.89    6.30      6.40   6.85
    1996   April-July 9        394,234      6.30    6.30      6.85   6.85

During said period, IRET shares were sold on the primary market only for cash to bonafide residents of the State of North Dakota by Inland National Securities, Inc., and Financial Advantage Brokerage Services, Inc., which are securities dealers registered with the State of North Dakota. IRET claims exemption from the registration of its shares of Beneficial Interest under the Securities Act of 1933 under Section 3(a)(11)

                                     136                       Page 138 of 233
of said Act. All of said securities were offered and sold only to persons resident within the State of North Dakota.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The governing provisions of the Trust provide nonliability of and indemnification to the Board of Trustees and officers except for willful misfeasance, bad faith, gross negligence, or any liability imposed by the Securities Act of 1933. The Trust currently provides no insurance coverage for the errors or omissions of Board members, officers or the Advisor.

The Advisor currently maintains no insurance coverage for its errors or omissions as Advisor to the Trust.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

No portion of the consideration to be received by the registrant for such shares is to be credited to an account other than the appropriate capital share account.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS

a) List of all financial statements filed as part of this registration statement

    Financial Statement Filed                  Included in Prospectus
    -------------------------                  ----------------------

Financial Statement by Investors Real    See F-1 through F-35
Estate Trust for the period ended
April 30, 1997, prepared by Brady
Martz & Associates, P.C., Certified
Public Accountants

Interim Financial Statement by
Investors Real Estate Trust for the
six-month period ended October 31,
1997 (unaudited)                         See F-35 through F-38

b)  Exhibit Index

    Description of Exhibit               Location in Form S-11 Filing
    ----------------------               ----------------------------
    (1)  Security Sales Agreement        Ex-1(i), Pages 123-126b

    (2)  Plan of acquisition,            Not Applicable
         reorganization, arrangement,
         liquidation or succession

    (3)  (i)  Restated Declaration of
              Trust dated October 24,
              1996                       Ex-3(i), Pages 132-161

         (ii) IRET Properties Partnership
              Agreement                  Ex-3(ii), Pages 161-197

    (4)  Instruments defining the        See #3
         rights of security holders,

                                     137                       Page 139 of 233
         including indentures

    (5)  Opinion re legality             Ex-5, Pages 127-128

    (6)  Opinion re discount on          Not Applicable
         capital shares

    (7)  Opinion re liquidation          Not Applicable
         preference

    (8)  Opinion re tax matters          Ex-8, Page 131

    (9)  Voting trust agreement          Not Applicable

    (10) Material Contracts              Advisory Agreement with
                                         the Registrant and
                                         Odell-Wentz &
                                         Associates, filed as
                                         Exhibit 10 to said Form
                                         10 and incorporated
                                         herein by reference
                                         (File No. 0-14851)

                                         Ex-10(i) Marketing Agreement
                                         Dated October 1, 1997

    (11) Statement re computation        Not Applicable
         of per share earnings

    (12) Statement re computation        Not Applicable
         of ratios

    (15) Letter re unaudited             Not Applicable
         interim financial information

    (16) Letter re change in             Not Applicable
         certifying accountant

    (21) Subsidiaries of the             List of affiliated
         Registrant                      partnerships filed as
                                         Item 7 of Form 10 filed
                                         for the Registrant
                                         (File No. 0-14851) and
                                         incorporated herein by
                                         reference

    (23) Consent of experts and counsel
         (i)  Pringle & Herigstad, P.C.  Ex-23(i), Page 129
         (ii) Brady Martz & Associates,  Ex-23(ii), Page 130
              P.C.

    (24) Power of Attorney               Not Applicable

    (25) Statement of eligibility        Not Applicable
         of trustee

                                     138                       Page 140 of 233

    (27) Financial Data Schedule         Ex-27, Page 122

    (99) Additional Exhibits             Ex-99, Page 114

                                 UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed

                                     139                       Page 141 of 233
to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota.


                                  INVESTORS REAL ESTATE TRUST


                                  BY
                                    -----------------------------------
                                    Timothy P. Mihalick
                                    Its Secretary










                                     140                       Page 142 of 233

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

        Signature                 Title                          Date
        ---------                 -----                          ----


                             Trustee and Chairman         November ____, 1997
-------------------------
Ralph A. Christensen


                             Trustee and Vice Chairman    November ____, 1997
-------------------------
Mike F. Dolan


                             Trustee                      November ____, 1997
-------------------------
Patrick G. Jones


                             Trustee                      November ____, 1997
-------------------------
J. Norman Ellison


                             Trustee                      November ____, 1997
-------------------------
Daniel L. Feist


                             Trustee                      November ____, 1997
-------------------------
Thomas A. Wentz, Jr.


                             Trustee                      November ____, 1997
-------------------------
Jeff Miller


                             Vice-President               November ____, 1997
-------------------------
Thomas A. Wentz


                             Secretary                    November ____, 1997
-------------------------
Timothy P. Mihalick


                             Trustee                      November ____, 1997
-------------------------
John D. Decker



                                     141                       Page 143 of 233

                              INDEX OF EXHIBITS

Description of Exhibit                    Location in Form S-11 Filing
----------------------                    ----------------------------
(1)  Security Sales Agreements            Ex-1(i), Pages 123-126b

(2)  Plan of acquisition,                 Not Applicable
     reorganization, arrangement,
     liquidation or succession

(3)  (i)  Restated Declaration of
          Trust dated October 24,
          1996                            Ex-3(i), Pages 132-161

     (ii) IRET Properties Partnership
          Agreement                       Ex-3(ii), Pages 161-197

(4)  Instruments defining the             See #3
     rights of security holders,
     including indentures

(5)  Opinion re legality                  Ex-5, Pages 127-128

(6)  Opinion re discount on               Not Applicable
     capital shares

(7)  Opinion re liquidation               Not Applicable
     preference

(8)  Opinion re tax matters               Ex-8, Page 131

(9)  Voting trust agreement               Not Applicable

(10) Material Contracts                   Advisory Agreement with
                                          the Registrant and
                                          Odell-Wentz &
                                          Associates, filed as
                                          Exhibit 10 to said Form
                                          10 and incorporated
                                          herein by reference
                                          (File No. 0-14851)

                                          Ex-10(1) Marketing Agreement,
                                          Page _____

(11) Statement re computation             Not Applicable
     of per share earnings

(12) Statement re computation             Not Applicable
     of ratios

(15) Letter re unaudited                  Not Applicable
     interim financial information

(16) Letter re change in                  Not Applicable
     certifying accountant

                                     142                       Page 144 of 233

(21) Subsidiaries of the                  List of affiliated
     Registrant                           partnerships filed as
                                          Item 7 of Form 10 filed
                                          for the Registrant
                                          (File No. 0-14851) and
                                          incorporated herein by
                                          reference

(23) Consent of experts and counsel
     (i)  Pringle & Herigstad, P.C.       Ex-23(i), Page 129
     (ii) Brady Martz & Associates,       Ex-23(ii), Page 130
          P.C.

(24) Power of Attorney                    Not Applicable

(25) Statement of eligibility             Not Applicable
     of trustee

(27) Financial Data Schedule              Ex-27, Page 122

(99) Additional Exhibits                  Ex-99, Page 114


                                     143                       Page 145 of 233